Exhibit 4.1

AMENDMENT No. 1, dated as of March 11, 2011 (this “Amendment”), to the Credit Agreement dated as of December 1, 2010, among HANGER ORTHOPEDIC GROUP, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”), BANK OF AMERICA, N.A., as Issuer and Swing Line Lender and the other parties thereto (as amended, restated, modified and supplemented from time to time, the “Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth herein;

WHEREAS, Section 11.01 of the Credit Agreement provides that the relevant Loan Parties and the Required Lenders may amend the Credit Agreement and the other Loan Documents for certain purposes including to permit additional extensions of credit to be included in the Credit Agreement;

WHEREAS, (i) each Amendment No. 1 Consenting Lender (as defined in Exhibit A) has agreed, on the terms and conditions set forth herein, to have up to all or a portion of its outstanding Term B Loans (as defined in Exhibit A), if any, converted into a like principal amount of a Term C Loan (as defined in Exhibit A) effective as of the Amendment No. 1 Effective Date (as defined below) and (ii) if not all outstanding Term B Loans are converted as described in clause (i), the Additional Term C Lender (as defined in Exhibit A) has agreed to make an Additional Term C Commitment (as defined in Exhibit A) in a principal amount equal to the principal amount of Term B Loans not converted into Term C Loans on the Amendment No. 1 Effective Date (as defined below), the proceeds of which shall be applied to repay in full such non-converted Term B Loans;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.               Amendment.  The Credit Agreement is, effective as of the Amendment No. 1 Effective Date (as defined below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

Section 2.               Representations and Warranties, No Default.  The Borrower hereby represents and warrants that as of the Amendment No. 1 Effective Date (as defined below), after giving effect to the amendments set forth in this Amendment, (i) no Default or Event of Default exists and is continuing and (ii) all representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof, as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date (provided that representations and warranties that are qualified by materiality are true and correct (after giving effect to any qualification thereof) in all respects on and as of the date hereof or as of the specifically referenced earlier date, as the case may be).

Section 3.               Effectiveness.  Section 1 of this Amendment shall become effective on the date (such date, if any, the “Amendment No. 1 Effective Date”) that the following conditions have been satisfied:

(i)         Consents.  The Administrative Agent shall have received executed signature pages hereto from Lenders constituting the Required Lenders and each Loan Party;

(ii)        Additional Joinder Agreement.  The Administrative Agent, the Borrower and the Additional Term C Lender (as defined in Exhibit A) shall have entered into the Additional Term C Joinder Agreement (as defined in Exhibit A);

(iii)       Fees.  The Administrative Agent shall have received all fees required to be paid, and all expenses required to be paid or reimbursed under Section 11.04(a) of the Credit Agreement for which invoices have been presented a reasonable period of time prior to the Amendment No. 1 Effective Date, in each case on or before the Amendment No. 1 Effective Date;

(iv)       Legal Opinions.  The Administrative Agent shall have received a favorable legal opinion of Foley & Lardner LLP, counsel to the Loan Parties, covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent;

(v)        Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower dated the Amendment No. 1 Effective Date certifying that (a) all representations and warranties shall be true and correct in all material respects on and as of the Amendment No. 1 Effective Date (although any representations and warranties which expressly relate to a given date or period shall be required to be true and correct in all material respects as of the respective date or for the respective period, as the case may be), before and after giving effect to the borrowing and to the application of the proceeds therefrom, as though made on and as of such date and (b) no Event of Default or event which with the giving of notice or lapse of time or both would be an Event of Default, shall have occurred and be continuing; and

(vi)       Closing Certificates.  The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party, certified, if applicable, as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority and (ii) a certificate of a Responsible Officer of

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each Loan Party dated the Amendment No. 1 Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Amendment No. 1 Effective Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of a Responsible Officer executing the certificate pursuant to clause (ii) above.

Section 4.               Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 5.               Applicable Law.

(a)           THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR ANY OTHER DOCUMENT RELATED HERETO.  EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

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Section 6.               Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 7.               Effect of Amendment.  Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document.  Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect.  Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity of the Liens granted by it pursuant to the Security Documents.  This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Amendment No. 1 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment.  Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended hereby.

Section 8.               WAIVER OF RIGHT TO TRIAL BY JURY.

THE PARTIES HERETO EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AMENDMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AMENDMENT OR ANY PROVISION HEREOF.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

HANGER ORTHOPEDIC GROUP, INC.

By:	/s/ Thomas E. Hartman
Name: Thomas E. Hartman
Title: Vice President, General Counsel and Assistant Secretary

HANGER PROSTHETICS & ORTHOTICS, INC.

By:	/s/ Thomas E. Hartman
Name: Thomas E. Hartman
Title: Vice President, General Counsel and Assistant Secretary

ABI ORTHOTIC/PROSTHETIC LABORATORIES, LTD.

ACCELERATED CARE PLUS CORP.

ACP MEDICAL SUPPLY CORPORATION

ADVANCED PROSTHETICS OF AMERICA, INC.

THE BRACE SHOP PROSTHETIC ORTHOTIC CENTERS, INC.

COLORADO PROFESSIONAL MEDICAL, INC.

CREATIVE ORTHOTICS & PROSTHETICS, INC.

DIBELLO’S DYNAMIC ORTHOTICS AND PROSTHETICS, INC.

DOSTEON SOLUTIONS, LLC

ELITE CARE, INCORPORATED

EUGENE TEUFEL & SON ORTHOTICS & PROSTHETICS, INC.

HANGER PROSTHETICS & ORTHOTICS EAST, INC.

HANGER PROSTHETICS & ORTHOTICS WEST, INC.

HATTINGH HOLDINGS, INC.

INNOVATIVE NEUROTRONICS, INC.

LIBERTY HEALTH SERVICES, LLC

LINKIA, LLC

NEBRASKA ORTHOTIC & PROSTHETIC SERVICES, INC.

OPNET, INC.

ORTHOPEDIC REHABILITATION PRODUCTS, LTD.

SOUTHERN PROSTHETIC SUPPLY, INC.

TEAM POST-OP, INC.

WASATCH ORTHOTICS & PEDORTHICS, LLC

By:	/s/ Thomas E. Hartman
Name: Thomas E. Hartman
Title: Assistant Secretary

[Signature Page to Amendment]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Charlene Wright-Jones
Name: Charlene Wright-Jones
Title: Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Sophia Love
Name: Sophia Love
Title: Senior Vice President

[Signature Page to Amendment]

The undersigned Term B Lender hereby consents to this Amendment and to its Term B Loans, if any, being converted to Term C Loans on the Amendment No. 1 Effective Date as set forth below (if electing to convert Term B Loans to Term C Loans, check ONE option):

Principal Amount of Term B Loans currently held: [Various Amounts Ranging from $100,000 to $15,000,000]

Conversion of all Term B Loans

☒                                  to consent to convert 100% of the outstanding principal amount of the Term B Loan held by such Lender (or such lesser amount allocated to such Lender by the Amendment No. 1 Lead Arranger) into a Term C Loan in a like principal amount.

AMMC CLO IV, LIMITED

AMMC CLO V, LIMITED

AMMC VIII, LIMITED

FUTURE FUND BOARD OF GUARDIANS

ARES ENHANCED CREDIT OPPORTUNITIES FUND LTD.

ARES NF CLO XIII LTD.

ARES NF CLO XIV LTD.

ARES NF CLO XV LTD.

WELLPOINT, INC.

CALIFORNIA FIRST LEASING CORPORATION

CIBC INC.

CIT BANK

CIT CLO I LTD.

COLUMBIA INSTITUTIONAL LEVERAGED LOAN FUND II, L.P.

CENT CDO 10 LIMITED

CENT CDO 12 LIMITED

CENT CDO 14 LIMITED

CENT CDO 15 LIMITED

CENT CDO XI LIMITED

CENTURION CDO 9 LIMITED

RIVERSOURCE LIFE INSURANCE COMPANY

EATON VANCE VT FLOATING-RATE INCOME FUND

MET INVESTORS SERIES TRUST — MET/EATON VANCE FLOATING RATE PORTFOLIO

PACIFIC SELECT FUND FLOATING RATE LOAN PORTFOLIO

EATON VANCE CDO IX LTD.

EATON VANCE CDO VII PLC

EATON VANCE CDO VIII LTD.

EATON VANCE CDO X PLC

EATON VANCE FLOATING-RATE INCOME TRUST

EATON VANCE INSTITUTIONAL SENIOR LOAN FUND

EATON VANCE MEDALLION FLOATING-RATE INCOME PORTFOLIO

[Term B Lender Signature Page to Hanger Orthopedic Group, Inc. Amendment]

EATON VANCE SENIOR FLOATING-RATE TRUST

EATON VANCE SENIOR INCOME TRUST

GRAYSON & CO

SENIOR DEBT PORTFOLIO

F&M BANK & TRUST COMPANY

BLUE SHIELD OF CALIFORNIA

FRANKLIN FLOATING RATE DAILY ACCESS FUND

FRANKLIN FLOATING RATE MASTER SERIES

FRANKLIN TEMPLETON LIMITED DURATION INCOME

FRANKLIN TEMPLETON SERIES II FUNDS — FRANKLIN FLOATING RATE II FUND

GENERAL ELECTRIC CAPITAL CORPORATION

GSC GROUP CDO FUND VIII, LIMITED

GSC PARTNERS CDO FUND VI, LIMITED

BROAD STREET FUNDING LLC

BLACKSTONE/GSO SENIOR FLOATING RATE TERM FUND

BLACKSTONE/GSO SECURED TRUST LTD.

GSO MAK FUND LP

INWOOD PARK CDO LTD.

LAFAYETTE SQUARE CDO LTD.

RIVERSIDE PARK CLO LTD.

SUN LIFE ASSURANCE COMPANY OF CANADA (US)

SUNSUPER POOLED SUPERANNUATION TRUST

JEFFERIES FINANCE LLC

LCM V, LTD.

LCM VI, LTD.

LCM VIII LIMITED PARTNERSHIP

LCM IV, LTD.

NACM CLO I

MET INVESTORS SERIES TRUST — PIONEER STRATEGIC INCOME PORTFOLIO

PIONEER FLOATING RATE FUND

PIONEER STRATEGIC INCOME FUND

STICHTING PENSIOENFONDS MEDISCHE SPECIALISTEN

STICHTING PENSIOENFONDS VOOR HUISARTSEN

SARATOGA INVESTMENT ADVISORS GSC INVESTMENT CORP CLO 2007

CORNERSTONE CLO LTD.

STONE TOWER CLO III LTD.

STONE TOWER CLO IV LTD.

STONE TOWER CLO V LTD.

STONE TOWER CLO VII LTD.

STONE TOWER CREDIT FUNDING I LTD.

SUMITOMO MITSUI BANKING CORPORATION

WELLS FARGO BANK, N.A.

MT. WILSON CLO II, LTD.

[Term B Lender Signature Page to Hanger Orthopedic Group, Inc. Amendment]

MT. WILSON CLO, LTD.

WESTERN ASSET FLOATING RATE HIGH INCOME FUND, LLC

JOHN HANCOCK FUND II FLOATING RATE INCOME FUND

VRS BANK LOAN PORTFOLIO

By:	/s/ Various Signatories to the Above Named Institutions
Various Signatories to the Above Named Institutions

[Term B Lender Signature Page to Hanger Orthopedic Group, Inc. Amendment]

The undersigned Term B Lender hereby consents to this Amendment and to its Term B Loans, if any, being converted to Term C Loans on the Amendment No. 1 Effective Date as set forth below (if electing to convert Term B Loans to Term C Loans, check ONE option):

Principal Amount of Term B Loans currently held: [Various Amounts Ranging from $2,000,000 to $3,000,000]

Partial Conversion of Term B Loans

☒                                  to consent to convert up to $1,500,000 of the outstanding principal amount of the Term B Loan held by such Lender (or such lesser amount allocated to such Lender by the Amendment No. 1 Lead Arranger) into a Term C Loan in a like principal amount

AMMC CLO VI, LIMITED
AMMC VII, LIMITED

By:	/s/ Various Signatories to the Above Named Institutions
Various Signatories to the Above Named Institutions

[Term B Lender Signature Page to Hanger Orthopedic Group, Inc. Amendment]

The undersigned Term B Lender hereby consents to this Amendment and to its Term B Loans, if any, being converted to Term C Loans on the Amendment No. 1 Effective Date as set forth below (if electing to convert Term B Loans to Term C Loans, check ONE option):

Principal Amount of Term B Loans currently held: [Various Amounts Ranging from $13,952.60 to $7,125,000.00]

Conversion of all Term B Loans

☐                                    to consent to convert 100% of the outstanding principal amount of the Term B Loan held by such Lender (or such lesser amount allocated to such Lender by the Amendment No. 1 Lead Arranger) into a Term C Loan in a like principal amount.

Partial Conversion of Term B Loans

☐                                    to consent to convert up to $                  of the outstanding principal amount of the Term B Loan held by such Lender (or such lesser amount allocated to such Lender by the Amendment No. 1 Lead Arranger) into a Term C Loan in a like principal amount

BABSON CAPITAL LOAN PARTNERS I, L.P.

BABSON CLO LTD. 2005-I

BABSON CLO LTD. 2006-I

BABSON CLO LTD. 2006-II

BABSON CLO LTD. 2007-I

BABSON CLO LTD. 2008-I

BABSON CLO LTD. 2008-II

BABSON LOAN OPPORTUNITY CLO, LTD.

BABSON MID-MARKET CLO LTD. 2007-II

BANK OF AMERICA, N.A.

BILL & MELINDA GATES FOUNDATION TRUST

CLEAR LAKE CLO, LTD.

DIAMOND LAKE CLO, LTD.

FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR FLOATING RATE

GENERAL INSURANCE COMPANY OF AMERICA

GREYWOLF CLO I, LTD.

HIGH INCOME FUND

LIBERTY INSURANCE CORPORATION

MAPS CLO FUND I, LLC

OLYMPIC PARK LTD.

ROYAL BANK OF CANADA

SAPPHIRE VALLEY CDO I, LTD.

ST. JAMES RIVER CLO, LTD.

SUMMIT LAKE CLO, LTD.

SUNTRUST BANK

[Term B Lender Signature Page to Hanger Orthopedic Group, Inc. Amendment]

By:	/s/ Various Signatories to the Above Named Institutions
Various Signatories to the Above Named Institutions

[Term B Lender Signature Page to Hanger Orthopedic Group, Inc. Amendment]

Exhibit A

Published CUSIP Numbers

Senior Credit Facilities: 41043JAD3

Revolving Facility: 41043JAE1

Term ~~B~~C Facility: 41043JAF8

CREDIT AGREEMENT

Dated as of December 1, ~~2010~~2010,

and as Amended by Amendment No. 1 on March 11, 2011

among

HANGER ORTHOPEDIC GROUP, INC.,
as Borrower

VARIOUS FINANCIAL INSTITUTIONS,
as Lenders

BANK OF AMERICA, N.A.,
as Administrative Agent, Issuer and Swing Line Lender

JEFFERIES FINANCE LLC,
as Syndication Agent,

ROYAL BANK OF CANADA,

SUNTRUST BANK
and
OPPENHEIMER & CO. INC.,
as Co-Documentation Agents,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
JEFFERIES FINANCE LLC,
OPPENHEIMER & CO. INC.
SUNTRUST ROBINSON HUMPHREY, INC.

and

RBC CAPITAL MARKETS(1),
as Joint Bookrunners,

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and
JEFFERIES FINANCE LLC,
as Joint Lead Arrangers

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Amendment No. 1 Lead Arranger and Amendment No. 1 Sole Bookrunner

(1)           RBC Capital Markets  is a marketing name for the corporate and investment banking activities of Royal Bank of Canada and its subsidiaries.

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

1.01	Certain Defined Terms	1
1.02	Other Interpretive Provisions	~~33~~34
1.03	Accounting Principles	34
1.04	Currency Equivalents Generally	~~34~~35
1.05	Letter of Credit Amounts	~~34~~35
1.06	Times of Day	35

ARTICLE II

THE CREDITS

2.01	The Credits	35
2.02	Loan Accounts	~~35~~36
2.03	Procedure for Borrowing	~~35~~36
2.04	Conversion and Continuation Elections	~~37~~38
2.05	The Swing Line Loans	~~38~~39
2.06	Procedure for Swing Line Loans	~~38~~39
2.07	Voluntary Termination or Reduction of Revolving Commitments	~~40~~42
2.08	Optional Prepayments	~~40~~42
2.09	Mandatory Prepayments of Loans	~~41~~42
2.10	Repayment	~~42~~43
2.11	Interest	~~42~~43
2.12	Fees	~~42~~44
2.13	Computation of Fees and Interest	~~43~~45
2.14	Payments by the Borrower	~~43~~45
2.15	Payments by the Lenders to the Agent	~~44~~45
2.16	Sharing of Payments, Etc.	~~44~~46
2.17	Amendments Effecting a Maturity Extension	~~45~~46
2.18	Increase in Term Facility	~~46~~47
2.19	Term Loan Repurchases	~~48~~49

ARTICLE III

THE LETTERS OF CREDIT

3.01	The Letter of Credit Subfacility	~~49~~51
3.02	Issuance, Amendment and Renewal of Letters of Credit	~~51~~52
3.03	Risk Participations, Drawings and Reimbursements	~~52~~54
3.04	Repayment of Participations	~~54~~55
3.05	Role of the Issuers	~~54~~56
3.06	Obligations Absolute	~~55~~56
3.07	Backup Support	~~56~~57
3.08	Letter of Credit Fees	~~56~~57

i

Page

3.09	Applicability of ISP98 and UCP	~~57~~58
3.10	Cash Collateral	~~57~~58
3.11	Defaulting Lenders	~~58~~59

ARTICLE IV

TAXES, YIELD PROTECTION AND ILLEGALITY

4.01	Taxes	~~59~~61
4.02	Illegality	~~60~~62
4.03	Increased Costs and Reduction of Return	~~61~~63
4.04	Funding Losses	~~62~~64
4.05	Inability to Determine Rates	~~63~~64
4.06	Certificates of Lenders	~~63~~65
4.07	Replacement of Lenders	~~63~~65
4.08	Survival	~~64~~66

ARTICLE V

CONDITIONS PRECEDENT

5.01	Conditions to Effectiveness and Initial Credit Extension	~~64~~66
5.02	Conditions to All Credit Extensions	~~66~~67

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

6.01	Corporate Existence and Power	~~67~~68
6.02	Corporate Authorization; No Contravention	~~67~~68
6.03	Governmental and Third-Party Authorization	~~67~~69
6.04	Binding Effect	~~67~~69
6.05	Litigation	~~68~~69
6.06	No Default	~~68~~69
6.07	ERISA Compliance	~~68~~69
6.08	Use of Proceeds; Margin Regulations	~~69~~70
6.09	Ownership of Property; Liens; Investments	~~69~~70
6.10	Taxes	~~69~~70
6.11	Financial Statements; No Material Adverse Effect	~~69~~70
6.12	Environmental Matters	~~70~~71
6.13	Regulated Entities	~~70~~71
6.14	Capitalization; Subsidiaries	~~70~~71
6.15	Insurance	~~70~~71
6.16	Compliance with Laws	~~70~~71
6.17	Intellectual Property, Licenses, Etc.	~~70~~72
6.18	Collateral Documents	~~70~~72
6.19	Solvency	~~71~~72
6.20	Labor Matters	~~71~~72
6.21	Full Disclosure	~~71~~72
6.22	OFAC	~~71~~72

Page

ARTICLE VII

AFFIRMATIVE COVENANTS

7.01	Financial Statements; Projections	~~71~~73
7.02	Certificates; Other Information	~~72~~74
7.03	Notices	~~74~~75
7.04	Preservation of Corporate Existence, Etc.	~~74~~76
7.05	Maintenance of Property	~~75~~76
7.06	Insurance	~~75~~76
7.07	Payment of Taxes	~~75~~77
7.08	Compliance with Laws	~~75~~77
7.09	Inspection of Property and Books and Records	~~76~~77
7.10	Environmental Laws	~~76~~77
7.11	Use of Proceeds	~~76~~77
7.12	Guarantors	~~76~~77
7.13	Further Assurances	~~76~~78
7.14	Covenant to Give Security	~~77~~78

ARTICLE VIII

NEGATIVE COVENANTS

8.01	Liens	~~80~~81
8.02	Disposition of Assets	~~82~~83
8.03	Consolidations and Mergers	~~83~~84
8.04	Investments	~~83~~85
8.05	Indebtedness	~~85~~86
8.06	Transactions with Affiliates	~~86~~87
8.07	Burdensome Agreements	~~87~~88
8.08	Restricted Payments; Prepayment of Specified Indebtedness	~~88~~89
8.09	Consolidated Leverage Ratio	~~89~~90
8.10	Consolidated Interest Coverage Ratio	~~89~~91
8.11	Capital Expenditures	~~90~~91
8.12	Swap Contracts	~~90~~91
8.13	Change in Nature of Business	~~90~~91
8.14	Amendments of Organization Documents	~~90~~91
8.15	Accounting Changes	~~90~~91
8.16	Amendment, Etc. of Related Documents	~~90~~91

ARTICLE IX

EVENTS OF DEFAULT

9.01	Event of Default	~~90~~92
9.02	Remedies	~~92~~93
9.03	Rights Not Exclusive	~~93~~94

Page

ARTICLE X

THE AGENT

10.01	Appointment and Authority	~~93~~94
10.02	Rights as a Lender	~~93~~94
10.03	Exculpatory Provisions	~~93~~94
10.04	Reliance by Agent	~~94~~95
10.05	Delegation of Duties	~~94~~95
10.06	Resignation of Agent	96
10.07	Non-Reliance on Agent and Other Lenders	~~95~~96
10.08	No Other Duties, Etc.	~~95~~96
10.09	Agent May File Proofs of Claim	97
10.10	Collateral and Guaranty Matters	~~96~~97
10.11	Withholding Tax	~~97~~98
10.12	Cash Management Agreements and Rate Swap Documents	~~98~~99

ARTICLE XI

MISCELLANEOUS

11.01	Amendments and Waivers	~~98~~99
11.02	Notices	~~100~~101
11.03	No Waiver; Cumulative Remedies	~~101~~102
11.04	Costs and Expenses; Indemnification	~~101~~102
11.05	Marshalling; Payments Set Aside	~~103~~104
11.06	Successors and Assigns	~~103~~104
11.07	Assignments, Participations, Etc.	~~103~~105
11.08	Confidentiality	~~108~~109
11.09	Set-off	~~108~~110
11.10	Automatic Debits of Fees	~~109~~110
11.11	Notification of Addresses, Lending Offices, Etc.	~~109~~110
11.12	Counterparts	~~109~~110
11.13	Severability	~~109~~110
11.14	No Third Parties Benefited	~~109~~111
11.15	Governing Law and Jurisdiction	~~110~~111
11.16	WAIVER OF JURY TRIAL	~~110~~111
11.17	Entire Agreement	~~110~~112
11.18	USA PATRIOT Act Notice	~~110~~112
11.19	No Fiduciary or Implied Duties	~~111~~112

SCHEDULES

Schedule 1.01(a)	Existing Letters of Credit
Schedule 1.01(b)	Existing Seller Notes
Schedule 2.01	Commitments and Percentages
Schedule 2.19	Auction Procedures
Schedule 6.07	ERISA
Schedule 6.10	Taxes
Schedule 6.12	Environmental Matters
Schedule 6.14	Capitalization; Subsidiaries and Minority Interests
Schedule 7.11	Refinancing Indebtedness
Schedule 7.14	Post-Closing Deliverables
Schedule 8.01	Permitted Liens
Schedule 8.04	Permitted Investments
Schedule 8.05	Indebtedness
Schedule 8.07	Burdensome Agreements
Schedule 11.02	Agent’s Office; Certain Addresses for Notices

EXHIBITS

Exhibit A	Form of Notice of Borrowing
Exhibit B	Form of Notice of Conversion/Continuation
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Assignment and Assumption
Exhibit E	Form of Note
Exhibit F	Form of Security Agreement
Exhibit G	Opinion Matters - Counsel to Loan Parties
Exhibit H	Form of Solvency Certificate

v

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of December 1, 2010 (as amended on March 11, 2011) among Hanger Orthopedic Group, Inc., a Delaware corporation (the “Borrower”), the financial institutions from time to time party to this Agreement (collectively, the “Lenders” and each, a “Lender”) and Bank of America, N.A., as Agent, Issuer and Swing Line Lender.

PRELIMINARY STATEMENTS:

Pursuant to the Credit Agreement, dated as of May 26, 2006 (as amended, supplemented or otherwise modified prior to the Effective Date, the “Existing Credit Agreement”), among the Borrower, certain lenders party thereto and Citicorp North America, Inc., as administrative agent,, the lenders under the Existing Credit Agreement agreed to make extensions of credit to the Borrower on the terms and conditions set forth therein, including making loans (the “Existing Loans”) to the Borrower.

Speed Acquisition Vehicle, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Borrower (the “Merger Sub”), was organized by the Borrower to acquire control of Accelerated Care Plus Corp., a Delaware corporation (the “Acquired Business”).

Pursuant to the Agreement and Plan of Merger dated October 18, 2010 (the “Merger Agreement”) among the Borrower, the Merger Sub, the Acquired Business and the shareholders of the Acquired Business named therein, the Borrower and the Merger Sub have agreed to consummate a merger (the “Merger”) with the Acquired Business in which the Merger Sub shall be merged with and into the Acquired Business with the Acquired Business surviving such merger as a wholly-owned subsidiary of the Borrower.

The proceeds of the borrowings hereunder will be used to refinance in full all Existing Loans, to fund a portion of the consideration payable in connection with the Merger and to provide ongoing working capital and for other general corporate purposes of the Borrower and its Subsidiaries.

In furtherance of the foregoing, the Borrower has requested that the lenders provide a term B loan facility in the amount of $300,000,000 and a revolving credit facility in the amount of $100,000,000, and the Lenders have indicated their willingness to lend and the Issuer has indicated its willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS

1.01         Certain Defined Terms.  The following terms have the following meanings:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person; (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or other equity interests of any Person, or otherwise causing any Person to become a Subsidiary; or (c) a merger or consolidation or any other combination with another Person (other than a Person that is the Borrower or a Subsidiary); provided that the Borrower or a Subsidiary is the surviving entity.

“Act” has the meaning specified in Section 11.18.

“Additional Term C Commitment” means, with respect to the Additional Term C Lender, its commitment to make a Term C Loan on the Amendment No. 1 Effective Date in an amount equal to $300,000,000 minus the aggregate principal amount of the Converted Term B Loans of all Lenders.

“Additional Term C Joinder Agreement” means the joinder agreement, dated the Amendment No. 1 Effective Date, by and among the Borrowers, the Administrative Agent and the Additional Term C Lender.

“Additional Term C Lender” means the Person identified as such in the Additional Term C Joinder Agreement.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Agent.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

“Affiliated Debt Fund” means any investment fund managed or advised by Affiliates of Ares that is a bona fide debt fund that extends credit or buys loans or debt securities of companies generally as part of its ordinary course of business.

“Agent” means Bank of America in its capacity as administrative agent for the Lenders hereunder, and any successor Agent arising under Section 10.06.

“Agent-Related Persons” means, collectively, Bank of America (and any successor Agent arising under Section 10.06), together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of the foregoing.

“Agent’s Payment Office” means the address for payments set forth on Schedule 11.02, or such other address as the Agent may from time to time specify.

“Aggregate Revolving Commitment” means the aggregate amount of the Revolving Commitments of the Lenders.

“Agreement” means this Credit Agreement.

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of March 11, 2011, by and among the Borrowers, the Administrative Agent and the Lenders party thereto.

“Amendment No. 1 Consenting Lender” means each Lender that provided the Administrative Agent with a counterpart to Amendment No. 1 executed by such Lender.

“Amendment No. 1 Effective Date” has the meaning specified in Amendment No. 1.

“Amendment No. 1 Lead Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Amendment No. 1 Sole Bookrunner” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Applicable ECF Percentage”:  (i) for the fiscal year ending December 31, 2011, 50% and (ii) for any fiscal year ending thereafter (a) 50% if the Consolidated Leverage Ratio as of the last day of such fiscal year is greater than or equal to 3.0 to 1.0, (b) 25% if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 3.0 to 1.00 but greater than or equal to 2.75 to 1.00 and (c) 0% if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 2.75 to 1.00.

“Applicable Rate” means:  (A) until the date of delivery of financial statements for the fiscal quarter ended March 31, 2011, for (x) (i) Revolving Loans that are Base Rate Loans and Swing Line Loans, 2.75%~~, (y)~~ and (ii) Base Rate Loans that are Term C Loans, 2.00%, (y) (i) Revolving Loans that are LIBOR Rate Loans, 3.75% and (ii) Term C Loans that are LIBOR Rate Loans, 3.00% and (z) Commitment Fees, 0.625% and (B) thereafter, the applicable rate determined based on the Consolidated Leverage Ratio set forth in the most recent Compliance Certificate as set forth below:

Level	Consolidated Leverage Ratio	Applicable Rate for Revolving Loans that are LIBOR Rate Loans	Applicable Rate for Swing Line Loans and Revolving Loans that are Base Rate Loans	Applicable Rate for Term Loans that are LIBOR Rate Loans	Applicable Rate for Term Loans that are Base Rate Loans	Commitment Fee
I	> 3.00x	3.75%	2.75%	~~3.75~~3.00%	~~2.75~~2.00%	0.625%
II	< 3.00x and > 2.50x	3.25%	2.25%	~~3.75~~3.00%	~~2.75~~2.00%	0.625%
III	< 2.50x and > 2.00x	3.00%	2.00%	~~3.50~~2.75%	~~2.50~~1.75%	0.500%
IV	< 2.00x	2.75%	1.75%	~~3.50~~2.75%	~~2.50~~1.75%	0.500%

If, as a result of any restatement of or other adjustment to the financial statements of the Borrower, (a) the Consolidated Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (b) a proper calculation of the Consolidated Leverage Ratio would have resulted in different pricing for any period, then (i) if the proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall automatically and retroactively be obligated to pay to the Agent for the benefit of the applicable Lenders, promptly following demand by the Agent (accompanied by supporting materials (which may be in the form of financial statements prepared by the Borrower or the Independent Auditor)), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Consolidated Leverage Ratio would have resulted in lower pricing for such period, the applicable Lenders shall have no obligation to repay any interest or fees to the Company; provided that if, as a result of any restatement or other adjustment to the financial statements of the Borrower a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by the Borrower pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods.

“Applicable Percentage” means (a) in respect of the Term B Facility, with respect to any Term B Lender at any time, the percentage (carried out to the ninth decimal place) of the Term B Facility represented by (i) on the Effective Date, such Term B Lender’s Term B Commitment at such time and (ii) thereafter, the principal amount of such Term B Lender’s Term B Loans at such time (subject to adjustment as provided in Section 3.11), (b) in respect of the Term C Facility, with respect to any Term C Lender at any time, the percentage (carried out to the ninth decimal place) of the Term C Facility represented by (i) on the Amendment No. 1 Effective Date, such Term C Lender’s Additional Term C Commitment at such time and (ii) thereafter, the principal amount of such Term C Lender’s Term C Loans at such time (subject to adjustment as provided in Section 3.11) (c) in respect of any Incremental Term Facility, with respect to any Incremental Term Lender under such Incremental Term Facility at any time, the percentage (carried out to the ninth decimal place) of such Incremental Term Facility represented by (i) on the applicable Incremental Effective Date, such Incremental Term Lender’s Incremental Term Commitment at such time and (ii) thereafter, the principal amount of such Incremental Term Lender’s Incremental Term Loans at such time (subject to adjustment as provided in Section 3.11), and (~~c~~d) in respect of the Revolving Credit Facility, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Lender’s Revolving Commitment at such time (subject to adjustment as provided in Section 3.11).  If the commitment of each Lender to make Loans and the obligation of the Issuer to Issue Letters of Credit have been terminated pursuant to Section 9.02, or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of the applicable facility shall be determined based on the Applicable Percentage of such Lender in respect of such facility most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender in respect of each facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Threshold Price” has the meaning specified in Schedule 2.19.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ares”:  Ares Management LLC or any of its Affiliates, any investment fund solely managed by any such Persons or any Affiliate of any such investment fund.

“Assignee” has the meaning specified in Section 11.07(a).

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.07(a)), and accepted by the Agent, substantially in the form of Exhibit D or any other form approved by the Agent.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.

“Auction” has the meaning specified in Section 2.19(a).

“Auction Amount” has the meaning specified in Schedule 2.19.

“Auction Assignment and Assumption” has the meaning specified in Schedule 2.19.

“Auction Manager” has the meaning specified in Section 2.19(a).

“Auction Notice” has the meaning specified in Schedule 2.19.

“Audited Financial Statements” means (a) as to the Borrower and its Subsidiaries other than the Acquired Business and its Subsidiaries, the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2009, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto, and (b) as to the Acquired Business and its Subsidiaries, the consolidated balance sheet of the Acquired Business as of the end of the fiscal year ended December 31, 2009, and related consolidated statements of operations, cash flows and shareholders’ equity for such fiscal year, accompanied by the unqualified opinions of Berberich Trahan & Co., P.A.

“Auto-Extension Letter of Credit” has the meaning specified in Section 3.02(d).

“Available Amount” means, at any time, the sum of:

(i)            the cumulative portion of Excess Cash Flow for each fiscal year of the Borrower ending prior to such time for which internal financial statements are available, commencing with the fiscal year ending December 31, 2011, that is not required to be applied to repay Term Loans pursuant to Section 2.09(b); plus

(ii)           the amount of Net Cash Proceeds from any issuance or sale (other than to a Subsidiary) of Equity Interests (other than Disqualified Equity Interests) of the Borrower received following the Effective Date and prior to or simultaneously with such time; plus

(iii)          $15,000,000; plus

(iv)          all cash returns of principal or capital cash dividends and other cash returns received by a Loan Party on or after the Effective Date with respect to Investments existing on the Effective Date and described on Schedule 8.04; minus

(v)           the aggregate amount of Investments made following the Effective Date and prior to such time in reliance on Section 8.04(m) (net of any cash return to the Borrower and its Subsidiaries in respect of such Investments); minus

(vi)          the aggregate amount of Restricted Payments made following the Effective Date and prior to such time in reliance on Section 8.08(a)(vi); minus

(vii)         the aggregate amount of Specified Indebtedness prepaid, redeemed or repurchased following the Effective Date and prior to such time in reliance on Section 8.08(b)(ii).

“Available Liquidity” means, on any day, the sum of (a) unrestricted cash and Cash Equivalents on hand of the Borrower and its Subsidiaries on such day that is free of all Liens other than any Lien permitted by clauses (b), (c) and (j) of Section 8.01, plus (b) the actual aggregate amount by which the Aggregate Revolving Commitments, on such day, exceeds the Total Revolving Usage.

“Backup Support” means, with respect to any Letter of Credit, to Cash Collateralize such Letter of Credit or to deliver to the Agent a letter of credit, from a financial institution and in a form reasonably satisfactory to the Agent and the applicable Issuer, to support the Borrower’s obligations with respect to such Letter of Credit.

“Bank of America” means Bank of America, N.A., a national banking association.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%; (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”; and (c) the sum of 1.00% and the LIBOR Rate (without giving effect to any rounding provided for in the definition of “LIBOR Rate”) that would be applicable for an Interest Period of one month beginning on such day (or if such day is not a Business Day, the immediately preceding Business Day).  The “prime rate” referred to in clause (b) above is a rate set by Bank of America based upon various factors, including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan or an L/C Advance that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the Preamble.

“Borrowing” means a borrowing hereunder consisting of Loans of the same Class and Type made to the Borrower on the same day by the applicable Lenders and, in the case of LIBOR Rate Loans, having the same Interest Period.  The making of a Swing Line Loan shall not constitute a Borrowing.

“Borrowing Date” means any date on which a Borrowing occurs under Section 2.03.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close or are in fact closed, in the state where the Agent’s Payment Office is located and, if the applicable Business Day relates to any LIBOR Rate Loan, means such a day on which dealings are carried on in the London dollar interbank market.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital Expenditures” means, with respect to any Person and its Subsidiaries for any period, any expenditure on a consolidated basis in respect of the purchase or other acquisition of any fixed or capital asset (excluding (i) normal replacements and maintenance which are properly charged to current operations and (ii) Permitted Acquisitions).

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or similar business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Collateralize” means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuers, the Swing Line Lender and the Revolving Lenders, as applicable, as additional collateral for the L/C Obligations, Obligations in respect of Swing Line Loans or obligations of Lenders to fund participations in respect of any thereof (as the context may require), cash or deposit account balances, in each case pursuant to documentation in form and substance reasonably satisfactory to the Agent, the Issuers and the Swing Line Lender, as applicable (which documents are hereby consented to by the Revolving Lenders).  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral.

“Cash Equivalents” means:

(a)         marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;

(b)        demand deposits, certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000;

(c)         commercial paper of an issuer rated at least A-2 by S&P or P 2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition;

(d)        repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government;

(e)         securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s;

(f)         securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and

(g)        shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition;

provided, however, that, with respect to any Foreign Subsidiary, “Cash Equivalents” shall also include:  (x) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), in each case maturing within one year after such date, (y) investments of the type and maturity described in clauses (a) through (f) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (z) shares of money market mutual or similar funds which invest exclusively in assets otherwise satisfying the requirements of this definition (including this proviso).

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, purchasing card, electronic funds transfer and other cash management arrangements.

“Change of Control” means the occurrence of any of the following:  (a) any person or group of persons (within the meaning of the Exchange Act) other than the Permitted Holder shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of 35% or more of the issued and outstanding Voting Stock of the Borrower or (b) during any period of twelve consecutive calendar months, individuals who, at the beginning of such period, constituted the board of directors of the Borrower (together with any new directors whose election by the board of directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; provided that it shall not constitute a Change of Control under clause (a) above solely because Ares ceases to be a Permitted Holder at a time when it owns 35% or more of the issued and outstanding Voting Stock of the Borrower, unless Ares thereafter acquires beneficial ownership or voting control of additional Capital Stock of the Borrower.

“Class” means, with respect to any Loan, its characterization as a Revolving Loan, a Term B Loan, a Term C Loan or any Incremental Term Loan outstanding under a particular Incremental Term Facility or a Loan modified pursuant to a particular Extension Amendment.

“Closing Fee” has the meaning specified in Section 2.12(c).

“Code” means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

“Co-Documentation Agents” means Oppenheimer & Co. Inc., Royal Bank of Canada and SunTrust Bank, each in their capacity as co-documentation agents.

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all other property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien now or hereafter exists in favor of the Secured Creditors, or the Agent on behalf of the Secured Creditors.

“Collateral Documents” means the Security Agreement, each Mortgage and any other agreement pursuant to which any Loan Party grants collateral to the Agent for the benefit of the Secured Creditors.

“Commitment” means a Revolving Commitment, a Term Commitment or a Swing Line Commitment, as the context may require.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consolidated Current Assets” means, of any Person at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date.

“Consolidated Current Liabilities” means, of any Person at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date, but excluding Indebtedness.

“Consolidated EBITDA” means, of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) taxes based on income or in lieu of income taxes, (b) Consolidated Interest Expense of such Person and its Subsidiaries, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization and impairment of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business and loss on early retirement of debt), (f) to the extent reimbursed during such period, expenses covered by indemnification provisions in any agreements in connection with Permitted Acquisitions, (g) to the extent covered by insurance and reimbursed during such period, expenses with respect to liability or casualty events or business interruption, (h) the amount of any non-recurring restructuring charges or reserves deducted from such Consolidated Net Income for such period, including any non-recurring costs incurred in connection with the closure and/or consolidation of facilities and (i) any other non-cash charges minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining Consolidated Interest Expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business and gain on early of retirement of debt) and (c) any other non-cash income increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, all as determined on a consolidated basis.

“Consolidated Interest Coverage Ratio” means, as of the end of any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period to (b) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period.

“Consolidated Interest Expense” means, of any Person for any period, total interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers’ acceptance financing and net costs of such Person under Swap Contracts in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP but excluding the equity component of derivatives), excluding amortization and write-off of debt discount and debt issuance costs, commissions, discounts and other fees and charges associated with Indebtedness and the amortization of the equity component of any convertible debt instrument.

“Consolidated Leverage Ratio” means, as of the end of any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated Total Debt as of the end of such period to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such period.

“Consolidated Net Income” means, of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) solely for purposes of determining the Available Amount and Excess Cash Flow, the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Borrower will be increased by the amount of dividends, distributions and other payments actually paid in cash to any Loan Party, to the extent not already included therein.

“Consolidated Total Debt” means, at any date, the excess of (A) the aggregate principal amount of all Indebtedness (other than Indebtedness described in clause (f) of the definition thereof) of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP over (B) the lesser of (i) $30,000,000 and (ii) the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries, on a consolidated basis, on such date.

“Consolidated Working Capital”  at any date, the difference of (a) Consolidated Current Assets of the Borrower on such date less (b) Consolidated Current Liabilities of the Borrower on such date.

“Contingent Obligation” means, as to any Person and without duplication, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor; (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a “Guaranty Obligation”); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract (other than in respect of ordinary course foreign currency hedging arrangements).  The amount of any Contingent Obligation shall (w) in the case of Guaranty Obligations, be deemed equal to the lesser of (i) the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (ii) the stated amount of the guaranty, (x) in the case of Contingent Obligations in respect of Swap Contracts, be deemed equal to the aggregate Swap Termination Value of such Swap Contracts, (y) in the case of Contingent Obligations in respect of Surety Instruments other than Non-Surety L/C’s, be deemed equal to the probable amount of the expected liability thereunder, and (z) in the case of Contingent Obligations in respect of Non-Surety L/C’s, be deemed equal to (i) the face amount of outstanding Non-Surety L/C’s which are not Letters of Credit and (ii) the outstanding amount of L/C Obligations in respect of Non-Surety L/C’s which are Letters of Credit pursuant to Article III.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

“Conversion/Continuation Date” means any date on which, under Section 2.04, the Borrower (a) converts Revolving Loans or Term Loans of one Type to the other Type or (b) continues LIBOR Rate Loans for a new Interest Period.

“Converted Term B Loan” means each Term B Loan held by an Amendment No. 1 Consenting Lender on the Amendment No. 1 Effective Date (or, if less, the amount notified to such Lender by the Administrative Agent) immediately prior to the effectiveness of Amendment No. 1.

“Credit Extension” means and includes (a) the making of any Loan hereunder and (b) the Issuance of any Letter of Credit hereunder.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Defaulting Lender” means, subject to Section 3.11(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder, unless such obligation is the subject of a good faith dispute as to the satisfaction of one or more conditions precedent to funding (specifically identified and including the particular Default, if any); (b) has notified the Borrower, the Agent or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit; (c) has failed, within three Business Days after request by the Agent or the Borrower, to confirm in a manner satisfactory to the Agent (or the Borrower, as applicable) that it will comply with, and is financially able to meet, its funding obligations; or (d) has, or has a direct or indirect parent company that is or will be, (i) the subject of a proceeding under any Debtor Relief Law, (ii) has or will have a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment (provided that (x) a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in, or the exercise of control (outside of the context of a proceeding of the type described in clause (d) above) of, that Lender or any direct or indirect parent company thereof by a Governmental Authority and (y) as of any date of determination, the determination of whether any Lender is a Defaulting Lender hereunder shall not take into account, and shall not otherwise impair, any amounts funded by such Lender through an SPC pursuant to Section 11.07(h)), in each case, as the Agent may reasonably determine based solely on the foregoing.

“Discount Range” has the meaning specified in Schedule 2.19.

“Disposition” has the meaning specified in Section 8.02.

“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Equity Interest), or upon the happening of any event, (a)(i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or (ii) is redeemable at the option of the holder of the Equity Interest, in whole or in part, in each case under this clause (a) except (A) to the extent maturing or redeemable for Equity Interests that are not Disqualified Equity Interests and/or (B) maturing or redeemable as a result of a change of control or asset sale so long as the rights of the holders thereof upon such event are subject to the prior payment in full of the Loans and/or (C) with respect to Equity Interests held by employees, officers or directors that mature and/or are redeemable upon termination of employment, or (b) provides for the scheduled payment of dividends in cash on or prior to the date on which all Commitments and Term Loans outstanding at the time such Equity Interest is issued terminate and mature.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Domestic Subsidiary” means a Subsidiary organized under the laws of (a) the United States or any political subdivision thereof, or any agency, department or instrumentality thereof, or (b) any state of the United States.

“Effective Date” means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by the Required Lenders.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.07(a)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.07(a)(iii)).

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), investigation, cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placements, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placements, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from any property, whether or not owned by the Borrower or any Subsidiary or taken as collateral, or in connection with any operations of the Borrower.

“Environmental Laws” means all federal, state, local or foreign (but only in those foreign jurisdictions where the Borrower and/or any Subsidiary has material operations) laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, land use and related health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, in each case the liability with respect to which has not been satisfied; (d) the filing of a notice of intent to terminate a Pension Plan that has any Unfunded Pension Liability; (e) the treatment of a Pension Plan amendment that has any Unfunded Pension Liability as a termination under Section 4041 or 4041A of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (i) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Event of Default” means any of the events or circumstances specified as such in Section 9.01.

“Excess Cash Flow” means, for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income of the Borrower for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) the amount of the decrease, if any, in Consolidated Working Capital for such fiscal year, (iv) the aggregate net amount of loss on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the net increase during such fiscal year (if any) in deferred tax accounts of the Borrower minus (b) the sum, without duplication, of (i) the amount of all non-cash credits, gains and income included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (minus the principal amount of Indebtedness incurred and minus the amount of any such expenditures financed with the proceeds of any Disposition or Recovery Event to the extent financed in accordance with clause (a)(x) of the definition of “Net Cash Proceeds” to finance such expenditures), (iii) the aggregate amount of all payments and prepayments of Revolving Loans and Swing Line Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Commitments and all payments and prepayments of Indebtedness (other than optional prepayments of Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (iv) the aggregate amount of all cash consideration paid in connection with Permitted Acquisitions during such fiscal year other than those funded from the proceeds of Indebtedness, (v) the amount of the increase, if any, in Consolidated Working Capital for such fiscal year, (vi) the aggregate net amount of gain on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, and (vii) the net decrease during such fiscal year (if any) in deferred tax accounts of the Borrower.

“Exchange Act” means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

“Existing Credit Agreement” has the meaning specified in the recitals.

“Existing Letters of Credit” means the existing letters of credit set forth on Schedule 1.01(a).

“Existing Loans” has the meaning specified in the recitals.

“Existing Seller Notes” means the promissory notes listed on Schedule 1.01(b).

“Expiration Time” has the meaning specified in Schedule 2.19.

“Extending Lenders” has the meaning specified in Section 2.17(a).

“Extension Amendment” has the meaning specified in Section 2.17(a)

“Extension Offer” has the meaning specified in Section 2.17(a).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Agent.

“Fee Letter” means the fee letter dated as of October 18, 2010 among the Borrower and the Agent.

“Foreign Lender” has the meaning specified in Section 10.11(a).

“Foreign Subsidiary” means a Subsidiary which is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof; and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Further Taxes” means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.01.

“GAAP” means, subject to Section 1.03, generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means (a) any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing; and (b) the National Association of Insurance Commissioners.

“Guaranteed Obligations” means (a) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest (whether such interest is allowed as a claim in a bankruptcy proceeding with respect to the Borrower or otherwise) of each Loan made under this Agreement to the Borrower, together with all other Obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including indemnities, fees and interest thereon) of the Borrower to the Agent or any Lender now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Loan Documents and the due performance and compliance with all terms, conditions and agreements contained in the Loan Documents by the Borrower; and (b) the full and prompt payment when due (whether by acceleration or otherwise) of all Obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or similar proceeding under applicable law, would become due) of the Borrower or any Subsidiary owing under any Rate Swap Document or Cash Management Agreement entered into by the Borrower or any Subsidiary with any Lender or any Affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or Affiliate participates in such Rate Swap Document or Cash Management Agreement and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

“Guarantor” means, at any time, any Subsidiary that is a party to the Security Agreement at such time.

“Guaranty Obligation” has the meaning specified in the definition of “Contingent Obligation.”

“Hazardous Materials” means all those substances that are regulated by, or which may form the basis of liability or a standard of conduct under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum-derived substance or waste.

“Honor Date” has the meaning specified in Section 3.03(b).

“Incremental Term Commitment” means, as to any Incremental Term Lender, such Incremental Term Lender’s obligation to fund an Incremental Term Loan pursuant to Section 2.18, and related Incremental Term Joinder Agreement.

“Incremental Term Facility” means, at any time and as to any particular Class of Incremental Term Loans, the aggregate principal amount of the Incremental Term Loans of all Incremental Term Lenders outstanding at such time.

“Incremental Term Joinder Agreement” has the meaning specified in Section 2.18(b)(ii)(A).

“Incremental Effective Date” means, as to any particular Class of Incremental Term Loans, the effective date of the applicable Incremental Term Joinder Agreement executed and delivered by the relevant parties (in accordance with Section 2.18) to institute such Class of Incremental Term Loans.

“Incremental Term Lenders” has the meaning specified in Section 2.18(b)(ii)(A).

“Incremental Term Loans” has the meaning specified in Section 2.18(a).

“Incremental Term Maturity Date” means, as to any particular Class of Incremental Term Loans, the stated maturity date for such Incremental Term Loans in the applicable Incremental Term Joinder Agreement.

“Incremental Term Percentage” means, as to any Incremental Term Lender, the percentage which (a) the Incremental Term Commitment of such Lender as to the particular Class of Incremental Term Loans (or, after the applicable Incremental Effective Date, the principal amount of such Lender’s applicable Incremental Term Loan) is of (b) the aggregate amount of Incremental Term Commitments as to the particular Class of Incremental Term Loans (or, after the applicable Incremental Effective Date, the aggregate principal amount of all applicable Incremental Term Loans).

“Indebtedness”:  of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade and similar accounts payable and accrued expenses incurred in the ordinary course of such Person’s business and accrued pension costs and other employee benefit and compensation obligations arising in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guaranty Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) for the purposes of Section 9.01(e) only, all obligations of such Person in respect of Hedge Agreements.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provides that such Person is not liable therefor.  The amount of Indebtedness of the Borrower and its Subsidiaries shall be calculated without duplication of Guaranty Obligations of the Borrower or any Subsidiary in respect thereof.  If any Indebtedness is limited to recourse against a particular asset or assets, the amount of the Indebtedness shall be equal to the lesser of the amount of such Indebtedness and the fair market value of such asset or assets at the date of determination of the amount of such Indebtedness.  “Indebtedness” shall not include (x) any customary contingent earnout or holdback in connection with an acquisition, (y) any obligations of the Borrower or its Subsidiaries in respect of customer advances received and held in the ordinary course of business and (z) performance bonds or performance guarantees (or bank guarantees or letters of credit in lieu thereof) entered into in the ordinary course of business.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Indenture” means that certain Indenture, dated as of November 2, 2010, among the Borrower, as issuer, the guarantors from time to time party thereto and Wilmington Trust Company, as trustee.

“Independent Auditor” has the meaning specified in Section 7.01(a).

“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors; or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property Security Agreement” has the meaning specified in Section 5.01(d).

“Interest Payment Date” means, as to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter; provided that (i) if any Interest Period for ~~an~~a LIBOR Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date and (ii) the Amendment No. 1 Effective Date shall constitute an Interest Payment Date for the Term B Loans (including the Converted Term B Loans).

“Interest Period” means, as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or converted to or continued as an LIBOR Rate Loan and ending on the date one, two, three or six (or, if available to all Lenders, nine or twelve) months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, or such other period as requested by the Borrower and agreed to by all applicable Lenders; provided that:

(a)           any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)           no Interest Period for any Loan shall extend beyond the Revolving Maturity Date or Term Maturity Date, as applicable, for the applicable Class of Loans.

“Internal Control Event” means a material weakness in the Borrower’s internal controls over financial reporting as described in the Securities Laws.

“Investment” has the meaning specified in Section 8.04.

“IP Rights” has the meaning specified in Section 6.17.

“IRS” means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

“ISP98” has the meaning specified in Section 3.09.

“Issuance Date” has the meaning specified in Section 3.01(a).

“Issue” means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms “Issued,” “Issuing” and “Issuance” have corresponding meanings.

“Issuer” means Bank of America or, after the Effective Date, any other Revolving Lender selected by the Borrower and approved by the Agent (such approval not to be unreasonably withheld or delayed) that has agreed to act as issuer of such Letter of Credit hereunder.

“Issuer Documents” means, with respect to any Letter of Credit, the L/C Application, and any other document, agreement and instrument entered into by the Issuer and the Borrower (or any Subsidiary) or in favor of the Issuer and relating to such Letter of Credit.

“Joint Bookrunners” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Jefferies Finance LLC, Oppenheimer & Co., Inc., SunTrust Robinson Humphrey, Inc. and RBC Capital Markets, in their capacity as joint bookrunners.

“Joint Lead Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Jefferies Finance LLC, in their capacity as joint lead arrangers.

“L/C Advance” means with respect to any Revolving Lender, a Revolving Lender’s participation in any L/C Borrowing in accordance with its Revolving Percentage.

“L/C Amendment Application” means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use by the applicable Issuer, with such modifications as the Borrower and such Issuer may reasonably approve.

“L/C Application” means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use by the applicable Issuer, with such modifications as the Borrower and such Issuer may reasonably approve.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made or converted into a Borrowing of Revolving Loans under Section 3.03(b).

“L/C Commitment” means the commitment of the Issuers to Issue, and the commitment of the Revolving Lenders severally to participate in, Letters of Credit from time to time pursuant to Article III, in an aggregate amount not to exceed on any date $35,000,000.  The L/C Commitment is a part of the Aggregate Revolving Commitment, rather than a separate, independent commitment.

“L/C Obligations” means at any time the sum, without duplication, of (a) the Stated Amount of all outstanding Letters of Credit plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.05.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of ISP98, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C-Related Documents” means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any standard form document used by any Issuer for letter of credit issuances.

“Lender” has the meaning specified in the introductory clause hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender specified as its “Lending Office” on Schedule 11.02, or such other office or offices as such Lender may from time to time notify the Borrower and the Agent.

“Letter of Credit” means any letter of credit Issued by an Issuer pursuant to Article III and shall include the Existing Letters of Credit.  A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Revolving Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 3.08(a).

“LIBOR Rate” means:

(a)           for any Interest Period with respect to an LIBOR Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “LIBOR Rate” for such Interest Period shall be the rate per annum determined by the Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; provided that, notwithstanding the foregoing, the LIBOR Rate shall not be deemed to be less than ~~1.50~~1.00% per annum with respect to the Term ~~B~~C Loans; and

(b)           for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination; provided that, notwithstanding the foregoing, the LIBOR Rate shall not be deemed to be less than ~~1.50~~1.00% with respect to the Term ~~B~~C Loans.

“LIBOR Rate Loan” means a Loan that bears interest based on the LIBOR Rate (other than a Base Rate Loan that bears interest pursuant to clause (c) of the definition of “Base Rate”).

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment for security, charge or deposit arrangement, encumbrance, lien (statutory or other) or similar interest of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease).

“Loan” means an extension of credit by a Lender to the Borrower under Article II or Article III in the form of a Revolving Loan, a Swing Line Loan, a Term Loan or an L/C Advance, as the context requires.

“Loan Documents” means this Agreement, the Notes, the Fee Letter, the L/C-Related Documents, the Collateral Documents, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 3.10 and all other documents delivered to the Agent or any Lender in connection herewith.

“Loan Party” means the Borrower and each Guarantor.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the FRB.

“Material Adverse Effect” means a material adverse effect on (a) the business, consolidated financial condition, results of operations, assets or liabilities of the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement or any of the other Loan Documents against any Loan Party or the rights or remedies of the Agent or the Lenders against any Loan Party hereunder or thereunder or (c) the ability of any Loan Party to perform its obligations under any Loan Documents to which it is a party.

“Material Disposition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in the disposition by the Borrower or a Subsidiary of (a) all or substantially all of the assets of a Subsidiary, or of any business or division of the Borrower or a

Subsidiary; or (b) all of the Equity Interests of a Subsidiary (to the extent owned by the Borrower and/or its Subsidiaries) to a Person that is not a Subsidiary.

“Material Domestic Subsidiary” means, at any time, each Domestic Subsidiary other than (a) any Domestic Subsidiary which has been designated by the Borrower as an “Immaterial Subsidiary” which, together with all other Domestic Subsidiaries so designated at such time, has (i) total (gross) revenues (after eliminating intercompany revenues) for the preceding four fiscal quarter period determined on a Pro Forma Basis less than 10% of the total (gross) revenues of the Borrower and its Domestic Subsidiaries for such period and (ii) total assets (after eliminating intercompany items) of less than 10% of the total assets of the Borrower and its Domestic Subsidiaries as of the last day of such period based upon the Borrower’s most recent annual or quarterly financial statements delivered to the Agent pursuant to Section 7.01; and (b) any Securitization Subsidiary.

“Merger Agreement” has the meaning specified in the recitals.

“Merger Agreement Representations” means the representations and warranties made by or with respect to the Acquired Business and its Subsidiaries in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower has (or any of the Borrower’s Subsidiaries has) the right to terminate the Borrower’s (or such Subsidiary’s) obligations under the Merger Agreement, or to decline to consummate the Merger pursuant to the Merger Agreement, as a result of a breach of such representations and warranties in the Merger Agreement.

“MNPI” means material non-public information with respect to the Borrower or any of its Subsidiaries or the Term Loans.

“Moody’s” means Moody’s Investors Service Inc. or its successors.

“Mortgage” means any deed of trust, trust deed, deed to secure debt, mortgage, leasehold mortgage or leasehold deed of trust delivered from time to time pursuant to Section 7.14.

“Mortgaged Property” means any real property of the Borrower or any Guarantor having a book or fair market value of $5,000,000 or more, as to which the Agent for the benefit of the Secured Creditors shall be granted a Lien pursuant to one or more Mortgages.

“Multiemployer Plan” means a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means:

(a)           with respect to any Disposition or Recovery Event, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Borrower or any Subsidiary (other than from the Borrower or any Subsidiary) pursuant to such Disposition or Recovery Event, net of (i) the direct costs relating to such Disposition or Recovery Event (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Borrower to be payable as a result thereof (including taxes that are or would be payable upon repatriation of such proceeds to the United States), after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) amounts required to be applied to the repayment of any Indebtedness secured by a Lien on the asset subject thereto (other than Indebtedness hereunder), (iv) the amount of any reserve established in accordance with GAAP in respect of, without duplication, (x) earn-outs and other purchase price adjustments associated with the purchase price of the asset subject to such Disposition and (y) liabilities associated with such asset that are retained by the Borrower or such Subsidiary, including pension and post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations, and (v) proceeds that are within 365 days after such Disposition or Recovery Event either (x) reinvested by the Borrower or the applicable Subsidiary in long-term assets useful in the business of the Borrower or the applicable Subsidiary or otherwise as expressly contemplated by this Agreement or (y) applied towards the purchase price of an Acquisition, to the extent that the Borrower would be permitted to pay cash to consummate such an Acquisition as of the date of such Disposition or Recovery Event; provided, that no amounts that would otherwise constitute Net Cash Proceeds from a Disposition or series of related Dispositions shall constitute Net Cash Proceeds unless the aggregate fair market value of the assets disposed of in connection with such Disposition or series of related Dispositions exceeds $5,000,000; and

(b)           with respect to any issuance of any Indebtedness, the aggregate cash proceeds received by the Borrower or any Subsidiary (from a Person other than the Borrower or any Subsidiary) pursuant to such transaction, net of (i) the direct costs relating to such transaction (including sales and underwriter’s discounts and commissions and legal, accounting and investment banking fees) and (ii) in the case of any issuance by a Foreign Subsidiary, deductions in respect of taxes that are or would be payable upon repatriation of such proceeds to the United States, after taking into account any available tax credits or deductions and any tax sharing arrangements.

“Non-Surety L/C’s” means letters of credit which are not Surety L/C’s.

“Note” has the meaning specified in Section 2.02(b).

“Notice of Borrowing” means a notice substantially in the form of Exhibit A.

“Notice of Conversion/Continuation” means a notice substantially in the form of Exhibit B.

“Obligations” means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document, Rate Swap Document or Cash Management Agreement, in any case, owing by the Borrower to any Lender, any Affiliate of a Lender that is a party to any such Rate Swap Document or Cash Management Agreement, the Agent or any other Indemnitee, in each case, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, or now existing or hereafter arising.

“Organization Documents” means, for any corporation or other organization, as applicable, the certificate or articles of incorporation or formation, the bylaws, limited partnership agreement, limited liability company agreement, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement or other similar agreement.

“Other Taxes” means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

“Outstanding Amount” means (a) with respect to Term Loans, Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Loans and Swing Line Loans, as the case may be, occurring on or prior to such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any issuance, amendment or renewal of any Letter of Credit occurring on or prior to such date and any other changes in the aggregate amount of the L/C Obligations on or prior to such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Outstanding Securitization Amount” means, with respect to any Permitted Securitization, the maximum amount advanced to a Securitization Subsidiary in respect of accounts receivable or other financial assets and related assets transferred to such Securitization Subsidiary by the Borrower or any Subsidiary.

“Participant” has the meaning specified in Section 11.07(c).

“PBGC” means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate, or with respect to which the Borrower or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Percentage” means a Revolving Percentage or a Term Percentage, as the context requires.

“Perfection Certificate” means a certificate in the form attached to the Security Agreement, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” means a certificate supplement in the form attached to the Security Agreement.

“Permitted Acquisition” means an Acquisition by the Borrower or any Subsidiary; provided that (i) any Person acquired in a Permitted Acquisition shall be in a line of business consistent with the requirements of Section 8.13; (ii) at the time such Acquisition is consummated and upon giving effect thereto, either (x) the Consolidated Leverage Ratio as of the last day of the most recent fiscal quarter of the Borrower ended prior to such Acquisition is less than 3.75 to 1.0, giving pro forma effect to the applicable Acquisition (each a “Qualified Acquisition”), or (y) the consideration paid in connection with all such Acquisitions that are not Qualified Acquisitions (including all transaction costs and all Indebtedness incurred or assumed in connection therewith, but excluding the issuance of Equity Interests of the Borrower) shall not exceed (A) after the Effective Date and through and including December 31, 2011, $80,000,000 in the aggregate, and (B) during each fiscal year thereafter, $60,000,000 in the aggregate; provided, however, that, in the case of each of the foregoing clause (A) and clause (B), any excess of such amount over the amount expended may be carried over for expenditure in the next following fiscal year (except that no more than $40,000,000 may be carried over into the fiscal year ending December 31, 2012) and, if any such amount is so carried over, it will be deemed used in the applicable subsequent fiscal year before the amount permitted based on the amount determined without giving effect to this proviso; (iii) Available Liquidity is at least $30,000,000; (iv) the Borrower shall be in compliance with the covenants set forth in Sections 8.09 and 8.10, as of the most recently completed period ending prior to such Acquisition for which internal financial statements are available; and (v) at the time of such Acquisition both before and upon giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

“Permitted Additional Debt” means unsecured Indebtedness of the Borrower; provided that (i) no Default or Event of Default has occurred and is continuing at the time such Indebtedness is incurred, (ii) upon giving effect to the incurrence of such Indebtedness and the application of proceeds therefrom, (x) the Borrower would be in compliance with the financial covenants set forth in Section 8.09 and Section 8.10 and (y) the Borrower’s Consolidated Leverage Ratio (excluding, for purposes of this calculation, up to $10,000,000 of Seller Notes or Subordinated Indebtedness) as of the last day of the Borrower’s most recent fiscal quarter for which internal financial statements are available would be 0.25x less than the maximum permitted Consolidated Leverage Ratio applicable on such date pursuant to Section 8.09, (iii) no portion of the principal amount of such Indebtedness matures or is mandatorily repurchasable or redeemable (other than following an event of default thereunder or on a change of control or Disposition on terms not materially less favorable to the Lenders than the corresponding provisions of the Indenture governing the Senior Notes) by the Borrower or any of its Subsidiaries prior to the date that is 91 days following the final maturity date of all Classes of Commitments and Term Loans outstanding at the time such Indebtedness is incurred and (iv) of which no Subsidiary of the Borrower other than a Guarantor is liable either directly or through a Contingent Obligation in respect of such Indebtedness.

“Permitted Amendments” has the meaning specified in Section 2.17(a).

“Permitted Earn-Out Obligations” means obligations of the Borrower or any of its Subsidiaries incurred in connection with a Permitted Acquisition which (i) are not secured and are subordinated to the Obligations on terms customary for senior subordinated high yield debt securities (as determined in good faith by the Borrower) and (ii) are payable solely by the Borrower or such Subsidiaries in the event that certain future performance goals are achieved in the business acquired in such Permitted Acquisition; provided that the aggregate amount of all Permitted Earn-Out Obligations outstanding at any time shall not exceed $30,000,000.

“Permitted Holder”:  Ares, unless Ares does not have a representative on the Borrower’s board of directors as a result of (x) the resignation by such representative without Ares nominating a replacement Ares designee, (y) the failure of the Ares representative (or a replacement nominee of Ares) to stand for election or (z) the failure of the Ares designee to be elected to the Borrower’s board of directors if Ares failed to vote in favor of such nominee.

“Permitted Liens” has the meaning specified in Section 8.01.

“Permitted Refinancing Indebtedness”:  Indebtedness (including, with respect to any Guaranty Obligation, the refinancing of the underlying indebtedness and the incurrence of a Guaranty Obligation with respect to the new indebtedness) incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of the Borrower or any of its Subsidiaries (the “Refinanced Indebtedness”); to the extent that:

(a)           the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Permitted Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premiums and/or consent fees paid to the holders of the Refinanced Indebtedness and expenses incurred in connection with the incurrence of the Permitted Refinancing Indebtedness;

(b)           the Permitted Refinancing Indebtedness does not include Indebtedness of a Person that is not a Loan Party that refinances Refinanced Indebtedness of a Loan Party;

(c)           if the Refinanced Indebtedness was Subordinated Indebtedness then such Permitted Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Obligations under this Agreement;

(d)           the Permitted Refinancing Indebtedness has a final stated maturity either (a) no earlier than the Refinanced Indebtedness being repaid or (b) after the maturity date of all outstanding Commitments and Term Loans at the time such Permitted Refinancing Indebtedness is incurred;

(e)           the portion, if any, of the Permitted Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of all then outstanding Term Loans has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of all then outstanding Term Loans; and

(f)            such Permitted Refinancing Indebtedness is not secured by any Liens on any assets of the Borrower or any of its Subsidiaries other than the type of assets (and proceeds thereof) that secured the Refinanced Indebtedness.

“Permitted Securitization” means any program providing for (a) the sale, contribution and/or transfer to a Securitization Subsidiary, in one or more related transactions, of accounts receivable or other financial assets (including rights in respect of capitalized leases) and related rights and assets of the Borrower or any of its Subsidiaries in transactions intended to constitute (and opined by nationally-recognized outside legal counsel in connection therewith to constitute) true sales or true contributions to such Securitization Subsidiary and (b) the provision of financing to the Securitization Subsidiary secured by the assets so sold, whether in the form of secured loans or the acquisition of undivided interests in such assets.

“Permitted Seller Notes” means promissory notes issued by the Borrower or any of its Subsidiaries to sellers of stock or assets in one or more Permitted Acquisitions, which promissory notes shall be (i) unsecured and (ii) Subordinated Indebtedness, in an aggregate outstanding amount not to exceed at the time of incurrence thereof the greater of (i) $10,000,000 or (ii) 1.0% of consolidated total assets of the Borrower as shown on the most recent quarterly or annual (as the case may be) consolidated balance sheet of the Borrower, and Permitted Refinancing Indebtedness in respect thereof;

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Pro Forma Basis”: as to any Person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”):  (i) in making any determination of Consolidated EBITDA, effect shall be given to any Material Disposition, Acquisition and Restricted Payment, in each case that occurred during the Reference Period (or, except in the case of testing actual compliance with Section 8.09 and Section 8.10, occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated), (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness, in each case not to finance any Acquisition) issued, incurred, assumed or permanently repaid during the Reference Period (or, except in the case of testing actual compliance with Section 8.09 and Section 8.10, occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period and (y) the interest expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower and may include adjustments to give appropriate effect to cost savings and synergies that are directly attributable to the relevant transaction, factually supportable and expected to have a continuing impact on the financial results of the Borrower and its Subsidiaries.  The Borrower shall deliver to the Agent a certificate of a financial officer of Borrower setting forth calculations of any such pro forma adjustments supporting them in reasonable detail; provided that no adjustments for synergies or cost savings shall be made with respect to such relevant transaction after the end of the first four consecutive fiscal quarters ended following such transaction.

“Proceeding” has the meaning specified in Section 11.04(b).

“Proceeds Application” has the meaning specified in Section 2.09(c).

“Projections” has the meaning specified in Section 7.01(d).

“Qualifying Bid” has the meaning specified in Schedule 2.19.

“Rate Swap Documents” means, collectively, all Swap Contracts entered into between (a) the Borrower or any Subsidiary and (b) any Lender (or any Affiliate thereof).

“Recovery Event”:  any cash settlement of or cash payment in respect of any property or casualty insurance claim or any condemnation proceeding, in each case received by the Borrower or any Subsidiary, relating to any asset of the Borrower or any of its Subsidiaries, provided, in each case, that such settlement or payment is in excess of $5,000,000.

“Refinancing” means the refinancing on the Effective Date of certain outstanding Indebtedness of the Borrower and its Subsidiaries as set forth on Schedule 7.11 and the termination of all commitments with respect thereto.

“Related Documents” means the Merger Agreement and any alterations, amendments, changes, supplements, consents or waivers thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, trustees, agents and advisors of such Person and of such Person’s Affiliates.

“Remarketing Agreements” means agreements guaranteeing the residual or future resale value of products sold or leased by the Borrower or any of its Subsidiaries.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Repricing Transaction” means the incurrence by any Loan Party of any Indebtedness (including any new or additional term loans under this Agreement after the Amendment No. 1 Effective Date) (i) having or resulting in an effective weighted average yield (to be determined at the reasonable discretion of the Agent consistent with generally accepted financial practice, after giving effect to margins, upfront or similar fees or original issue discount shared with all lenders or holders thereof, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders thereof) as of the date of such incurrence that is, or could be by the express terms of such Indebtedness (and not by virtue of any fluctuation in the LIBOR Rate or Base Rate), less than the effective weighted average yield of (to be determined at the reasonable discretion of the Agent, on the same basis as above) the Term ~~B~~C Loans as of the date of such incurrence and (ii) the proceeds of which are used to repay, in whole or in part, principal of such outstanding Term ~~B~~C Loans; provided, however, that if all of the Obligations are paid in connection with an Acquisition or Change of Control that would not be permitted under this Agreement (before giving effect to a termination hereof made in contemplation of such transaction), such transaction shall not constitute a “Repricing Transaction” hereunder.

“Required Incremental Term Lenders” means at any time Incremental Term Lenders under the applicable Incremental Term Facility having aggregate Incremental Term Percentages under such Term Facility in excess of 50%.

“Required Lenders” means at any time Lenders having aggregate Total Percentages in excess of 50%.

“Required Revolving Lenders” means at any time Revolving Lenders having aggregate Revolving Percentages in excess of 50%.

“Required Term ~~B~~C Lenders” means at any time Term ~~B~~C Lenders having aggregate Term ~~B~~C Percentages in excess of 50%.

“Required Term Lenders” means at any time Term Lenders having aggregate Term Percentages in excess of 50%.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Responsible Officer” means the chief executive officer, the president, the chief financial officer, the treasurer or the chief accounting officer of the Borrower or other person authorized by the Board of Directors of the Borrower to execute any of the Loan Documents, and solely for purposes of the delivery of incumbency certificates pursuant to Section 5.01, the secretary or any assistant secretary of the Borrower, or any other officer having substantially the same authority and responsibility, and, for purposes of Sections 7.03, 9.01(b) and 9.01(i), shall also include the general counsel of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Capital Stock, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such Capital Stock.

“Return Bid” has the meaning specified in Schedule 2.19.

“Revolving Commitment” means, for any Revolving Lender, the amount set forth on Schedule 2.01 under the heading “Revolving Commitment”, as such amount may be reduced pursuant to Section 2.07, or reduced or increased as a result of one or more assignments pursuant to Section 11.07.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Credit Commitments at such time.

“Revolving Lender” means, at any time, any Lender that has a Revolving Commitment and/or outstanding Revolving Loans at such time.

“Revolving Loan” has the meaning specified in Section 2.01(a).

“Revolving Maturity Date” means the earlier to occur of (a) December 1, 2015 and (b) the date on which the Revolving Loans become due and payable pursuant to Section 9.02.

“Revolving Percentage” means, as to any Lender, the percentage which (a) the Revolving Commitment of such Lender (or, after termination of the Revolving Commitments, the principal amount of such Lender’s Revolving Loans plus such Lender’s participation interests in the principal amount of all Swing Line Loans and the Stated Amount of all Letters of Credit) is of (b) the Aggregate Revolving Commitment (or, after termination of the Revolving Commitments, the Total Revolving Usage); provided that the Revolving Percentage shall be subject to adjustments as provided in Section 3.11.

“Revolving Termination Date” means the earlier to occur of:

(a)           December 1, 2015; and

(b)           the date on which the Revolving Commitments terminate (or are reduced to zero) in accordance with the provisions of this Agreement.

“S&P” means Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies, Inc., or its successors.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Creditors” means and includes the Agent, the Lenders and each Person (other than the Borrower or any of its Subsidiaries) which is a party to a Rate Swap Document or Cash Management Agreement, in each case if such Person is or at the time of entry into such Rate Swap Document or Cash Management Agreement, as applicable, was a Lender or an Affiliate of a Lender.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Securitization Obligations” means the aggregate investment or claim held at any time by all purchasers, assignees or transferees of (or of interests in), or holders of obligations that are supported or secured by, accounts receivable, lease receivables and other rights to payment in connection with Permitted Securitizations.

“Securitization Subsidiary” means one or more special purpose, bankruptcy remote, Wholly-Owned Subsidiaries of the Borrower which in each case is formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, contribution, transfer, sale and financing of assets and related rights in connection with and pursuant to a Permitted Securitization.

“Security Agreement” means a guarantee and collateral agreement among the Borrower, the Guarantors and the Agent substantially in the form of Exhibit F.

“Seller Notes” means the Existing Seller Notes and the Permitted Seller Notes.

“Senior Notes means the $200,000,000 original aggregate principal amount of 7 1/8% Senior Notes due 2018 issued by the Borrower on November 2, 2010.

“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt (but excluding for this purpose, any amount of Indebtedness to the extent that it is unsecured and excluding any cash proceeds from Incremental Term Loans) to (b) Consolidated EBITDA for the most recently ended period of four fiscal quarters for which financial statements are available.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the “present fair saleable value” of the property of such Person is greater than the total amount of liabilities of such Person, contingent or otherwise, of such Person, as such quoted terms are determined in accordance with laws generally governing insolvency of debtors, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Default” means (a) a Default under Section 9.01(a), (b) a Default under Section 9.01(f) or (g), in either case, with respect to the Borrower, or (c) any Event of Default.

“Specified Indebtedness” means (i) any Subordinated Indebtedness (other than Subordinated Indebtedness owing to the Borrower or a Subsidiary), (ii) the Senior Notes, (iii) any Permitted Additional Debt and (iv) any Permitted Refinancing Indebtedness in respect of the Senior Notes or Permitted Additional Debt.

“Specified Representations” means the representations and warranties set forth in Sections 6.01, 6.02, 6.03, 6.04, 6.05(a), 6.08, 6.11(a), 6.11(b), 6.13, 6.18 and 6.19.

“Standard Securitization Undertakings” means representations, warranties, covenants, repurchase obligations, indemnities and similar obligations entered into by the Borrower or any of its Subsidiaries, which the Borrower has determined in good faith to be customary, necessary or advisable in a Permitted Securitization.

“Stated Amount” means, with respect to any Letter of Credit, the maximum amount available to be drawn under such Letter of Credit during the remaining term thereof under any and all circumstances.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof.  Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Borrower.

“Subordinated Indebtedness” means any Indebtedness of any Loan Party that is expressly subordinated in terms of lien priority or payment priority to the Indebtedness incurred under this Agreement.

“Supported Letter of Credit” means a Letter of Credit for which the Borrower has provided Backup Support in an amount equal to the sum of (a) the Stated Amount of such Letter of Credit and (b) all fees that will be payable with respect to such Letter of Credit assuming such Letter of Credit is drawn in full on the scheduled expiration date therefor.  Notwithstanding anything in this Agreement to the contrary, the participation of any Revolving Lender in any Supported Letter of Credit shall terminate on the Revolving Maturity Date and all Backup Support for each such Letter of Credit shall be solely for the benefit of the Issuer.

“Surety Bonds” means all bonds issued for the account of the Borrower or any of its Subsidiaries to assure the performance thereby (or to the extent issued in the ordinary course of business, any other Person) under any contract entered into in the ordinary course of business.

“Surety Instruments” means all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, Surety Bonds, Remarketing Agreements and similar instruments.

“Surety L/C’s” means letters of credit which are issued for the account of the Borrower or any of its Subsidiaries to provide credit support, in the ordinary course of business, for (a) a contract bid by such Person, (b) the performance by such Person under any contract, (c) any warranty extended by such Person, (d) the repayment of advance payments made to such Person and (e) self-insurance or fully-fronted insurance with respect to the Borrower or any of its Subsidiaries.

“Swap Contract” means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s); and (b) for any date prior to the date referenced in subsection (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Borrower based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

“Swing Line Commitment” means at any time, the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.05.  The Swing Line Commitment is a part of the Aggregate Revolving Commitment, rather than a separate, independent commitment.

“Swing Line Lender” means Bank of America, in its capacity as provider of the Swing Line Loans.

“Swing Line Loan” has the meaning provided in Section 2.06(a).

“Swing Line Loan Notice” means a notice of a borrowing of Swing Line Loans pursuant to Section 2.06(b), which, if in writing, shall be substantially in a form supplied by the Swing Line Lender.

“Swing Line Rate” means, at any time, for any Swing Line Loan the Base Rate plus the Applicable Rate.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Revolving Commitment.  The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitment.

“Syndication Agent” means Jefferies Finance LLC, in its capacity as syndication agent for the Lenders hereunder.

“Taxes” means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, respectively, taxes (including income taxes and franchise taxes) imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

“Term B Commitment” means, as to any Term B Lender, such Term B Lender’s obligation to fund a Term B Loan pursuant to Section 2.01(b).  The amount of the Term B Commitment of each Term B Lender as of the Effective Date is set forth across from such Lender’s name on Schedule 2.01 under the heading “Term B Commitment”.

“Term B Facility” means, at any time, the aggregate principal amount of the Term B Loans of all Term B Lenders outstanding at such time.

“Term B Lender” means, at any time, any Lender that holds a Term B Commitment or a Term B Loan at such time.

“Term B Loans” has the meaning specified in Section 2.01(b).

~~“Term B Maturity Date” means the earlier to occur of (a) December 1, 2016 and (b) the date on which the Term B Loans become due and payable pursuant to Section 9.02.~~

“Term B Percentage” means, as to any Term B Lender, the percentage which (a) the Term B Commitment of such Lender (or, after the Effective Date, the principal amount of such Lender’s Term B Loan) is of (b) the aggregate amount of Term B Commitments (or, after the Effective Date, the aggregate principal amount of all Term B Loans).

“Term C Facility” means, at any time, the aggregate principal amount of the Term C Loans of all Term C Lenders outstanding at such time.

“Term C Lender” means, at any time, any Lender that holds a Additional Term C Commitment or a Term C Loan at such time.

“Term C Loans” has the meaning specified in Section 2.01(c).

“Term C Maturity Date” means the earlier to occur of (a) December 1, 2016 and (b) the date on which the Term C Loans become due and payable pursuant to Section 9.02.

“Term C Percentage” means, as to any Term C Lender, the percentage which (a) the Additional Term C Commitment of such Lender (or, after the Amendment No. 1 Effective Date, the principal amount of such Lender’s Term C Loan) is of (b) the aggregate amount of Additional Term C Commitments (or, after the Amendment No. 1 Effective Date, the aggregate principal amount of all Term C Loans).

“Term Commitment” means, as the context may require, either a Term B Commitment, Additional Term C Commitment or an Incremental Term Commitment.

“Term Facility” means, at any time, the Term B Facility, the Term C Facility and each applicable Incremental Term Facility.

“Term Facility Increase Effective Date” has the meaning specified in Section 2.18(b).

“Term Lender” means, at any time and as the context may require, a Term B Lender, Term C Lender and/or an Incremental Term Lender.

“Term Loan” means, at any time and as the context may require, a Term B Loan, a Term C Loan and/or an Incremental Term Loan.

“Term Maturity Date” means, as the context may require, the Term B Maturity Date, the Term C Maturity Date and/or the applicable Incremental Term Maturity Date.

“Term Percentage” means, as the context may require, the Term B Percentage, the Term C Percentage and/or the applicable Incremental Term Percentage.

“Threshold Amount” means, at any time, $20,000,000.

“Total Percentage” means, as to any Lender, the percentage which (a) the Revolving Commitment of such Lender (or, after the termination of the Revolving Commitments, the sum of the unpaid principal amount of the Revolving Loans of such Lender plus the participations of such Lender in all Letters of Credit and Swing Line Loans) plus the unpaid principal amount of the Term Loans of such Lender is of (b) the sum of the Revolving Commitment (or, after the termination of the Revolving Commitments, the Total Revolving Usage) plus the unpaid principal amount of all Term Loans; provided that if and so long as any Lender is a Defaulting Lender, such Lender’s Total Percentage shall be deemed for purposes of this definition to be reduced to the extent of the defaulted amount, and the Total Percentage of the applicable Issuer or Swing Line Lender, as applicable, shall be deemed for purposes of this definition to be increased to such extent.

“Total Revolving Usage” means, at any time, the sum at such time of (a) the principal amount of all outstanding Revolving Loans and Swing Line Loans plus (b) the amount of all L/C Obligations.

“Transaction” means, collectively, (a) the consummation of the Merger, (b) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents and the Related Documents to which they are or are intended to be a party, (c) the Refinancing and (d) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Type” of Loan means the status of such Loan as a Base Rate Loan or an LIBOR Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unfunded Pension Liability” means, with respect to any Plan, the excess of such Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of such Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” each means the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 3.03(b).

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is entitled to vote in the election of the board of directors (or other governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means any corporation in which (other than directors’ qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case (or, in the case of Persons other than corporations, membership interests or other equity interests), at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more of the other Wholly-Owned Subsidiaries, or both.

1.02         Other Interpretive Provisions.

(a)           The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)           Section, subsection, clause, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)           (i) The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii)           The term “including” is not limiting and means “including without limitation.”

(iii)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

(d)           Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(e)           The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f)            This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(g)           This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower and the other parties, and are the products of all parties.  Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent’s or Lenders’ involvement in their preparation.

1.03         Accounting Principles.

(a)           Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (other than any covenant requiring the delivery of financial statements) contained herein, Indebtedness shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effect of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)           References herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of the Borrower.

(c)           For purposes of calculations made pursuant to the terms of this Agreement, GAAP will be deemed to treat operating leases in a manner consistent with their current treatment under generally accepted accounting principles as of September 30, 2010, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

(d)           If any change in GAAP occurs after the date of this Agreement and such change results in a material variation in the method of calculation of financial covenants or other terms of this Agreement or in what Subsidiaries are consolidated for financial reporting purposes, then the Borrower, the Agent and the Lenders agree to amend such provisions of this Agreement so as to equitably reflect such change so that the criteria for evaluating the Borrower’s financial condition will be the same after such change as if such change had not occurred and until such amendments are made such change in GAAP shall be disregarded for purposes of  determining compliance with this Agreement.

(e)           All calculations of the Consolidated Interest Coverage Ratio, Consolidated Leverage Ratio and Senior Secured Leverage Ratio shall be made on a Pro Forma Basis.

(f)            Prior to delivery of the Borrower’s financial statements for the fiscal year ending December 31, 2010, any requirement to satisfy a minimum Consolidated Interest Coverage Ratio or maximum Consolidated Leverage Ratio by reference to Section 8.09 or Section 8.10, shall refer to the applicable required ratio on December 31, 2010 based on the financial results of the Borrower through September 30, 2010 and determined on a Pro Forma Basis.

1.04         Currency Equivalents Generally.  For all purposes of this Agreement (but not for purposes of the preparation of any financial statements, any schedules pertaining to Foreign Subsidiaries or any compliance certificates delivered pursuant hereto), the equivalent in any currency of an amount in Dollars, and the equivalent in Dollars of an amount in any other currency, shall be determined based on the applicable foreign exchange rate.

1.05         Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the Stated Amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Stated Amount of such Letter of Credit after giving effect to all such increases, if such maximum Stated Amount is in effect at such time.

1.06         Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II

THE CREDITS

2.01         The Credits.

(a)           Each Revolving Lender severally agrees, on the terms and conditions set forth herein, to make loans to the Borrower (each such loan, a “Revolving Loan”) from time to time on any Business Day during the period from the Effective Date to the Revolving Termination Date in an aggregate amount not at any time exceeding such Lender’s Revolving Commitment; provided that (a) the Total Revolving Usage shall not at any time exceed the Aggregate Revolving Commitment; and (b) the sum of (i) the principal amount of all outstanding Revolving Loans of any Revolving Lender plus (ii) such Revolving Lender’s Revolving Percentage of (x) all outstanding Swing Line Loans and (y) the amount of all L/C Obligations shall not at any time exceed such Revolving Lender’s Revolving Commitment.  Subject to the foregoing and the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under Section 2.08 and reborrow under this Section 2.01(a).

(b)           Each Term B Lender will make a term loan (each a “Term B Loan”) to the Borrower on the Effective Date in  the amount of such Lender’s Term B Commitment.  Amounts repaid with respect to Term B Loans may not be reborrowed.

(c)           (i) The Additional Term C Lender agrees to make a term loan to the Borrowers in Dollars (a “Term C Loan”) on the Amendment No. 1 Effective Date in an amount not to exceed the amount of the Additional Term C Commitment and (ii) each Converted Term B Loan of each Amendment No. 1 Consenting Lender shall be converted into a Term C Loan of such Lender effective as of the Amendment No. 1 Effective Date in a principal amount equal to the principal amount of such Lender’s Converted Term B Loan immediately prior to such conversion; provided that the Term C Loans shall initially consist of a Eurodollar Borrowing with an Interest Period ending March 31, 2011 and the LIBOR Rate for such Interest Period shall be deemed to be 1.00%.  Amounts repaid with respect to Term C Loans may not be reborrowed.

2.02         Loan Accounts.

(a)           The Loans made by each Lender and the Letters of Credit Issued by each Issuer shall be evidenced by one or more accounts or records maintained by such Lender or Issuer, as the case may be, in the ordinary course of business.  The accounts or records maintained by the Agent, each Issuer and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the applicable Lenders to the Borrower and the Letters of Credit, and the interest and payments thereon.  Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

(b)           The Borrower shall, at the request of any Lender, issue to such Lender a single note (each a “Note”), substantially in the form of Exhibit E, to evidence such Lender’s Loans to the Borrower.  Each Lender may, instead of or in addition to maintaining a loan account, endorse on the schedule annexed to its Note the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto.  Each such Lender is irrevocably authorized by the Borrower to endorse its Note and each Lender’s record shall be conclusive absent manifest error; provided that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Lender.

2.03         Procedure for Borrowing.

(a)           Each Borrowing shall be made upon the Borrower’s irrevocable notice to the Agent, which may be given by telephone.  Each such notice must be received by the Agent prior to 11:00 a.m. (Eastern time) (i) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Rate Loans, and (ii) on the requested Borrowing Date, in the case of Base Rate Loans) (provided, however, that if the Borrower wishes to request LIBOR Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, whereupon the Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them and not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, the Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders). Each telephonic notice by the Borrower pursuant to this Section 2.03(a) must be confirmed promptly by delivery to the Agent of a written Notice of Borrowing, appropriately completed and signed by a Responsible Officer of the Borrower. Each Notice of Borrowing shall specify:

(A)          the amount of such Borrowing, which shall (unless such Borrowing is being requested (or deemed to be requested) pursuant to Section 2.06(b) or 3.03(b)) be an amount not less than $5,000,000 (in the case of a LIBOR Rate Loan) or a whole multiple of $1,000,000 in excess thereof, or $500,000 (in the case of a Base Rate Loan) or a whole multiple of $100,000 in excess thereof;

(B)           the requested Borrowing Date, which shall be a Business Day;

(C)           the Class and Type of Loans comprising such Borrowing (and if the Borrower fails to specify a Type of Loan in a Notice of Borrowing, then the applicable Loans shall be made as Base Rate Loans); and

(D)          with respect to LIBOR Rate Loans, the duration of the Interest Period applicable to such Loans included in such notice (and, if a Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing of LIBOR Rate Loans, such Interest Period shall be one month).

(b)           The Agent will promptly notify each applicable Lender of its receipt of any Notice of Borrowing and (i) in respect of Borrowings of any Class of Term Loans, the amount of each applicable Term Lender’s pro rata share of such Borrowing (based on its Commitment for the applicable Class of Term Loans) and (ii) in respect of Borrowings of Revolving Loans, the amount of such Lender’s Revolving Percentage of such Borrowing.

(c)           Each Lender will make the amount of its applicable share of each Borrowing available to the Agent for the account of the Borrower at the Agent’s Payment Office by 1:00 p.m. (Eastern time) on the Borrowing Date in funds immediately available to the Agent.  The proceeds of all such Loans will then be made available to the Borrower by the Agent at such office by crediting the account of the Borrower on the books of Bank of America with the aggregate of the amounts made available to the Agent by the Lenders.

(d)           After giving effect to any Borrowing there may not be more than 10 different Interest Periods in effect.

(e)           The Borrower hereby authorizes the Lenders and the Agent to accept Notices of Borrowing based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower.  The Borrower agrees to deliver promptly to the Agent a written confirmation of each telephonic notice, signed by a Responsible Officer or an authorized designee.  If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

(f)            Not later than 1:00 p.m. (Eastern time) on the Amendment No. 1 Effective Date the Additional Term C Lender shall make available to the Administrative Agent at the Agent’s Payment Office an amount in immediately available funds equal to the Term C Loan to be made by such Additional Term C Lender pursuant to its Additional Term C Commitment.  The Administrative Agent shall credit the account of the Borrowers on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Additional Term C Lender in immediately available funds.

2.04         Conversion and Continuation Elections.

(a)           The Borrower may, with respect to Loans, upon irrevocable notice to the Agent in accordance with Section 2.04(b):

(i)            elect to convert Loans from one Type to the other Type; provided that (x) any partial conversion of Loans shall be in (A) an aggregate amount not less than $5,000,000 and (B) an integral multiple of $1,000,000 and (y) any conversion of LIBOR Rate Loans into Base Rate Loans may occur only on the last day of the applicable Interest Period therefor; or

(ii)           elect as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount that is not less than $5,000,000 (or such lesser amount agreed to by the Agent));

provided that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment or conversion of part thereof to be less than $5,000,000, such LIBOR Rate Loans shall be converted into Base Rate Loans on the last day of the Interest Period therefor.

(b)           The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 11:00 a.m. (Eastern time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the applicable Loans are to be converted into or continued as LIBOR Rate Loans and (ii) on the Conversion/Continuation Date, if the applicable Loans are to be converted into Base Rate Loans, specifying:

(A)          the proposed Conversion/Continuation Date;

(B)           the aggregate amount of Loans to be converted or continued;

(C)           the Type of Loans resulting from the proposed conversion or continuation; and

(D)          other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

(c)           If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Rate Loans, as the case may be, then the Borrower shall be deemed to have elected to convert such Loans to Base Rate Loans.

(d)           The Agent will promptly notify each applicable Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower, of the details of any automatic conversion to Base Rate Loans.  All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

(e)           Unless the Required Revolving Lenders or Required Term Lenders of the relevant Class of Term Loans, as applicable, otherwise consent, during the existence of a Specified Default, the Borrower may not elect to have a Revolving Loan or a Term Loan of such Class converted into or continued as an LIBOR Rate Loan.

(f)            After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than 10 different Interest Periods in effect.

(g)           The Borrower hereby authorizes the Lenders and the Agent to accept Notices of Conversion/Continuation based on telephonic notices made by any Person, the Agent or any Lender in good faith believes to be acting on behalf of the Borrower.  The Borrower agrees to deliver promptly to the Agent a written confirmation of each telephonic notice, signed by a Responsible Officer or an authorized designee.  If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

2.05         The Swing Line Loans.  Subject to the terms and conditions hereof, the Swing Line Lender may in its sole discretion make Swing Line Loans to the Borrower from time to time prior to the Revolving Termination Date in an aggregate principal amount at any one time outstanding not to exceed $25,000,000; provided that after giving effect to any such Swing Line Loan, the Total Revolving Usage shall not exceed the Aggregate Revolving Commitment.  Prior to the Revolving Termination Date, the Borrower may use the Swing Line Commitment by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  All Swing Line Loans shall bear interest at the Swing Line Rate and shall not be entitled to be converted into Loans that bear interest at any other rate.

2.06         Procedure for Swing Line Loans.

(a)           The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.06, may, in its sole discretion, make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day prior to the Revolving Termination Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Usage shall not exceed the Aggregate Revolving Commitments at such time, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender at such time, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Revolving Commitment.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.06, prepay under Section 2.08, and reborrow under this

Section 2.06.  Each Swing Line Loan shall bear interest only at the Swing Line Rate.  Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)           Borrowing Procedures.  Each borrowing of Swing Line Loans shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Agent, which may be given by telephone.  Each such notice must be received by the Swing Line Lender and the Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Agent (by telephone or in writing) that the Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Agent (including at the request of any Revolving Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Loan (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.06(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(c)           Refinancing of Swing Line Loans.  (i)  The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Notice of Borrowing for purposes hereof) and in accordance with the requirements of Section 2.03, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 5.02.  The Swing Line Lender shall furnish the Borrower with a copy of the applicable Borrowing Notice promptly after delivering such notice to the Agent.  Each Revolving Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Borrowing Notice available to the Agent in immediately available funds (and the Agent may during a Specified Default apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Agent’s Payment Office not later than 1:00 p.m. on the day specified in such Borrowing Notice, whereupon, subject to Section 2.06(c)(2), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Agent shall remit the funds so received to the Swing Line Lender.

(ii)           If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with Section 2.06(c)(1), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Lender’s payment to the Agent for the account of the Swing Line Lender pursuant to Section 2.06(c)(1) shall be deemed payment in respect of such participation.

(iii)          If any Revolving Lender fails to make available to the Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.06(c) by the time specified in Section 2.06(c)(1), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line Lender submitted to any Lender (through the Agent) with respect to any amounts owing under this clause (3) shall be conclusive absent manifest error.

(iv)          Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.06(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.06(c) is subject to the conditions set forth in Section 5.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)           Repayment of Participations.  (i)  At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)           If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans.  Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.06 to refinance such Revolving Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)            Payments Directly to Swing Line Lender.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.07         Voluntary Termination or Reduction of Revolving Commitments~~.~~.  The Borrower may, upon not less than three Business Days’ prior notice to the Agent (which notice may be conditioned upon the consummation of replacement financing), terminate the Revolving Commitments, or permanently reduce the Aggregate Revolving Commitment by $2,000,000 or any higher integral multiple of $1,000,000; provided that the Aggregate Revolving Commitment shall not be reduced to an amount less than the Total Revolving Usage.  Once reduced in accordance with this Section 2.07, the Aggregate Revolving Commitment may not be increased.  Any reduction of the Aggregate Revolving Commitment shall be applied to reduce the Revolving Commitment of each Revolving Lender according to its Applicable Percentage.

2.08         Optional Prepayments.

(a)           Subject to Section 4.04, the Borrower may, at any time or from time to time, upon not less than two Business Days’ irrevocable notice to the Agent (which notice may be conditioned upon the consummation of replacement financing), in respect of LIBOR Rate Loans, and in respect of Base Rate Loans, by not later than 10:30 a.m. (Eastern time) on the prepayment date, prepay Loans in whole or in part, in an aggregate minimum amount that is not less than $2,000,000 (or such lesser amount agreed to by the Agent).  Such notice of prepayment shall specify the date and amount of such prepayment, which Loans are to be prepaid and the Class(es) and Type(s) of such Loans to be prepaid and, in the case of a prepayment of Term Loans, the installments to which such prepayment shall be applied.  The Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender’s Percentage of such prepayment, subject to Section 3.11, if applicable.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together, in the case of LIBOR Rate Loans, with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04.

(b)           In the case of prepayments pursuant to Section 2.08(a), if the Borrower makes any prepayment of Term C Loans in connection with any Repricing Transaction, the Borrower shall pay to the Agent, for the ratable account of each of the ~~applicable~~ Term ~~Lenders~~C Lender, (i) if such prepayment and refinancing occurs prior to the ~~first~~six month anniversary of the Amendment No. 1 Effective Date, a prepayment premium of 1% of the amount of the Term C Loans being prepaid or~~,~~ (ii) in the case of any such prepayment and refinancing thereafter, ~~(ii)~~ 0% of the amount of the Term Loans being prepaid.

2.09         Mandatory Prepayments of Loans.

(a)           If the Agent notifies the Borrower at any time that the Total Revolving Usage at such time exceeds the Aggregate Revolving Commitment then in effect, then, within two Business Days after receipt of such notice, the Borrower shall prepay Loans and/or the Borrower shall Cash Collateralize (or provide other Backup Support for) the L/C Obligations in an aggregate amount sufficient to reduce the Total Revolving Usage as of such date of payment to an amount not to exceed 100% of the Aggregate Revolving Commitment then in effect.

(b)           Within five Business Days after financial statements have been delivered pursuant to Section 7.01(a) and the related Compliance Certificate has been delivered pursuant to Section 7.02(b) for any fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2011, the Borrower shall make a prepayment of Term Loans in an amount equal to the excess (if any) of (A) the Applicable ECF Percentage of Excess Cash Flow for such fiscal year over (B) the aggregate principal amount of Term Loans prepaid pursuant to Section 2.08(a) (such prepayments to be applied as set forth in subsection (d) below).

(c)           If the Borrower or any Subsidiary receives any Net Cash Proceeds from any of the following events, the Borrower shall, for so long as any Term Loans are outstanding, apply such Net Cash Proceeds at the following times and in the order of application set forth in subsection (d) below (any such application, a “Proceeds Application”):

(i)            Within five Business Days following the receipt of any Net Cash Proceeds from any Disposition (other than a Disposition of the type described in Section 8.02(a) through 8.02(i)) or Recovery Event (in each case excluding, for the avoidance of doubt, amounts reinvested or to be reinvested as contemplated by the definition of “Net Cash Proceeds”), the Borrower shall make a Proceeds Application in an amount equal to the amount of such Net Cash Proceeds.

(ii)           Within five Business Days following the receipt of any Net Cash Proceeds from (x) the issuance of any Indebtedness (other than Indebtedness permitted by Section 8.05) or (y) any increase in the Outstanding Securitization Amount above the highest Outstanding Securitization Amount, if any, previously in effect, the Borrower shall make a Proceeds Application in an amount equal to the amount of such Net Cash Proceeds.

(d)           Except to the extent any Incremental Term Joinder Agreement or Extension Amendment provides that the Term Loans established thereby shall receive a lesser amount from any prepayment pursuant to clause (b) or (c) above, each prepayment pursuant to clause (b) or (c) above shall be applied ratably to the Term Loan(s) of each Class in proportion to the original principal amounts thereof, and shall be applied ratably to the remaining installments thereof.

(e)           The Borrower shall prepay all Term B Loans that are not Converted Term B Loans on the Amendment No. 1 Effective Date.

2.10         Repayment.

(a)           The Borrower shall repay all Revolving Loans and Swing Line Loans on the Revolving Maturity Date.

(b)           The Borrower shall repay to the Agent for the ratable account of the Term ~~B~~C Lenders (i) on the last Business Day of each March, June, September and December prior to the Term ~~B~~C Maturity Date, commencing March 31, 2011, an aggregate amount equal to 0.25% of the aggregate principal amount of all Term ~~B~~C Loans outstanding on the Amendment No. 1 Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.08 and 2.09, as applicable) and (ii) on the Term ~~B~~C Maturity Date, the aggregate principal amount of all Term ~~B~~C Loans outstanding on such date.

2.11         Interest.

(a)           Each Revolving Loan and each Term ~~B~~C Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to (i) the LIBOR Rate plus the Applicable Rate or (ii) the Base Rate plus the Applicable Rate, as the case may be (and subject to the Borrower’s right to convert Loans from one Type to the other).

(b)           Interest on each Revolving Loan and Term ~~B~~C Loan shall be paid in arrears on each Interest Payment Date and on (i) the Revolving Maturity Date, in the case of Revolving Loans or (ii) the Term ~~B~~C Maturity Date, in the case of Term ~~B~~C Loans.  Interest on LIBOR Rate Loans shall also be paid on the date of any prepayment thereof for the portion of the Loans so prepaid.  During the existence of any Event of Default, interest on all Loans shall be paid on demand of the Agent at the request or with the consent of the Required Lenders.

(c)           Notwithstanding Section 2.11(a), (i) while an Event of Default under Section 9.01(a) exists, (ii) upon the request of the Required Lenders while any other Event of Default exists or (iii) after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans, at a rate per annum determined by adding 2% per annum to the applicable interest rate otherwise then in effect for such Loans.

(d)           Anything herein to the contrary notwithstanding, the obligations of the Borrower to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

2.12         Fees.  In addition to certain fees described in Section 3.08:

(a)           Agency Fees.  The Borrower shall pay the Agent such fees as are required by the Fee Letter or as otherwise agreed to by the Borrower and the Agent from time to time in connection herewith.  Such fees shall be fully earned when paid.

(b)           Commitment Fees.  The Borrower shall pay to the Agent for the account of each Revolving Lender a commitment fee (a “Commitment Fee”) on the average daily unused portion of such Revolving Lender’s Revolving Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to the Applicable Rate.  For purposes of calculating utilization under this subsection, the Revolving Commitments shall be deemed used to the extent of the principal amount of Revolving Loans then outstanding (excluding any outstanding Swing Line Loans), plus the amount of all L/C Obligations then outstanding.  Commitment Fees shall accrue from the Effective Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on March 31, 2011 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Revolving Commitments under Section 2.07, the accrued Commitment Fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date.  The Commitment Fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

(c)           ~~Upfront~~Amendment No. 1 Fees.  ~~The~~On the Amendment No. 1 Effective Date, the Borrower ~~agrees to pay on the Closing Date to each Lender party to this Agreement on the Closing Date, as fee compensation for the funding of such Lender’s Term Loan and making of such Lender’s Revolving Commitment, a closing fee (the “Closing Fee”) in an amount~~shall pay to the Administrative Agent, for the account of each Lender with a Term B Loan immediately prior to the conversion of Converted Term B Loans and, if applicable, the borrowing under the Additional Term C Commitment pursuant to Section 2.01(c), a fee equal to ~~(x) 1.50~~1% of the ~~stated~~ principal amount of such Lender’s ~~Revolving Commitment on the Closing Date and (y) 0.50% of the stated principal amount of such Lender’s Term Loan made on the Closing Date.  Such Closing Fee will be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter and, in the case of the Term Loans,~~

~~such Closing Fee shall be netted against Term Loans made by such Lender.~~outstanding Term B Loans at such time (which payment shall satisfy in full the Borrowers’ obligations under Section 2.08(b)  and Section 4.07(e) (prior to giving effect to Amendment No. 1)).

2.13         Computation of Fees and Interest.

(a)           Interest on any Loan bearing interest based upon the Base Rate shall be computed for the actual number of days elapsed on the basis of a year of 365 or 366 days, as applicable.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year).  Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b)           Each determination of an interest rate by the Agent shall be conclusive and binding on the Borrower and the applicable Lenders in the absence of demonstrable error.

2.14         Payments by the Borrower.

(a)           All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim.  Except as otherwise specified herein, all payments by the Borrower shall be made to the Agent for the account of the applicable Lenders at the Agent’s Payment Office no later than 11:00 a.m. (Eastern time) on the date specified herein.  All such payments shall be made in funds immediately available to the Agent and in Dollars.  The Agent will promptly distribute to each applicable Lender its applicable share of such payment which, except as otherwise expressly provided herein, shall be based upon such Lender’s Percentage of the Loans in respect of which such payment has been made.  Any payment received by the Agent later than 1:00 p.m. (Eastern time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

(b)           Subject to the provisions set forth in the definition of “Interest Period” herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c)           Unless the Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Agent for the account of the Lenders or the Issuer hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the Issuer, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the applicable Lenders or the Issuer, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender or the Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

2.15         Payments by the Lenders to the Agent.

(a)           Unless the Agent receives notice from a Lender on or prior to the Effective Date or, with respect to any Borrowing of Revolving Loans after the Effective Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Lender’s Percentage of such Borrowing, the

Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period.  A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error.  If such amount is so made available, such payment to the Agent shall constitute such Lender’s Loan on the date of Borrowing for all purposes of this Agreement.  If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

(b)           The failure of any applicable Lender to make any Loan on any Borrowing Date shall not relieve any other applicable Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

2.16         Sharing of Payments, Etc.  If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Lender shall immediately (a) notify the Agent of such fact and (b) purchase from the other applicable Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other applicable Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the applicable Lenders following any such purchases or repayments.

2.17         Amendments Effecting a Maturity Extension.  In addition, notwithstanding any other provision of this Agreement to the contrary:

(a)           The Borrower may, by written notice to the Agent (who shall forward such notice to all applicable Lenders), make an offer (each such offer, an “Extension Offer”) on a pro rata basis to all the Lenders of any Class (including any tranche of Incremental Term Loans) to make one or more amendments or modifications to allow the maturity of the Loans and/or Commitments of the Extending Lenders (as defined below) to be extended, and, in connection with such extension, to (i) reduce, eliminate or otherwise modify the scheduled amortization of the applicable Loans of the Extending Lenders, (ii) increase the Applicable Rates and/or fees payable with respect to the applicable Loans and/or

Commitments of the Extending Lenders and the payment of additional fees or other consideration to the Extending Lenders, and/or (iii) change such additional terms and conditions of this Agreement solely as applicable to the Extending Lenders (such additional changed terms and conditions (to the extent not otherwise approved by the requisite Lenders under Section 11.01) to be effective only during the period following the original maturity date prior to its extension by such Extending Lenders) (collectively, “Permitted Amendments”) pursuant to procedures reasonably acceptable to each of the Agent and the Borrower.  Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 3 Business Days after the date of such notice).  To the extent not otherwise approved by the requisite Lenders under Section 11.01, Permitted Amendments shall become effective only with respect to the Loans and/or Commitments of the Lenders that accept the Extension Offer (such Lenders, the “Extending Lenders”) and, in the case of any Extending Lender, only with respect to such Lender’s Loans and/or Commitments as to which such Lender’s acceptance has been made.  The Borrower, each other Loan Party and each Extending Lender shall execute and deliver to the Agent an extension amendment to this Agreement (an “Extension Amendment”) and such other documentation as the Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof.  The Agent shall promptly notify each Lender as to the effectiveness of the Extension Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of the Extension Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and Commitments of the Extending Lenders as to which such Lenders’ acceptance has been made.  The Borrower may effectuate no more than two Extension Amendments as to each Class of Loans.

(b)           Any amendment or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by any Loan Party therefrom, made to effect any Permitted Amendment that by its express terms amends or modifies the rights or duties under this Agreement or such other Loan Document of one or more Classes of Lenders (but not of one or more other Classes of Lenders) may be effected by an agreement or agreements in writing signed by the Agent, the Borrower or the applicable Loan Party, as the case may be, and the requisite percentage in interest of each affected Class of Lenders that would be required to consent thereto under Section 11.01 as if all such affected Classes of Lenders were the only Lenders hereunder at the time.

(c)           This Section shall supersede any provisions of this Agreement to the contrary, including Section 11.01, it being understood, however, that nothing in this Section shall impair or limit the effectiveness of any amendment effectuated in accordance with Section 11.01 (including, without limitation, any amendment effectuated simultaneously with any Permitted Amendment).

2.18         Increase in Term Facility.

(a)           Request for Increase.  Provided there exists no Default or Event of Default, upon notice to the Agent (which shall promptly notify the Term Lenders) and without requiring the consent of any of the Lenders other than as specifically set forth in this Section, the Borrower may from time to time, request an increase in the Term Loans, in the form of either (i) an increase in the Term Commitments then in effect under this Agreement or (ii) the addition of one or more term loan facilities pursuant to which the Borrower may borrow a new tranche of term loans (“Incremental Term Loans”), by an aggregate amount for all such requests not exceeding $150,000,000; provided that any such request for an increase shall be in a minimum amount of $25,000,000 (or, if less, the amount representing all remaining availability under this sentence) and whole multiples of $1,000,000 in excess thereof.  At the time of sending such notice, the Borrower (in consultation with the Agent) shall specify the time period within which each Term Lender is requested to respond (which shall in no event be less than five Business Days from the date of delivery of such notice to the Term Lenders).

(b)           Conditions, etc. to Increase.

(i)            The Agent and the Borrower shall determine the effective date (the “Term Facility Increase Effective Date”), and the Borrower shall determine (with the approval of the Agent (such approval not to be unreasonably withheld or delayed) in the case of any new Lender) the final allocation of such increase, and the amortization schedule for such Term Loans after giving effect to such increase.  The Borrower shall determine, together with the Term Lenders (including any new Term Lenders) participating in such increase, the interest rate, upfront fees and original issue discount, if any, for any increase under this Section, and this Agreement shall be amended, as appropriate, to reflect such terms (without the consent of any other Lender but with the consent of the Agent (such consent not to be unreasonably withheld or delayed)).  The Agent shall promptly notify the Borrower and the Term Lenders of the final allocation of such increase and the Term Facility Increase Effective Date.  No existing Lender shall be obligated to participate in any such increase and only shall be bound by a written commitment with respect thereto.

(ii)           The Borrower may, at any time, upon prior written notice to the Agent, institute a new tranche of Incremental Term Loans in accordance with clause (a); provided that

(A)          the Borrower (in consultation and coordination with the Agent) shall obtain commitments for the amount of the Incremental Term Loans from the Term Lenders or other Eligible Assignees selected by the Borrower and reasonably acceptable to the Agent, which Lenders (collectively, “Incremental Term Lenders”) shall join in this Agreement as Incremental Term Lenders by executing a joinder agreement reasonably acceptable to the Agent and the Borrower (an “Incremental Term Joinder Agreement)”;

(B)           no Default or Event of Default shall exist and be continuing at the time of such Incremental Term Loans;

(C)           a Responsible Officer of the Borrower shall deliver to the Agent a certificate demonstrating that, upon giving effect to the borrowing of such Incremental Term Loans and the use of proceeds therefrom,~~,~~ the Borrower would be in compliance with the covenants set forth in Sections 8.09 and 8.10, and the Senior Secured Leverage Ratio is equal to or less than 2.75 to 1.00, as of the most recent fiscal quarter for which the Borrower was required to deliver financial statements pursuant to Section 7.01(a) or (b);

(D)          the maturity date for Incremental Term Loans shall be as set forth in the Incremental Term Joinder Agreement, provided that such maturity date shall not be earlier than the then latest scheduled Term Maturity Date;

(E)           the scheduled principal amortization payments under the Incremental Term Loans shall be as set forth in the Incremental Term Joinder Agreement; provided that the Weighted Average Life to Maturity of the Incremental Term Loans shall not be less than the Weighted Average Life to Maturity of any then outstanding Class of Term Loans;

(F)           the interest rates, fees (including upfront fees and/or original issue discount arrangements) and other pricing terms applicable to the Incremental Term Loans shall be determined by the Borrower and the lenders thereof; provided that in the event that the interest rate margins applicable to any such Incremental Term Loans are greater than the Applicable Rates for the Term ~~B~~C Facility by more than 50 basis points, then the Applicable Rates for the Term ~~B~~C Facility shall be increased to the extent necessary so that the interest rate margins for such Incremental Term Loans are 50 basis points greater than the Applicable Rates for the Term ~~B~~C Facility; provided, further, that, in determining the applicable interest rate margins for such Incremental Term Loans and the Term ~~B~~C Facility, (I) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders under the Term ~~B~~C Facility or any Incremental Term Loans in the initial primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity), (II) customary arrangement or commitment fees payable to any of the Joint Lead Arrangers (or their respective affiliates) in connection with the Term ~~B~~C Facility or to one or more arrangers (or their Affiliates) of any Incremental Term Loans shall be excluded, and (III) if such Incremental Term Loans include an interest rate floor greater than the interest rate floor applicable to the Term ~~B~~C Facility, such increased amount shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the interest margins for the Term ~~B~~C Facility shall be required, to the extent an increase in the interest rate floor for the Term ~~B~~C Facility would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the interest margins for the Term ~~B~~C Facility) applicable to the Term ~~B~~C Facility shall be increased by such amount;

(G)           as a condition precedent to such institution of any new tranche of Incremental Term Loans and the effectiveness of the Incremental Term Joinder Agreement, the Borrower shall deliver to the Agent a certificate of each Loan Party, dated as of the date of such institution and effectiveness, signed by a Responsible Officer of such Loan Party (I) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to the Incremental Term Loans, and (II) certifying that, before and after giving effect to the Incremental Term Loans, (x) the representations and warranties contained in Article VI are true and correct in all material respects on and as of the date of the making of the Incremental Term Loans, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (y) no Default or Event of Default exists or would result from the making of such Incremental Term Loans; and

(H)          except as otherwise specifically provided in clauses (D) through (G) above, the terms of the Incremental Term Facility shall be substantially identical to the terms applicable to the Term ~~B~~C Facility as reasonably determined by the Agent.

The foregoing shall not impair the effectiveness of any other amendment of this Agreement, including any such amendment entered into simultaneously with the institution of the new tranche of Incremental Term Loans, in accordance with Section 11.01.

(c)           Conflicting Provisions.  This Section shall supersede any provisions in Section 2.16 or 11.01 to the contrary (subject to the last sentence of clause (b) above).

2.19         Term Loan Repurchases.

(a)           Notwithstanding anything to the contrary contained in any Loan Document, the Borrower may conduct reverse Dutch auctions from time to time in order to purchase Term Loans (each, an “Auction”) (each such Auction to be managed exclusively by the Agent (if it consents to do so in its sole discretion) or another investment bank(s) of recognized standing selected by the Borrower following consultation with the Agent (in such capacity, the “Auction Manager”)) in an aggregate amount not to exceed $60,000,000, so long as the following conditions are satisfied:

(i)            each Auction shall be conducted in accordance with the procedures, terms and conditions set forth in this Section and Schedule 2.19;

(ii)           no Default or Event of Default shall have occurred and be continuing on the date of the delivery of each Auction Notice and at the time of purchase of any Term Loans in connection with any Auction;

(iii)          the minimum principal amount (calculated on the face amount thereof) of Term Loans that the Borrower offers to purchase in any such Auction shall be no less than $10,000,000 (unless another amount is agreed to by the Agent);

(iv)          both immediately before and after giving effect to any purchase of Term Loans pursuant to this Section, (A) the Borrower shall be in compliance with the covenants set forth in Sections 8.09 and 8.10 as of the last day of the most recent fiscal quarter for which internal financial statements are available, and (B) Available Liquidity would exceed the Aggregate Revolving Commitment;

(v)           the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased by the Borrower shall automatically be cancelled and retired by the Borrower on the settlement date of the relevant purchase (and may not be resold);

(vi)          no more than one Auction may be ongoing at any one time;

(vii)         the Borrower shall represent and warrant that no Loan Party shall have any MNPI that both (A) has not been previously disclosed in writing to the Agent and the Lenders (other than because such Lender does not wish to receive such MNPI) prior to such time and (B) could reasonably be expected to be material to a Lender’s decision to participate in the Auction; and

(viii)        at the time of each purchase of Term Loans through an Auction, the Borrower shall have delivered to the Auction Manager an officer’s certificate of a Responsible Officer certifying as to compliance with the preceding clauses (i) through (vii).

(b)           The Borrower must terminate an Auction if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to the respective Auction.  If the Borrower commences any Auction (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of the respective Auction have in fact been satisfied), and if at such time of commencement the Borrower reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the purchase of Term Loans pursuant to such Auction shall be satisfied, then the Borrower shall have no liability to any Term Lender or any other Person for any termination of the respective Auction as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to the respective Auction, and any such failure shall not result in any Default or Event of Default hereunder.  With respect to all purchases of Term Loans made by the Borrower pursuant to this Section, (i) the Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offer documents), if any, on the purchased Term Loans up to the settlement date of such purchase and (ii) such purchases (and the payments made by the Borrower and the cancellation of the purchased Term Loans, in each case in connection therewith) shall not be subject to the terms and conditions of Section 2.08 or 2.09.

(c)           The Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section (provided that no Lender shall have any obligation to participate in any such Auctions) and hereby waive the requirements of any provision of any Loan Document that may otherwise prohibit any Auction or any other transaction contemplated by this Section, including Sections 2.08, 2.09 and 2.16 (it being understood that purchases of Term Loans by the Borrower shall not constitute Investments).  The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article X and Section 11.04 mutatis mutandis as if each reference therein to the “Agent” were a reference to the Auction Manager, and the Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction.

ARTICLE III

THE LETTERS OF CREDIT

3.01         The Letter of Credit Subfacility.

(a)           On the terms and conditions set forth herein (i) the Issuer agrees (and each Revolving Lender acknowledges that such agreement is made in reliance upon the agreements of the Revolving Lenders set forth in this Article III), (A) from time to time on any Business Day, during the period from the Effective Date to the day which is five days prior to the Revolving Termination Date, to Issue Letters of Credit for the account of the Borrower (or jointly for the account of the Borrower and any of its Subsidiaries) in an aggregate Outstanding Amount at any one time that, together with the aggregate Outstanding Amount of all other outstanding Letters of Credit issued pursuant hereto (including the Existing Letters of Credit), does not exceed the L/C Commitment, and to amend or renew Letters of Credit previously issued by it, in accordance with Sections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Revolving Lenders severally agree to participate in Letters of Credit (including the Existing Letters of Credit); provided that no Issuer shall be obligated to Issue, and no Revolving Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the “Issuance Date”) (1) the Outstanding Amount of all L/C Obligations, plus the Outstanding Amount of all Revolving Loans and Swing Line Loans exceeds the Aggregate Revolving Commitment or (2) the participation of any Revolving Lender in the Outstanding Amount of all L/C Obligations plus the principal amount of the Revolving Loans of such Revolving Lender and such Revolving Lender’s Revolving Percentage of the Outstanding Amount of Swing Line Loans exceeds such Lender’s Revolving Commitment.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.  Each of the Existing Letters of Credit shall be deemed to be Letters of Credit Issued hereunder on the Effective Date.

(b)           No Issuer shall issue any Letter of Credit if:

(i)            subject to Section 3.02(d), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(ii)           the expiry date of the requested Letter of Credit would occur after the Revolving Maturity Date, unless (x) all the Revolving Lenders and the Issuer have approved such expiry date or (y) such Letter of Credit is cash collateralized or becomes a Supported Letter of Credit on terms and pursuant to arrangements satisfactory to the Issuer.

(c)           No Issuer shall be under any obligation to Issue any Letter of Credit if:

(i)            any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuer from Issuing such Letter of Credit, or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuer in good faith deems material to it;

(ii)           such Issuer has received written notice from any Revolving Lender, the Agent or the Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

(iii)          any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to such Issuer, or the Issuance of a Letter of Credit shall violate any applicable policies of such Issuer;

(iv)          such Letter of Credit is to be denominated in a currency other than Dollars; or

(v)           any Revolving Lender is at that time a Defaulting Lender, unless the Issuer has entered into arrangements, including the delivery of Cash Collateral, with the Borrower or such Revolving Lender to eliminate the Issuer’s actual or potential Fronting Exposure (after giving effect to Section 3.11(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(d)           Each Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith, and the Issuer shall have all of the benefits and immunities (A) provided to the Agent in Article X with respect to any acts taken or omissions suffered by the Issuer in connection with Letters of Credit Issued by it or proposed to be Issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in Article X included the Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuer.

3.02         Issuance, Amendment and Renewal of Letters of Credit.

(a)           Each Letter of Credit shall be Issued upon the irrevocable written request of the Borrower received by the applicable Issuer (with a copy sent by such Issuer to the Agent) at least three days (or such shorter time as such Issuer may agree in a particular instance in its sole discretion) prior to the proposed date of Issuance.  Each such request for Issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing (if required by the applicable Issuer), in the form of an L/C Application (or such other form as shall be acceptable to such Issuer), or shall be by online letter of credit software acceptable to such Issuer, and shall specify in form and detail satisfactory to such Issuer: (i) the proposed date of Issuance of such Letter of Credit (which shall be a Business Day); (ii) the face amount of such Letter of Credit; (iii) the expiry date of such Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of such Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as such Issuer may require.

(b)           At least two Business Days prior to the Issuance of any Letter of Credit (or such shorter time as the Agent may agree in a particular instance in its sole discretion), the applicable Issuer will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application and, if not, such Issuer will provide the Agent with a copy thereof.  Unless the applicable Issuer has received notice on or before the Business Day immediately preceding the date such Issuer is to issue a requested Letter of Credit from the Agent (A) directing such Issuer not to issue such Letter of Credit because such issuance is not then permitted under Section 3.01(a) as a result of the limitations set forth in clauses (1) and (2) thereof or Section 3.01(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, such Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower in accordance with such Issuer’s usual and customary business practices.

(c)           From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the applicable Issuer will, upon the written request of the Borrower received by such Issuer (with a copy sent by such Issuer to the Agent) at least three days (or such shorter time as such Issuer may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it.  Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing (if required by the applicable Issuer), made in the form of an L/C Amendment Application or through on-line letter of credit software acceptable to such Issuer, and shall specify in form and detail satisfactory to such Issuer:  (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of such Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as such Issuer may require.  No Issuer shall be under any obligation to amend any Letter of Credit if:  (A) such amendment would extend the expiry date for, or increase the amount of, such Letter of Credit and such Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept such amendment (and no Issuer shall so amend any Letter of Credit if such Issuer has received a notice of the type described in the second sentence of Section 3.02(b)).  The Agent will promptly notify the Revolving Lenders of the receipt by it of any L/C Application or L/C Amendment Application.

(d)           If the Borrower so requests in any applicable L/C Application, the Issuer may, in its sole discretion, agree to Issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of Issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is Issued.  Unless otherwise directed by the Issuer, the Borrower shall not be required to make a specific request to the Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Revolving Maturity Date; provided, however, that the Issuer shall not permit any such extension if (A) the Issuer has determined that it would not be permitted (and shall be under no obligation to permit such extension if the Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof) (by reason of the provisions of clause Section 3.01(b) or (c) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the

Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each such case directing the Issuer not to permit such extension.

(e)           This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

(f)            Each Issuer (other than any Affiliate of the Agent) will also deliver to the Agent:

(i)            concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit; and

(ii)           no later than the third Business Day following the last day of each month, a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), the expiration date, and the reference number of any Letter of Credit outstanding at any time during such month, and showing the aggregate amount (if any) payable by the Borrower to such Issuer during such month.

3.03         Risk Participations, Drawings and Reimbursements.

(a)           Immediately upon the Issuance of a Letter of Credit by an Issuer, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Issuer a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Revolving Percentage of such Revolving Lender, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.  For purposes of Section 2.01, each Issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Revolving Lender by an amount equal to the amount of such participation.

(b)           Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuer shall notify the Borrower and the Agent thereof.  Not later than 1:00 p.m. on the date of any payment by the Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the Issuer in an amount equal to the amount of such drawing; provided that, if the Borrower does not receive notice prior to 10:00 a.m. on such Honor Date of such payment by the Issuer, the Borrower shall reimburse the Issuer not later than 1:00 p.m. on the first Business Day following the Business Day upon which the Borrower receives such notice.  If the Borrower fails to so reimburse the Issuer by such time, the Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof.  In the event the Borrower does not reimburse the Issuer for any drawing under any Letter of Credit on the Honor Date such amount shall bear interest at the rate applicable to Base Rate Loans until reimbursed and if the Borrower fails to reimburse the Issuer at the time provided above, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed at such time in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.03 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitment and the conditions set forth in Section 5.02 (other than the delivery of a Notice of Borrowing).  Any notice given by the Issuer or the Agent pursuant to this Section 3.03(b) may be given by telephone if immediately confirmed in writing in accordance with Section 11.02; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(c)           Each Revolving Lender shall upon any notice pursuant to Section 3.03(b) make available to the Agent (and the Agent may during a Specified Default apply Cash Collateral provided for this purpose) for the account of the relevant Issuer an amount in immediately available funds equal to its Revolving Percentage of the amount of the drawing, whereupon the participating Revolving Lenders shall (subject to Section 3.03(d)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Borrower in that amount.  If any Revolving Lender so notified fails to make available to the Agent for the account of the relevant Issuer the amount of such Revolving Lender’s Revolving Percentage of the amount of the drawing by no later than 12:00 noon (Eastern time) on the Honor Date, then, without limiting the other provisions of this Agreement, interest shall accrue on such Revolving Lender’s obligation to make such payment, from the Honor Date to the date such Revolving Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period.  The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Revolving Lender to effect such payment on such date shall not relieve such Revolving Lender from its obligations under this Section 3.03.

(d)           With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Borrower in whole or in part, because of the Borrower’s failure to satisfy the conditions set forth in Section 5.02 or for any other reason, the Borrower shall be deemed to have incurred from the applicable Issuer an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Rate plus 2.0% per annum, and each Revolving Lender’s payment to such Issuer pursuant to Section 3.03(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 3.03.

(e)           Each Revolving Lender’s obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the applicable Issuer and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against such Issuer, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that each Revolving Lender’s obligation to make Revolving Loans under this Section 3.03 is subject to the conditions set forth in Section 5.02.

3.04         Repayment of Participations.

(a)           Upon (and only upon) receipt by the Agent for the account of the applicable Issuer of immediately available funds from the Borrower (i) in reimbursement of any payment made by such Issuer under the Letter of Credit with respect to which any Revolving Lender has paid the Agent for the account of such Issuer for such Revolving Lender’s participation in the Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, the Agent will promptly pay to each Revolving Lender, for the account of such Issuer, the amount of such Revolving Lender’s Revolving Percentage of such funds, and such Issuer shall receive the amount of the Revolving Percentage of such funds of any Revolving Lender that did not so pay the Agent for the account of such Issuer.

(b)           If the Agent or an Issuer is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Borrower to the Agent for the account of such Issuer pursuant to Section 3.04(a) in reimbursement of a payment made under the applicable Letter of Credit or interest or fee thereon, each Revolving Lender shall, on demand of the Agent, forthwith return to the Agent or such Issuer the amount of its Revolving Percentage of any amounts so returned by the Agent or such Issuer plus interest thereon from the date such demand is made to the date such amounts are returned by such Revolving Lender to the Agent or such Issuer, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

3.05         Role of the Issuers.

(a)           Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable Issuer shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

(b)           No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuers shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders (including the Required Revolving Lenders or all Revolving Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

(c)           The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  No Agent-Related Person, nor any of the respective correspondents, participants or assignees of any Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 3.06; provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an Issuer, and an Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such Issuer’s willful misconduct or gross negligence, such Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit or such other actions or omissions as may be agreed between the Borrower and such Issuer (it being understood that any such claim shall be solely against the applicable Issuer and shall not affect the Borrower’s obligations hereunder to the other parties hereto).  In furtherance and not in limitation of the foregoing: (i) any Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) no Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

3.06         Obligations Absolute.  The obligations of the Borrower under this Agreement and any L/C-Related Document to reimburse the applicable Issuer for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

(i)            any lack of validity or enforceability of this Agreement or any L/C-Related Document;

(ii)           any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

(iii)          the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

(iv)          any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

(v)           any payment by such Issuer under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by such Issuer under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

(vi)          any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrower in respect of any Letter of Credit; or

(vii)         any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the Issuer.

3.07         Backup Support.  The Borrower will, not later than five Business Days prior to the scheduled Revolving Termination Date (or, if earlier, the date of termination or reduction to zero of the Aggregate Revolving Commitment), cause each Letter of Credit to be a Supported Letter of Credit.

3.08         Letter of Credit Fees.

(a)           The Borrower shall pay to the Agent for the account of each of the Revolving Lenders a letter of credit fee with respect to the Letters of Credit (the “Letter of Credit Fee”) equal to (i) for each performance standby Letter of Credit with respect to nonfinancial contractual obligations equal to 50% of the Applicable Rate applicable to Revolving Loans that are LIBOR Rate Loans times the daily amount available to be drawn under such Letter of Credit, and (ii) for each other Letter of Credit equal to the Applicable Rate applicable to Revolving Loans that are LIBOR Rate Loans times the daily amount available to be drawn under such Letter of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent; provided that any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Issuer pursuant to this Article III shall be payable, to the maximum extent permitted by applicable law, to the other Revolving Lenders in accordance with the upward adjustments in their respective Revolving Percentage allocable to such Letter of Credit pursuant to Section 3.11(a)(iv), with the balance of such fee, if any, payable to the Issuer for its own account; and provided, further, that while an Event of Default under Section 9.01(a) exists or upon the request of the Required Lenders while any other Event of Default exists, such Letter of Credit Fees shall be increased by adding 2% per annum to the Applicable Rate applicable to Revolving Loans then in effect for such Letters of Credit.  Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Effective Date, through the Revolving Maturity Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Maturity Date (or such later expiration date).

(b)           The Borrower shall pay to each Issuer, for its own account, a fronting fee with respect to each Letter of Credit in the amount of 0.25% per annum of the daily amount available to be drawn under such Letter of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent.  Such fee shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Effective Date, through the Revolving Maturity Date, with the final payment to be made on the Revolving Maturity Date.

(c)           The Borrower shall pay to each Issuer from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuer relating to letters of credit as from time to time in effect.

3.09         Applicability of ISP98 and UCP.  Unless otherwise expressly agreed by the applicable Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (a) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) (“ISP98”) shall apply to each standby Letter of Credit, and (b) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance (the “UCP”) shall apply to each commercial Letter of Credit (it being understood that the Borrower may request that any particular Letter of Credit be governed by either ISP98 or the UCP, as selected by the Borrower).

3.10         Cash Collateral.

(a)           Upon the request of the Agent or the Issuer (i) if the Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the expiry date for any Letter of Credit, any L/C Obligation with respect to such Letter of Credit for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize (or, solely with respect to clause (ii), provide other Backup Support) in the amount of the then outstanding amount of all L/C Obligations in respect of such Letter of Credit.  At any time that there shall exist a Defaulting Lender, promptly upon the request of the Agent, the Issuer or the Swing Line Lender, the Borrower shall deliver to the Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 3.11(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)           All Cash Collateral shall be maintained in blocked, interest bearing deposit accounts at the Agent.  The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Agent, for the benefit of the Agent, the Issuer and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest (subject to any Lien permitted pursuant to Section 8.01(c) or (j)) in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 3.10(c).  If at any time the Agent determines that Cash Collateral is subject to any right or claim (subject to any Lien permitted pursuant to Section 8.01(c) or (j)) of any Person other than the Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Agent (which demand shall include a reasonably detailed accounting of the amount so demanded), pay or provide to the Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)           Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Article III or Section 2.06, 2.09 or 9.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)           Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.07(a)(vii))) or (ii) the Agent’s good faith determination that there exists excess Cash Collateral; provided that (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default, and (y) the Person providing Cash Collateral and the Issuer or the Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

3.11         Defaulting Lenders.

(a)           Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)            Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii)           Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the Agent by such Defaulting Lender pursuant to Section 11.09), shall be applied at such time or times as may be reasonably determined by the Agent as follows (and, in any case, when due): first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuer or Swing Line Lender hereunder; third, if so determined by the Agent or requested by any Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of such Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Specified Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or any Issuer or Swing Line Lender as a result of any final and nonappealable judgment of a court of competent jurisdiction obtained by any Lender, Issuer or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Specified Default exists, to the payment of any amounts owing to the Borrower as a result of any final and nonappealable judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, such Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 3.11(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          Such Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.12(b) for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 3.08.

(iv)          During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to this Article III and Section 2.06, the “Revolving Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of such Defaulting Lender; provided that (x) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists, and (y) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of such non-Defaulting Lender minus (2) the aggregate outstanding amount of the Revolving Loans of such Lender.

(b)           The Agent agrees to promptly notify the Borrower upon any Lender’s becoming a Defaulting Lender (but the Agent shall have no liability for any failure to give, or any delay in giving, any such notice).  If the Borrower, the Agent, the Issuers and the Swing Line Lenders agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will promptly so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Revolving Percentages (without giving effect to Section 3.11(a)(iv) as to such Lender), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

ARTICLE IV

TAXES, YIELD PROTECTION AND ILLEGALITY

4.01         Taxes.

(a)           Any and all payments by the Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes.  In addition, the Borrower shall pay all Other Taxes.

(b)           If the Borrower shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

(i)            the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

(ii)           the Borrower shall make such deductions and withholdings;

(iii)          the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

(iv)          the Borrower shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, Further Taxes in the amount that such Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

(c)           The Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that such Lender or the Agent, respectively, specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties (except to the extent arising from the gross negligence or willful misconduct of such Lender or the Agent, respectively), interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted.  Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor.

(d)           Within 30 days after the date of any payment by the Borrower of Taxes, Other Taxes or Further Taxes, the Borrower shall furnish to each applicable Lender or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Agent.

(e)           If the Borrower is required to pay any amount to any Lender or the Agent for the account of such Lender pursuant to subsection (b) or (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

(f)            Each Lender shall, promptly upon request by the Borrower, deliver to the Borrower copies of all completed and executed forms reasonably deemed necessary by the Borrower in connection with the payment of amounts demanded by such Lender pursuant to the foregoing subsection (c).

(g)           FATCA.  In addition, each Lender, on or prior to the date on which such Lender becomes a Lender hereunder and from time to time thereafter either upon the request of the Agent or their respective agents or upon expiration or obsolescence of any previously delivered documentation, shall furnish the Agent with any documentation that is required under the Code or applicable Treasury regulations to enable the Borrower or the Agent to determine their duties and liabilities with respect to any Taxes they may be required to withhold in respect of Section 1471 or 1472 of the Code; provided that the furnishing of such documentation would not result in a material adverse consequence to such Lender.  In the event that either (i) the documentation required to be delivered pursuant to the immediately preceding sentence fails to establish a complete exemption from withholding of amounts under Section 1471 and 1472 or (ii) no such required documentation is delivered, the Borrower shall not be obligated to pay any additional amounts to any Lender pursuant to clause (b)(iv), or to indemnify any Lender pursuant to clause (c), in respect of any such withholding imposed under Sections 1471 or 1472.

4.02         Illegality.

(a)           If any Lender determines that the introduction after the date hereof of any Requirement of Law, or any change after the date hereof in any Requirement of Law or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest rate is determined by reference to the LIBOR Rate, or to determine or charge interest rates based upon the LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the interbank market, then, on notice thereof by the Lender to the Borrower through the Agent, (i) any obligation of that Lender to make or continue LIBOR Rate Loans or to convert Base Rate Loans to LIBOR Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the LIBOR Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Agent without reference to the LIBOR Rate component of the Base Rate, in each case until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist, at which time such Lender shall promptly notify the Agent and the Borrower, and such Lender’s obligation to make LIBOR Rate Loans shall be reinstated.

(b)           If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall, upon the receipt by the Borrower of notice of such fact and demand from such Lender (with a copy to the Agent), (x) prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loan and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBOR Rate, the Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the LIBOR Rate component thereof until the Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBOR Rate, at which time such Lender shall promptly notify the Agent and the Borrower, and the Agent shall return to computing interest rates based upon the LIBOR Rate for such Lender.  If the Borrower is required to so prepay any LIBOR Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Agent without reference to the LIBOR Rate component of the Base Rate).

(c)           If the obligation of any Lender to make or maintain LIBOR Rate Loans has been so terminated or suspended, the Borrower may elect, by giving notice to the Lender through the Agent that all Loans which would otherwise be made or maintained by the Lender as LIBOR Rate Loans shall be instead made or maintained as Base Rate Loans.

(d)           Before giving any notice to the Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its LIBOR Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the good faith judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

4.03         Increased Costs and Reduction of Return.

(a)           If any Lender determines in good faith that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR Rate) in or in the interpretation of any law or regulation made after the Effective Date or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loans the interest on which is determined by reference to the LIBOR Rate or participating in Letters of Credit, as applicable, or any reduction in the amount of any sum received or receivable by such Lender hereunder, or, in the case of any Issuer, any increase in the cost to such Issuer of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit or any reduction in the amount of any sum received or receivable by such Issuer hereunder, then the Borrower shall be liable for, and shall from time to time, within 10 days after demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs or reduction.

(b)           If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation made after the Effective Date, (ii) any change in any Capital Adequacy Regulation made after the Effective Date, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof made after the Effective Date, or (iv) compliance by such Lender (or its Lending Office) or any corporation controlling such Lender with any Capital Adequacy Regulation made after the Effective Date, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, letters of credit, credits or obligations under this Agreement, then, within 10 days after demand of such Lender to the Borrower through the Agent, the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

4.04         Funding Losses.  The Borrower shall reimburse each Lender upon demand and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a)           the failure of the Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

(b)           the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

(c)           the failure of the Borrower to make any prepayment in accordance with any notice delivered under Section 2.08;

(d)           any continuation, conversion, prepayment (including pursuant to Section 2.09) or other payment of an LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period (it being understood that no Amendment No. 1 Consenting Lender shall be entitled to receive any amount under this Section 4.04(d) in connection with the Converted Term B Loans);

(e)           any assignment of a LIBOR Rate Loan on a day other than the last day of the relevant Interest Period as a result of a request by the Borrower pursuant to Section 4.07; or

(f)            the automatic conversion under Section 2.04 of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.  For purposes of calculating amounts payable by the Borrower to the Lenders under this Section and under Section 4.03(a), each LIBOR Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR Rate used in determining the LIBOR Rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan was in fact so funded.

4.05         Inability to Determine Rates.  If the Agent determines that for any reason that (a) deposits are not being offered to banks in the offshore interbank eurodollar market for the applicable amount and Interest Period of such LIBOR Rate Loan, (b) adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the LIBOR Rate applicable pursuant to Section 2.11(a) for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the applicable Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each applicable Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the LIBOR Rate component of the Base Rate, the utilization of the LIBOR Rate component in determining the Base Rate shall be suspended, in each case until the Agent revokes such notice in writing, at which time neither the obligation referred to in clause (x) nor the utilization referred to in clause (y) shall be suspended.  Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it.  If the Borrower does not revoke such Notice, then the applicable Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans, as the case may be, and such Loans shall be assumed by the Borrower.  The Agent shall, promptly following its determination that the reason for any suspension under this

Section no longer exists, deliver a notice of revocation of such suspension to the Borrower and each applicable Lender.

4.06         Certificates of Lenders.  Any Lender claiming reimbursement or compensation under this Article IV shall deliver to the Borrower (with a copy to the Agent) contemporaneously with the demand for payment a certificate setting forth in reasonable detail the basis for, and a calculation of, the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

4.07         Replacement of Lenders.  If any Lender requests compensation under Section 4.03, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.02, if any Lender is a Defaulting Lender, if any Lender cannot make or maintain LIBOR Rate Loans under Section 4.02, if any Lender requests payment pursuant to Section 4.01 in an amount materially higher than amounts requested by other Lenders generally or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)           the Borrower shall have paid to the Agent the assignment fee specified in Section 11.07(a);

(b)           such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances and, other than in the case of a Defaulting Lender, any premium thereon (assuming for this purpose that the Loans of such Lender were being prepaid) from the assignee and any amounts payable by the Borrower pursuant to Section 4.01, 4.02 or 4.03 from the Borrower (it being understood that the Assignment and Assumption relating to such assignment shall provide that any interest and fees that accrued prior to the effective date of the assignment shall be for the account of the replaced Lender and such amounts that accrue on and after the effective date of the assignment shall be for the account of the replacement Lender);

(c)           in the case of any such assignment resulting from a claim for compensation under Section 4.03 or payments required to be made pursuant to Section 4.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)           such assignment does not conflict with applicable laws; and

(e)           if such assignment is as a result of a failure of a Term ~~B~~C Lender to consent to a reduction in the interest rate of its Term ~~B~~C Loans prior to the ~~first~~six month anniversary of the ~~Closing~~Amendment No. 1 Effective Date, the Borrower shall have paid such Term ~~B~~C Lender a fee equal to 1.0% of the principal amount of its Term ~~B~~C Loans.

Each Lender agrees that, if the Borrower elects to replace such Lender in accordance with this Section 4.07, it shall promptly execute and deliver to the Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register.

4.08         Survival.  The agreements and obligations of the Borrower in this Article IV shall survive the payment of all other Obligations, and the Borrower will not have an obligation to pay any amount hereunder unless a demand is made within 180 days after the date upon which the Agent’s or applicable Lender’s right to reimbursement arises.

ARTICLE V

CONDITIONS PRECEDENT

5.01         Conditions to Effectiveness and Initial Credit Extension.  This Agreement shall not become effective, and no Lender or Issuer shall be required to make the initial Credit Extension hereunder, unless and until the Agent shall have received all of the following, in form and substance satisfactory to the Agent, and in the case of documents, in the number of originals requested by the Agent (except that only one original of each requested Note shall be signed):

(a)           This Agreement executed by each party thereto.

(b)           The Security Agreement duly executed by the Borrower and each Guarantor (as amended, the “Security Agreement”), together with:

(i)            UCC-1 Financing Statements in form appropriate for filing under the UCC of all jurisdictions in which any Loan Party is organized in form satisfactory to the Agent;

(ii)           copies of UCC tax and judgment lien searches, or equivalent reports in such jurisdictions as the Agent may reasonably request; and

(iii)          a Perfection Certificate (as defined in the Security Agreement), duly executed by each of the Loan Parties.

(c)           a Patent Security Agreement and Trademark Security Agreement (as each such term is defined in the Security Agreement and to the extent applicable), duly executed by each applicable Loan Party in appropriate form for filing with the United States Patent & Trademark Office, as applicable (each, an “Intellectual Property Security Agreement”).

(d)           [Reserved].

(e)           Such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Agent may reasonably request evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party.

(f)            Such documents and certifications as the Agent may reasonably request to evidence that each Loan Party is duly organized or formed, and validly existing, in good standing (or similar status) in its jurisdiction of organization.

(g)           A favorable opinion of Foley & Lardner LLP, counsel to the Loan Parties, addressed to the Agent and the Lenders, as to the matters set forth in Exhibit G.

(h)           A certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 5.02(b) and (c) have been satisfied and (B) that (i) the Company (as defined in the Merger Agreement) has not become subject to any action or event which resulted in or may likely result in a “Company Material Adverse Effect” (as defined in the Merger Agreement) and (ii) other than changes or effects prior to October 18, 2010 in connection with specific events (and not general economic or industry conditions) applicable specifically to the Borrower and/or its Subsidiaries as disclosed in the Borrower’s SEC filings (form 10-K, 10-Q and 8-K) prior to October 18, 2010 (but, for the avoidance of doubt, not excluding any changes or effects subsequent to such disclosure or the subsequent worsening of any condition beyond what was described in such SEC filings), there has been no change, occurrence or development since the date of the Audited Financial Statements of the Borrower and its Subsidiaries (other than the Acquired Business and its Subsidiaries), that either individually or in the aggregate, could reasonably be expected to have a “Material Adverse Effect” (both before and after giving effect to the Transaction) on the Borrower and its Subsidiaries (other than the Acquired Business and its Subsidiaries), taken as a whole.

(i)            A certificate attesting to the Solvency of the Loan Parties, taken as a whole, before and after giving effect to the Transaction, from its Chief Financial Officer, substantially in the form of Exhibit H.

(j)            Evidence reasonably satisfactory to the Agent that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Agent, on behalf of the Secured Creditors, as an additional insured or loss payee, as the case may be, under all insurance policies (including any flood insurance policies) maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral.

(k)           Evidence reasonably satisfactory to the Agent that the Existing Credit Agreement has been, or concurrently with the Effective Date is being, terminated (subject to the survival of any provisions thereof that expressly survive such termination) and all Liens securing obligations under the Existing Credit Agreement have been, or concurrently with the Effective Date are being, released.

(l)            Evidence reasonably satisfactory to the Agent that the Merger shall be consummated pursuant to the Merger Agreement substantially concurrently with the funding of the Term B Loans on the Effective Date without any waiver or amendment thereof that is materially adverse to the Lenders without the written consent of the Required Lenders.

Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender unless the Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.  The Agent shall promptly notify the Borrower and the Lenders of the occurrence of the Effective Date, which notice shall be conclusive and binding.

5.02         Conditions to All Credit Extensions.  The obligation of each Lender to make any Loan to be made by it and the obligation of any Issuer to Issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

(a)           Notice, Application.  The Agent shall have received a Notice of Borrowing or in the case of any Issuance of any Letter of Credit, the applicable Issuer and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02;

(b)           Continuation of Representations and Warranties.  The representations and warranties in Article VI shall be true and correct in all material respects on and as of such Borrowing Date or Issuance

Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); provided, however, that with respect to such representations and warranties to be made on the Effective Date and solely as they relate to the Acquired Business and its Subsidiaries (and not to the Borrower or any of its other Subsidiaries), only the Merger Agreement Representations and the Specified Representations shall be required to be true and correct in all material respects as of the Effective Date; and

(c)           No Existing Default.  No Default or Event of Default shall exist or shall result from such Borrowing or Issuance (in each case excluding a Default or Event of Default resulting from the breach of a representation or warranty relating to the Acquired Business or any of its Subsidiaries that is not a condition to the Credit Extensions made on the Effective Date pursuant to the proviso to clause (b) above).

Each Notice of Borrowing submitted by the Borrower hereunder and each L/C Application or L/C Amendment Application submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of each such notice and as of each Borrowing Date or Issuance Date, as applicable, that the conditions in this Section 5.02 are satisfied.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Agent and each Lender as follows:

6.01         Corporate Existence and Power.  The Borrower and each of its Subsidiaries:

(a)           is a corporation or other entity duly organized, validly existing and, to the extent applicable to such entity, in good standing under the laws of the jurisdiction of its incorporation or organization;

(b)           has the power and authority and all governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and to carry on its business and (ii) in the case of each Loan Party, to execute, deliver, and perform its obligations under the Loan Documents and Related Documents to which it is a party and consummate the Transaction;

(c)           is duly qualified as a foreign entity in each state in the United States and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

(d)           is in compliance with all Requirements of Law;

except, in each case referred to in subsection (a) (except as it relates to the Borrower), (b)(i), (c) or (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02         Corporate Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other action, and do not and will not:

(a)           contravene the terms of any of such Person’s Organization Documents;

(b)           conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

(c)           violate any Requirement of Law.

6.03         Governmental and Third-Party Authorization.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person (except those that have been obtained and remain in effect and disclosure filings that are required to be made with the SEC in connection with the Transaction) is necessary or required to be made or obtained by any Loan Party in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or Related Document, or for the consummation of the Transaction.

6.04         Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

6.05         Litigation.  There are no actions, suits or proceedings pending or, to the best knowledge of any Loan Party, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower, or any of its Subsidiaries or any of their respective properties:

(a)           which pertain to this Agreement, any other Loan Document or any of the transactions contemplated hereby; or

(b)           as to which, individually or in the aggregate, there exists a substantial likelihood of an adverse determination, which determination could reasonably be expected to have a Material Adverse Effect.

6.06         No Default.  Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

6.07         ERISA Compliance.  Except as specifically disclosed in Schedule 6.07:

(a)           Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.  Each Pension Plan which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, except to the extent that the failure to receive such letter could not reasonably be expected to have a Material Adverse Effect, and, to the best knowledge of the Borrower, nothing has occurred that would cause the loss of such tax-qualified status, except to the extent that such loss would not reasonably be expected to have a Material Adverse Effect.

(b)           There are no pending or, to the best knowledge of Borrower, threatened (in writing) claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)           Except to the extent that the following could not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)           Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any material unsatisfied obligation to contribute to, or material liability under, any active or terminated Pension Plan other than (i) on the Effective Date, those listed on Schedule 6.07 hereto, and (ii) thereafter, any Pension Plan with respect to which the Borrower provides notice to Agent pursuant to Section 7.03(d)(ii) hereto.

6.08         Use of Proceeds; Margin Regulations.  The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.11.  Neither the Borrower nor any other Loan Party is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds from any extension of credit under this Agreement shall be used, directly or indirectly, for purposes of purchasing or carrying Margin Stock in violation of Regulations T, U or X of the FRB.

6.09         Ownership of Property; Liens; Investments.  Each Loan Party has good record and marketable title in fee simple to, or valid leasehold or other valid contractual interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title or interest as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.10         Taxes.  Except as disclosed on Schedule 6.10, the Borrower and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes shown on such returns and reports and all material assessments imposed by any governmental authority, except for taxes and assessments that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against the Borrower or any of its Subsidiaries that would have a Material Adverse Effect.

6.11         Financial Statements; No Material Adverse Effect.

(a)           The Audited Financial Statements with respect to the Borrower, and, to the Borrower’s knowledge, the Audited Financial Statements with respect to the Acquired Business (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise noted therein; (ii) fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries or the Acquired Business and its Subsidiaries, as the case may be, as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein; and (iii) show all material Indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries or the Acquired Business and its Subsidiaries, as the case may be, as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness, in each case to the extent required by GAAP.

(b)           The unaudited consolidated balance sheets with respect to the Borrower and, to the Borrower’s knowledge, with respect to the Acquired Business, in each case, dated March 31, 2010, June 30, 2010 and September 30, 2010, and the related consolidated statements of income or operations and cash flows for the fiscal quarter ended on that date, in each case, (x) were prepared in accordance with GAAP consistently applied throughout the period covered thereby (except as indicated in such statements or in the notes thereto), and (y) fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries or the Acquired Business and its Subsidiaries, as the case may be, as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (x) and (y), to the absence of footnotes and to normal year-end audit adjustments.

(c)           Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

6.12         Environmental Matters.  The Borrower and its Subsidiaries conduct in the ordinary course of business (in a manner sufficient to enable the Borrower to make the representation and warranty set forth in this Section 6.12) a review of the effect of existing Environmental Laws and Environmental Claims on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except for matters for which adequate reserves are maintained or as specifically disclosed in Schedule 6.12, the aggregate effects of such Environmental Laws and Environmental Claims could not reasonably be expected to have a Material Adverse Effect.

6.13         Regulated Entities.  None of the Borrower, any Person controlling the Borrower, or any Subsidiary, is an “Investment Company” within the meaning of the Investment Company Act of 1940.

6.14         Capitalization; Subsidiaries.  As of the Effective Date, the Borrower has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.14 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 6.14.

6.15         Insurance.  Except to the extent the failure to be so insured could not reasonably be expected to have a Material Adverse Effect, the properties of the Borrower and its Subsidiaries are self-insured in a manner permitted under Section 7.06 or otherwise insured with financially sound and reputable insurance companies not Affiliates of the Borrower in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and are similarly situated.

6.16         Compliance with Laws.  Each Loan Party is in compliance in all material respects with the Requirements of Law (including, without limitation, the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001)) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such Requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate action or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.17         Intellectual Property, Licenses, Etc.  Each Loan Party owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person except as would not, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.18         Collateral Documents.  The provisions of the Collateral Documents are effective to create in favor of the Agent for the benefit of the Secured Creditors a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 8.01) on all right, title and interest of the respective Loan Parties in the Collateral.  Except for filings completed prior to the Effective Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

6.19         Solvency.  The Loan Parties, on a consolidated basis, are Solvent.

6.20         Labor Matters.  There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any other Loan Party as of the Effective Date and, as of the Effective Date, neither the Borrower nor any other Loan Party has suffered any strikes, walkouts, work stoppages or other similar material labor difficulty within the last five years.

6.21         Full Disclosure.  None of the representations or warranties made by any Loan Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Loan Party in connection with the Loan Documents contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered (it being understood that any projections and forecasts provided by the Borrower or any of its Subsidiaries are based on good faith estimates and assumptions believed by the Borrower or such Subsidiary to be reasonable as of the date of the applicable projections or forecasts and that actual results during the periods covered by any such projections and forecasts may differ from projected or forecasted results).

6.22         OFAC.  No Loan Party (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) knowingly engaged in any dealings or transactions prohibited by Section 2 of such executive order, or otherwise knowingly associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than any contingent indemnification or similar obligation not yet due and payable, and any Obligations arising under any Rate Swap Document or Cash Management Agreement) shall remain unpaid or unsatisfied, or any Letter of Credit (other than any Supported Letter of Credit) shall remain outstanding, unless the Required Lenders waive compliance in writing:

7.01         Financial Statements; Projections.  The Borrower shall deliver to the Agent (which shall promptly make available to each Lender):

(a)           as soon as available, but not later than 90 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2010), a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income, shareholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the report of PricewaterhouseCoopers LLP or another nationally-recognized independent public accounting firm (the “Independent Auditor”) which report shall (i) state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP, (ii) to the extent required to be provided pursuant to the rules and regulations of the SEC, include the attestation report of the Independent Auditor on management’s assessment of the effectiveness of the Borrower’s internal controls over financial reporting as of the end of such fiscal year as set forth in the Borrower’s report on Form 10-K for such fiscal year and (iii) not be qualified as to “going concern” or qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Borrower’s or any Subsidiary’s records; provided that if the Independent Auditor’s report with respect to such consolidated financial statements is a combined report (that is, one report containing both an opinion on such consolidated financial statements and an opinion on internal controls over financial reporting), then such report may include a qualification or limitation relating to the Borrower’s system of internal controls over financial reporting due to the exclusion of any acquired business from the Independent Auditor’s management report on internal controls over financial reporting to the extent such exclusion is permitted under provisions published by the SEC or other applicable Governmental Authority;

(b)           as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ending March 31, 2011), a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter and the related consolidated statements of income, shareholders’ equity and cash flows for the period commencing on the first day and ending on the last day of such fiscal quarter, together with a consolidating income statement for such period, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to good faith year-end and audit adjustments and the absence of footnotes), the financial position and the results of operations of the Borrower and its Subsidiaries; and

(c)           as soon as available, and in any event no later than 60 days after the end of each fiscal year of the Borrower commencing with the fiscal year ending December 31, 2011, a detailed consolidated budget for the then current fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect.

7.02         Certificates; Other Information.  The Borrower shall furnish to the Agent (which shall promptly make available to each Lender):

(a)           concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items, if any, that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

(b)           concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer (which delivery may, unless the Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c)           concurrently with the delivery of the financial statements referred to in Section 7.01(a), a consolidating income statement for such year (which need not be audited) setting forth in comparative form the figures for the previous fiscal year;

(d)           promptly, copies of all financial statements and reports that the Borrower sends to its shareholders generally, and copies of all registration statements (other than Exhibits thereto and any registration statements on Form S-8 or its equivalent) and final reports on Forms 10-K and 10-Q that the Borrower shall have filed with the SEC;

(e)           promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect; and

(f)            promptly, such additional information regarding the business, financial position or organizational affairs of the Borrower or any Subsidiary as the Agent, at the request of any Lender, may from time to time reasonably request.

Documents required to be delivered pursuant to Section 7.01, Section 7.02(b) or Section 7.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that the Borrower shall notify (which may be by facsimile or electronic mail) the Agent (which shall notify each Lender) of the posting of any such document and, promptly upon request by the Agent, provide to the Agent by electronic mail an electronic version (i.e., a soft copy) of any such document specifically requested by the Agent.  The Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) MLPF&S and/or Bank of America will make available to the Lenders and the Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) to Lenders and potential Lenders by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders or potential Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all Borrower Materials that are made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized MLPF&S, Bank of America, the Lenders and the proposed Lenders to treat the Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws, it being understood that certain of the Borrower Materials may be subject to the confidentiality requirements of Section 11.08; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) MLPF&S and Bank of America shall treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on, and shall only post the Borrower Materials on, the portion of the Platform not designated “Public Investor.”  Notwithstanding the foregoing, the Borrower shall be under no obligation to mark the Borrower Materials “PUBLIC”.

7.03         Notices.  The Borrower shall notify the Agent (and the Agent shall promptly thereafter notify each Lender):

(a)           promptly after a Responsible Officer obtains knowledge thereof, of the occurrence of any Default or Event of Default;

(b)           promptly after a Responsible Officer obtains knowledge thereof, of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c)           promptly after a Responsible Officer obtains knowledge thereof, of the determination by the Independent Auditor or the Borrower of the occurrence or existence of an Internal Control Event that could reasonably be expected to have a Material Adverse Effect;

(d)           promptly, but in no event more than 10 days after such event becomes known to a Responsible Officer, (i) the occurrence of any ERISA Event that could reasonably be expected to result in liability to the Borrower and its Subsidiaries in excess of the Threshold Amount in the aggregate, and deliver to the Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such ERISA Event; and (ii) to the extent not previously disclosed on Schedule 6.07, the name of any Pension Plan which the Borrower or any ERISA Affiliate begins to maintain or to which it begins to contribute, or with respect to which the Borrower or an ERISA Affiliate assumes or incurs any material liability or material unsatisfied obligation to contribute; and

(e)           of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof impacting any financial covenant calculations herein (it being understood that disclosure of any such change in the Borrower’s SEC filings shall be deemed to satisfy the requirements of this Section 7.03).

Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Borrower or any affected Subsidiary proposes to take with respect thereto and at what time.  Each notice under Section 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

7.04         Preservation of Corporate Existence, Etc.  Except as otherwise expressly permitted hereby, the Borrower shall, and shall cause each Loan Party to:

(a)           preserve and maintain in full force and effect its corporate or other organizational existence and good standing (if applicable) under the laws of its state or jurisdiction of formation, except in a transaction permitted by Section 8.02 or Section 8.03 or as otherwise permitted herein; provided, however, that the Borrower may consummate the Merger;

(b)           preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses, approvals and franchises necessary or desirable in the normal conduct of its business except (i) in connection with transactions permitted by Sections 8.02 and 8.03 and/or (ii) for any of the foregoing the expiration or termination of which could not reasonably be expected to have a Material Adverse Effect;

(c)           use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill except to the extent otherwise permitted herein; and

(d)           preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

7.05         Maintenance of Property.  The Borrower shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.06         Insurance.

(a)           Except to the extent the failure to so maintain could not reasonably be expected to have a Material Adverse Effect, the Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; provided that self insurance of risks and in amounts customary in the Borrower’s and its Subsidiaries’ industry shall be permitted; provided, further, that all such insurance shall (i) provide for not less than 30 days’ prior notice to the Agent of termination, lapse or cancellation of such insurance, (ii) name the Agent as additional insured on behalf of the Secured Creditors (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable and (iii) be reasonably satisfactory in all other respects to the Agent.

(b)           With respect to each Mortgaged Property, the Borrower shall obtain flood insurance in such total amount as the Agent or the Required Lenders may from time to time reasonably require if at any time the area in which any improvements are located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

7.07         Payment of Taxes.  The Borrower shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all Federal and other material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary.

7.08         Compliance with Laws.  The Borrower shall comply, and shall cause each Subsidiary to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including ERISA and the Federal Fair Labor Standards Act), except (a) such as may be contested in good faith or as to which a bona fide dispute may exist or (b) to the extent non-compliance could not reasonably be expected to have a Material Adverse Effect.

7.09         Inspection of Property and Books and Records.  The Borrower shall maintain, and shall cause each Subsidiary to maintain, books of record and account sufficient to permit the preparation of consolidated financial statements in conformity with GAAP.  The Borrower shall permit, and shall cause each Loan Party to permit, representatives and independent contractors of the Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower, all at the expense of such Lender or, if applicable, the Agent; provided that when an Event of Default exists the Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

7.10         Environmental Laws.  The Borrower shall, and shall cause each Subsidiary to, (i) conduct its operations and keep and maintain its property in compliance with all Environmental Laws and Environmental Permits and (ii) obtain and renew all Environmental Permits necessary for its operations and properties, the violation of or failure to obtain or renew which could reasonably be expected to have a Material Adverse Effect.

7.11         Use of Proceeds.  The Borrower shall use the proceeds of the Loans (a) to finance the Merger and the Refinancing and the prepayment of Term B Loans with the proceeds of the Term C Loan, and to pay fees and expenses incurred in connection with the Transaction and such prepayment of Term B Loans and (b) with respect to the Revolving Loans, for working capital and for general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.  Neither the Borrower nor any of its Subsidiaries shall use the proceeds of the Loans, directly or indirectly, to purchase or carry Margin Stock in violation of Regulation T, U or X of the FRB.   Neither the Borrower nor any of its Subsidiaries shall use the proceeds of the Loans, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

7.12         Guarantors.  The Borrower shall take all steps necessary to ensure that not later than 45 days after the Borrower creates or acquires (directly or indirectly) any Material Domestic Subsidiary and not later than 45 days after the last day of any fiscal quarter during which any previously owned or acquired Subsidiary becomes a Material Domestic Subsidiary, such Material Domestic Subsidiary becomes a party to the Security Agreement.  For the avoidance of doubt, the Borrower may from time to time add any of its Subsidiaries as a party to the Security Agreement even if not required pursuant to this Section 7.12.

7.13         Further Assurances.

(a)           The Borrower shall take, execute and deliver, and cause each other Loan Party to take, execute and deliver, any and all such further acts, security agreements, assignments, financing statements and continuations thereof, termination statements, certificates, control agreements and other instruments, that the Agent may reasonably request from time to time in order to preserve and protect the Liens of the Collateral Documents.

(b)           Notwithstanding anything to the contrary in the Loan Documents, (i) no amount due from or other obligation of the Borrower shall be (directly or indirectly) secured by an asset of any Foreign Subsidiary and no Foreign Subsidiary or Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code shall be required to become a Guarantor, (ii) neither the Borrower nor any Domestic Subsidiary shall be required to pledge more than 65% of the Equity Interests in any Foreign Subsidiary and (iii) no Loan Party shall be required to pledge Margin Stock.

(c)           Notwithstanding any other provision of this Agreement or any other Loan Document, during the 60-day period (or such longer period as the Agent agrees in its sole and complete discretion) following the date on which any Person becomes a party to, or the Equity Interests of any Person are pledged pursuant to, any Collateral Document, the Agent and such Person (or any other applicable Loan Party) may (i) enter into such amendments and supplements (including updates of the schedules) to any Collateral Document as are necessary or appropriate to cause the representations and warranties therein to be accurate and complete with respect to such Person and (ii) modify the covenants and other provisions thereof in such manner as the Agent deems necessary or appropriate to accommodate the addition of such Person as a party to, or the pledge of such Person’s Equity Interests under, such Collateral Document (and neither the inaccuracy or incompleteness of any applicable representation or warranty nor any non-compliance with any applicable covenant or other provision in any applicable Loan Document shall give rise to a Default or Event of Default prior to the end of such period so long as such inaccuracy, incompleteness or non-compliance does not impair the Agent’s Lien for the benefit of the Secured Creditors on any material portion of the applicable Collateral or the Agent’s rights for the benefit of the Secured Creditors with respect thereto in any material respect).

(d)           The Borrower shall deliver, or cause to be delivered, within ten (10) Business Days of the Closing Date, the certificates representing the Equity Interests listed on Schedule 7.14(d).

7.14         Covenant to Give Security.

(a)           At the time any Subsidiary (or such later time as set forth below) is required to execute a joinder to the Security Agreement pursuant to Section 7.12, the Borrower shall, at the Borrower’s expense:

(i)            promptly after such joinder is provided, cause such Subsidiary to duly execute and deliver to the Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, Perfection Certificates, Intellectual Property Security Agreements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Agent (including delivery of all certificates, if any, representing the Equity Interests in and of such Subsidiary, and other instruments of the type specified in Section 5.01(b)), securing payment of all the Obligations of such Subsidiary under the Loan Documents and constituting Liens on all such real and personal properties (subject to the threshold amounts set forth in clause (b) below),

(ii)           promptly after such joinder is provided, cause such Subsidiary to take whatever action (including the recording of mortgages, the filing of UCC financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Agent to vest in the Agent (or in any representative of the Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, Intellectual Property Security Agreements and security and pledge agreements delivered pursuant to this Section 7.14, and

(iii)          deliver to the Agent, promptly after the request of the Agent in its reasonable discretion, a signed copy of a favorable opinion, in form reasonably satisfactory to the Agent and addressed to the Agent and the other Secured Creditors, of counsel for the Loan Parties as to the matters contained in clauses (i) and (ii) above and Section 7.12, and as to such other matters as the Agent may reasonably request, and

(iv)          as promptly as practicable after such joinder is provided, deliver, upon the request of the Agent in its reasonable discretion, to the Agent with respect to each parcel of real property owned or held by the entity that is the subject of such formation or acquisition and that is required to become a Mortgaged Property hereunder title policies, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Agent; provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Agent and such delivery shall satisfy the delivery requirement under this clause (iv).

(b)           Upon the acquisition of any property constituting Collateral with an aggregate book or fair market value in excess of $5,000,000 by any Loan Party, if such property, in the reasonable judgment of the Agent, shall not already be subject to a perfected first priority security interest (subject to Permitted Liens) in favor of the Agent for the benefit of the Secured Creditors, then the Borrower shall, at the Borrower’s expense:

(i)            promptly after such acquisition, cause the applicable Loan Party to duly execute and deliver to the Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, Intellectual Property Security Agreements, Security Agreements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Agent, securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such properties,

(ii)           promptly after such acquisition, cause the applicable Loan Party to take whatever action (including the recording of mortgages, the filing of UCC financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Agent to vest in the Agent (or in any representative of the Agent designated by it) valid and subsisting Liens on such property, and

(iii)          deliver to the Agent, promptly after the request of the Agent in its reasonable discretion, a signed copy of a favorable opinion, in form reasonably satisfactory to the Agent and addressed to the Agent and the other Secured Creditors, of counsel for the Loan Parties as to the matters contained in clauses (i) and (ii) above and as to such other matters as the Agent may reasonably request, and

(iv)          as promptly as practicable after any acquisition of a real property that is required to become a Mortgaged Property hereunder, deliver to the Agent (x) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto) and (y) upon the request of the Agent in its reasonable discretion, to the Agent with respect to such real property title policies, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Agent and such delivery shall satisfy the delivery requirement under this clause(iv).

(c)           Promptly upon the request of the Agent following the occurrence and during the continuance of an Event of Default, the Borrower shall, at the Borrower’s expense:

(i)            furnish to the Agent a description of the material owned real and personal properties of the Loan Parties in detail reasonably satisfactory to the Agent,

(ii)           duly execute and deliver, and cause each Loan Party (if it has not already done so) to duly execute and deliver, to the Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, Intellectual Property Security Agreements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Agent (including delivery of all certificates, if any, representing the Equity Interests in and of such Subsidiary, and other instruments of the type specified in Section 5.01(b)), securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such properties (subject to the threshold amounts set forth in clause (b) above),

(iii)          take, and cause each Loan Party to take, whatever action (including the recording of mortgages, the filing of UCC financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Agent to vest in the Agent (or in any representative of the Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, Intellectual Property Security Agreements and security and pledge agreements delivered pursuant to this Section 7.14, and

(iv)          deliver to the Agent a signed copy of a favorable opinion, in form reasonably satisfactory to the Agent and addressed to the Agent and the other Secured Creditors, of counsel for the Loan Parties as to the matters contained in clauses (ii) and (iii) above, and as to such other matters as the Agent may reasonably request, and

(v)           as promptly as practicable after such request, deliver, upon the request of the Agent in its reasonable discretion, to the Agent with respect to each parcel of real property owned or held by the Borrower and its Subsidiaries that is required to become a Mortgaged Property hereunder, title policies, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Agent; provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Agent and such delivery shall satisfy the delivery requirement under this clause (v).

ARTICLE VIII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than any contingent indemnification or similar obligation not yet due and payable, and any Obligations arising under any Rate Swap Document or Cash Management Agreement) shall remain unpaid or unsatisfied, or any Letter of Credit (other than any Supported Letter of Credit) shall remain outstanding:

8.01                           Liens.  The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a)                                  any Lien existing on property of the Borrower or any Subsidiary on the Effective Date and set forth in Schedule 8.01 securing (i) Indebtedness (or commitments therefor) outstanding on the Effective Date and (ii) any Permitted Refinancing Indebtedness in respect of Indebtedness described in subclause (i);

(b)                                 any Lien created under any Loan Document, any Lien securing any Swap Contract permitted hereunder and any Lien securing a Cash Management Agreement entered into in the ordinary course of business;

(c)                                  Liens for taxes, fees, assessments or other governmental charges which are not delinquent for more than 90 days or remain payable without penalty, or if and to the extent that non-payment thereof is permitted by Section 7.07; provided that no notice of lien has been filed or recorded under the Code;

(d)                                 carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e)                                  Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment and other insurance and other social security legislation;

(f)                                    Liens on the property of the Borrower or its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases and statutory obligations, (ii) Contingent Obligations in connection with Surety Bonds and appeal bonds and (iii) other non-delinquent obligations of a like nature, in each case, incurred in the ordinary course of business (and treating as non-delinquent any delinquency which is being contested in good faith and by appropriate actions, which actions have the effect of preventing the forfeiture or sale of the property subject thereto);

(g)                                 Liens consisting of judgment or judicial attachment liens not constituting a Default under Section 9.01(i); provided that the enforcement of such Liens is effectively stayed;

(h)                                 easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Borrower and its Subsidiaries;

(i)                                     Liens securing Indebtedness permitted by Section 8.05(c); provided, in each case, that (i) no such Lien shall at any time encumber any property other than the property financed by such Indebtedness (or the Indebtedness which was refinanced in the case of Permitted Refinancing Indebtedness), improvements thereon, replacements thereof and proceeds thereof (provided that individual financings permitted by this subsection (i) provided by one Person (or an Affiliate thereof) may be cross-collateralized to other financings provided by such Person and its Affiliates that are permitted by this subsection (i)), and (ii) the Indebtedness secured thereby shall not exceed the cost of the property being acquired on the date of acquisition;

(j)                                     Liens arising solely by virtue of any statutory or common law provision or otherwise created in the ordinary course of business relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, including to facilitate the operation of cash pooling, interest set-off and/or sweep accounts; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower or any Subsidiary in excess of those set forth by regulations promulgated by the FRB and (ii) such deposit account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution;

(k)                                  Liens securing reimbursement obligations incurred in the ordinary course of business for letters of credit or banker’s acceptances, which Liens encumber only goods, or documents of title covering goods, which are purchased in transactions for which such letters of credit or banker’s acceptances are issued;

(l)                                     Liens securing Indebtedness permitted by Section 8.05(h) so long as such Liens (i) attach only to specific assets (or assets of a Person that is not, and is not required to become, a Subsidiary Guarantor) acquired in a Permitted Acquisition (including through the acquisition of a Person that becomes a Subsidiary) and not to any other property of the Borrower or any of its other Subsidiaries and (ii) were not created in contemplation thereof;

(m)                               Liens securing Indebtedness or other obligations of the Borrower and its Subsidiaries not to exceed in the aggregate, at any time outstanding, $40,000.000;

(n)                                 Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods incurred in the ordinary course of business;

(o)                                 leases, subleases, licenses or sublicenses (including, in the case of licenses and sublicenses, of intellectual property) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary and do not secure any Indebtedness;

(p)                                 Liens (i) of a collecting bank arising under Section 4-210 of the UCC on items in the ordinary course of collection, and (ii) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(q)                                 any interest or title of (i) an owner of equipment or inventory on loan or consignment to the Borrower or any of its Subsidiaries and Liens arising from precautionary UCC financing statement filings made in respect of operating leases entered into by the Borrower or any Subsidiary in the ordinary course of business; and (ii) a lessor or secured by a lessor’s interest under any lease permitted hereunder;

(r)                                    options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the other similar Investments permitted by Section 8.04;

(s)                                  contractual rights of set-off and similar rights securing Swap Contracts so long as any related Indebtedness is permitted to be incurred hereunder;

(t)                                    rights of first refusal, put, call and similar rights arising in connection with repurchase agreements that constitute Investments permitted hereunder;

(u)                                 Liens on assets of a Securitization Subsidiary securing Securitization Obligations in connection with a Permitted Securitization; and

(v)                                 any extension, renewal or substitution of or for any Lien permitted by subsection (l) of this Section, to the extent that (i) the amount of the Indebtedness or other obligation or liability secured by the applicable Lien shall not exceed the Indebtedness or other obligation or liability existing immediately prior to such extension, renewal or substitution and (ii) the scope of the property subject to such Lien is not increased.

Any Lien permitted above on any property may extend to the identifiable proceeds of such property.

8.02                           Disposition of Assets.  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of related transactions) any of its property (any such transaction, excluding, for the avoidance of doubt, (i) any issuance by the Borrower of its own Equity Interests or any other Loan Party of its Equity Interests to any other Loan Party and (ii) any involuntary disposition or disposition as to which a Recovery Event occurs, a “Disposition”), including accounts and notes receivable, with or without recourse, and the Capital Stock in any Subsidiary, or enter into any agreement to do any of the foregoing, except:

(a)                                  Dispositions of inventory in the ordinary course of business and Dispositions of used, worn-out, obsolete or surplus assets;

(b)                                 Dispositions of equipment, to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment or the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement equipment;

(c)                                  Dispositions (i) between and among Loan Parties, (ii) from any Subsidiary that is not a Loan Party to the Borrower or any other Subsidiary and (iii) that are permitted under Section 8.03 (other than Section 8.03(b));

(d)                                 Dispositions of cash and Cash Equivalents and the making of Investments permitted by Section 8.04;

(e)                                  the granting of non-exclusive licenses of patents, trademarks and copyrights by the Borrower or any Subsidiary;

(f)                                    Dispositions of past due accounts receivable without credit recourse in transactions that do not constitute securitizations in connection with the compromise or collection thereof, in each case in the ordinary course of business;

(g)                                 Dispositions in the ordinary course of business of tangible property as part of a like-kind exchange under Section 1031 of the Code;

(h)                                 Dispositions in the ordinary course of business consisting of the abandonment of intellectual property rights that, in the reasonable good faith determination of the applicable Loan Party, are not material to the conduct of its business;

(i)                                     Dispositions of accounts receivable, lease receivables, other financial assets and other rights and related assets pursuant to a Permitted Securitization; and

(j)                                     Dispositions that are not permitted by the foregoing provisions of this Section 8.02; provided that (i) any such Disposition is made for fair market value, (ii) no Event of Default shall exist at the time of or shall exist upon consummation of any such Disposition, (iii) at least 75% of the consideration for such Disposition, in the case of any Disposition involving assets with a fair market value in excess of $5,000,000, is payable in cash or Cash Equivalents and (iv) the aggregate value of all assets disposed of by the Borrower and its Subsidiaries pursuant to this subsection (j) shall not exceed during any fiscal year, in the aggregate, $50,000,000; provided, however, that any portion of the maximum amount permitted as described in clause (iv) above may, if not used in the fiscal year for which it is permitted above, be carried over for expenditure in the next following fiscal year; and provided, further, if any such amount is so carried over, it will be deemed used in the applicable subsequent fiscal year before the amount permitted based on the amount determined without giving effect to this proviso or the preceding proviso.

8.03                           Consolidations and Mergers.  The Borrower shall not, and shall not permit any Subsidiary to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that:

(a)                                  (i) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower; provided that the Borrower shall be the continuing or surviving corporation, (ii) any Subsidiary of the Borrower may be merged or consolidated with or into any Guarantor; provided that either (x) the Guarantor shall be the continuing or surviving corporation or (y) simultaneously with such transaction, the continuing or surviving corporation shall become a Guarantor and (iii) any Subsidiary of the Borrower that is not a Guarantor may be merged or consolidated with or into any other Subsidiary of the Borrower that is not a Guarantor or any other Subsidiary of the Borrower that is a Guarantor if such Guarantor is the surviving entity or the Borrower if the Borrower is the surviving entity;

(b)                                 any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) in a Disposition permitted by Section 8.02 or to the Borrower or any Guarantor;

(c)                                  any Investment expressly permitted by Section 8.04 may be structured as a merger, consolidation or amalgamation, subject to clause (a)(i) above; and

(d)                                 the Borrower may consummate, or cause the consummation of, the Merger.

8.04                           Investments.  The Borrower shall not, and shall not permit any Subsidiary to, make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a)                                  extensions of trade credit in the ordinary course of business;

(b)                                 Investments in Cash Equivalents;

(c)                                  loans and advances to officers and employees of the Borrower and its Subsidiaries in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount not to exceed $5,000,000 at any one time outstanding;

(d)                                 Capital Expenditures permitted by Section 8.11;

(e)                                  Investments by (i) any Loan Party in any other Loan Party (including in any joint venture that is a Subsidiary), (ii) by any Subsidiary that is not a Loan Party in the Borrower or any other Subsidiary and (iii) by the Loan Parties in Subsidiaries that are not Loan Parties in an aggregate principal amount not to exceed $15,000,000;

(f)                                    any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or any similar transaction in the normal course of business;

(g)                                 Permitted Acquisitions and the Merger;

(h)                                 any Investment received in consideration for a Disposition permitted by Section 8.02(j);

(i)                                     Investments consisting of the transfer of Capital Stock or Indebtedness of a Foreign Subsidiary to the Borrower or any other Subsidiary of the Borrower;

(j)                                     other Investments in an aggregate amount outstanding pursuant to this subsection (j) not to exceed $30,000,000 outstanding at any time;

(k)                                  Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers of the Borrower or any of its Subsidiaries and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers of the Borrower or any of its Subsidiaries arising in the ordinary course of business;

(l)                                     Investments constituting Swap Contracts entered into in compliance with Section 8.12 hereof;

(m)                               so long as (x) no Default or Event of Default has occurred and is continuing and (y) the Borrower would be in compliance on a pro forma basis with each of the covenants set forth in Sections 8.09 and 8.10 as of the last day of the most recent quarter for which internal financial statements are available on the date any such Investment is made, Investments in an aggregate amount equal to the portion, if any, of the Available Amount on such date that the Borrower elects to apply pursuant to this subsection (m);

(n)                                 Investments in joint ventures in an aggregate amount outstanding from time to time of up to $25,000,000;

(o)                                 Investments and Guaranty Obligations consisting of Indebtedness incurred in accordance with Section 8.05(b) or (e);

(p)                                 Acquisitions made as a reinvestment of the proceeds of any Disposition or Recovery Event as contemplated by the definition of “Net Cash Proceeds”;

(q)                                 Investments (i) by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Guarantor and (ii) by any Foreign Subsidiary in any other Foreign Subsidiary;

(r)                                    Investments existing on the Effective Date and described on Schedule 8.04; and

(s)                                  (i) Investments in a Securitization Subsidiary in connection with a Permitted Securitization; provided that any such Investment in a Securitization Subsidiary is in the form of a contribution of additional assets in connection with a Permitted Securitization or as common equity or subordinated indebtedness, and (ii) payments of fees and purchases of a Securitization Subsidiary’s assets pursuant to a repurchase obligation pursuant to Standard Securitization Undertakings, in each case in connection with a Permitted Securitization.

The amount of any Investment shall be calculated under this Section 8.04 net of any cash returns of principal and capital cash dividends and other cash returns received by a Loan Party on or after the Effective Date in respect of such Investment.

8.05                           Indebtedness.  The Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, other than:

(a)                                  Indebtedness pursuant to any Loan Document;

(b)                                 Indebtedness of (i) any Loan Party to any other Loan Party and (ii) any Subsidiary that is not a Loan Party to the Borrower or any Subsidiary;

(c)                                  Indebtedness (including Capital Lease Obligations) incurred to finance the acquisition of fixed or capital assets and Permitted Refinancing Indebtedness in respect thereof in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding;

(d)                                 (i) the Senior Notes (and Guaranty Obligations of any Guarantor in respect thereof), (ii) Indebtedness outstanding on the date hereof and listed on Schedule 8.05 and (iii) any Permitted Refinancing Indebtedness in respect of any of the foregoing Indebtedness;

(e)                                  Guaranty Obligations made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any Subsidiary;

(f)                                    Contingent Obligations consisting of purchase price adjustments and Permitted Earn-Out Obligations;

(g)                                 Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, in each case, so long as such Indebtedness is extinguished within 5 Business Days of the incurrence thereof;

(h)                                 (i) Indebtedness assumed in connection with, or of a Person existing at the time it became a Subsidiary in connection with, a Permitted Acquisition; provided that such Indebtedness existing prior to such Permitted Acquisition and was not created in contemplation thereof and (ii) Permitted Refinancing Indebtedness in respect of Indebtedness permitted by subclause (i) above, in an aggregate principal amount for all such Indebtedness outstanding in reliance on this clause (h) at any time not to exceed $20,000,000;

(i)                                     Permitted Additional Debt and Permitted Refinancing Indebtedness in respect thereof;

(j)                                     Indebtedness constituting Permitted Seller Notes and Existing Seller Notes and Permitted Refinancing Indebtedness in respect thereof;

(k)                                  Indebtedness arising under Swap Contracts entered into in accordance with Section 8.12 and Indebtedness arising under Cash Management Agreements in the ordinary course of business;

(l)                                     Indebtedness incurred by a Securitization Subsidiary in a Permitted Securitization that is not recourse (except for Standard Securitization Undertakings) to the Borrower or any of its Subsidiaries (other than a Securitization Subsidiary); provided that the Borrower would be in compliance on a Pro Forma Basis with Section 8.09 and Section 8.10 hereof;

(m)                               Indebtedness incurred by the Borrower or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations in connection with permitted dispositions of any business, assets or Subsidiary of the Borrower or any of its Subsidiaries;

(n)                                 Indebtedness incurred in the ordinary course of business with respect to surety and appeal bonds, performance and insurance bonds and other similar obligations;

(o)                                 Indebtedness of any Foreign Subsidiary under lines of credit and overdraft facilities extended by any Person to such Foreign Subsidiary, provided, that, in each case, the proceeds of such Indebtedness are used for such Foreign Subsidiary’s working capital and general corporate purposes and provided, further, that the aggregate principal amount of all Indebtedness permitted under this clause at any time outstanding shall not exceed the Dollar equivalent of $3,000,000; and

(p)                                 additional Indebtedness of the Borrower and any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $40,000,000 at any one time outstanding.

8.06                           Transactions with Affiliates.  The Borrower shall not, and shall not permit any Subsidiary to, enter into any transaction with any Affiliate of the Borrower (other than the Borrower or a Subsidiary), except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary as could be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of the Borrower and except for the following:

(a)                                  any employment or severance agreement and any amendment thereto entered into by the Borrower or any Subsidiary in the ordinary course of business;

(b)                                 the payment of reasonable directors’ fees and benefits; provided that the amount of such fees and benefits paid to any Affiliate does not exceed the amount of such fees and benefits paid to any Person that is not otherwise an Affiliate of the Borrower;

(c)                                  the provision of officers’ and directors’ indemnification and insurance in the ordinary course of business to the extent permitted by applicable law;

(d)                                 the payment of employee salaries, bonuses and employee benefits in the ordinary course of business;

(e)                                  any Investment permitted under Section 8.04 and any Restricted Payment permitted under Section 8.08;

(f)                                    any contribution of capital to the Borrower;

(g)                                 sales or leases of goods to Affiliates in the ordinary course of business for less than fair market value, but not for less than cost; and

(h)                                 transactions effected as part of a Permitted Securitization.

8.07                           Burdensome Agreements.  The Borrower shall not, and shall not permit any Subsidiary (excluding any Securitization Subsidiary) to, be a party to any Contractual Obligation (other than (x) this Agreement or any other Loan Document and (y) any financial covenant in any other agreement evidencing Indebtedness permitted hereunder) that limits the ability of any Subsidiary to (a) make Restricted Payments to the Borrower or any Guarantor or to make an equity investment in the Borrower or any Guarantor, (b) create, incur, assume or suffer to exist Liens on property of such Person to secure any of the Obligations or Guaranteed Obligations, (c) transfer property of such Person to the Borrower or any Guarantor or (d) guarantee any of the Obligations or Guaranteed Obligations, except for:

(i)                                      any restriction in effect on the date hereof and set forth on Schedule 8.07;

(ii)                                   any restriction in effect at the time any Person becomes a Subsidiary (including in connection with a Permitted Acquisition) and not entered into in contemplation of such Person becoming a Subsidiary of the Borrower;

(iii)                                restrictions of the type described in clause (b) incurred or provided in favor of any holder of obligations secured by a Lien permitted under Section 8.01 that are applicable to the property subject to such Liens;

(iv)                               customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 8.04 and applicable solely to such joint venture;

(v)                                  customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereunder so long as such restrictions relate solely to the assets or entities subject thereto;

(vi)                               customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any such Subsidiary;

(vii)                            restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business and not otherwise prohibited hereunder;

(viii)                         restrictions in agreements relating to Indebtedness of a Subsidiary that is not a Subsidiary Guarantor that, in the good faith judgment of the Borrower, are customary for financings of such type or that are reasonably required to obtain such financing;

(ix)                                 restrictions that relate to assets or a Subsidiary to be sold of pending the closing of the sale of such assets or Subsidiary;

(x)                                    restrictions that arise solely as a result of a Requirement of Law; and

(xi)                                 restrictions arising from amendments, replacements or renewals of any agreement containing restrictions described in ~~clause~~clauses (i) through (x) above that are not materially more restrictive than the restrictions being replaced.

8.08                           Restricted Payments; Prepayment of Specified Indebtedness.

(a)                                  The Borrower shall not, and shall not permit any Subsidiary to, declare or make any Restricted Payment except that:

(i)                                     the Borrower may pay dividends and make distributions payable solely in Capital Stock (other than Disqualified Capital Stock) of the Borrower;

(ii)                                  the Borrower or any Subsidiary may make cash payments in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Borrower on any of its Subsidiaries;

(iii)                               any Subsidiary may make such Restricted Payments to its equity owners generally on a pro rata basis;

(iv)                              the Borrower may purchase the Borrower’s common stock or common stock options from present or former officers, directors or employees of the Borrower or any Subsidiary upon the death, disability or termination of employment of such officer, director or employee, provided that the aggregate amount of payments under this subclause (iv) shall not exceed $3,000,000 in any twelve-month period;

(v)                                 the Borrower may make additional Restricted Payments (including the payment of dividends and redemption of Capital Stock) in an aggregate amount that, when aggregated with the amount applied to make prepayments of Specified Indebtedness pursuant to Section 8.08(b)(iii), does not exceed $20,000,000 during the term of this Agreement, provided that, if, after giving pro forma effect to the making of such Restricted Payments, the Consolidated Leverage Ratio as of the last day of the most recent quarter for which internal financial statements are available on the date of such Restricted Payment is less than 4.5 to 1.0, such amount shall be increased to $30,000,000;

(vi)                              so long as (x) no Event of Default exists or would result therefrom and (y) the Borrower would be in compliance on a pro forma basis with each of the covenants set forth in Sections 8.09 and 8.10 as of the last day of the most recent quarter for which internal financial statements are available on the date any such Restricted Payment is made and (z) the Consolidated Leverage Ratio as of such date would be less than 3.75 to 1.0, Restricted Payments from the Available Amount; and

(vii)                           the Borrower may make repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants and may repurchase restricted common stock held by present or former officers, directors or employees to the extent representing such Person’s tax liability for vested restricted stock;

; provided that notwithstanding the foregoing, any dividend or distribution permitted by clause (v) or (vi) above shall be permitted to be made pursuant to such clause notwithstanding the occurrence or continuance of a Default or Event of Default so long as such dividend or distribution would have been permitted on the date such dividend or distribution is declared and such dividend or distribution occurs within 60 days from the date of declaration.

(b)                                 The Borrower shall not, and shall not permit any Subsidiary to, make any optional or voluntary payment, prepayment, acquire, repurchase or redemption of, or otherwise optionally or voluntarily defease or segregate funds with respect to, any Specified Indebtedness, except the Borrower and its Subsidiaries may make (i) payments, prepayments, acquisitions, repurchases or redemptions (x) from the proceeds of (or in exchange for) Permitted Refinancing Indebtedness or (y) in exchange for Capital Stock (other than Disqualified Capital Stock) of the Borrower, (ii) so long as (x) no Event of Default exists or would exist after giving effect thereto and (y) the Borrower would be in compliance on a pro forma basis with each of the covenants set forth in Sections 8.09 and 8.10 as of the last day of the most recent quarter for which internal financial statements are available on the date any such payment is made, payments in respect of Specified Indebtedness in an aggregate amount equal to the portion, if any, of the Available Amount that the Borrower elects to apply pursuant to this Section 8.08(b)(ii); (iii) other payments of Specified Indebtedness in an aggregate amount that, when aggregated with the amount applied to make Restricted Payments pursuant to Section 8.08(a)(v), does not exceed $20,000,000 during the term of this Agreement, provided that, if, after giving pro forma effect to the making of such payment, the Consolidated Leverage Ratio as of the last day of the most recent quarter for which internal financial statements are available on the date such payment is made is less than 4.5 to 1.0, such amount shall be increased to $30,000,000 and (iv) so long as no Event of Default shall have occurred and be continuing on the date of such payment, prepayment, acquisition, repurchase or other defeasance or would exist upon giving effect thereto, and the Borrower would be in compliance on a pro forma basis with each of the covenants set forth in Sections 8.09 and 8.10 as of the last day of the most recent quarter for which internal financial statements are available on the date thereof, the Borrower and its Subsidiaries may pay, prepay, acquire, repurchase or otherwise satisfy any Seller Notes.

8.09                           Consolidated Leverage Ratio.

The Borrower will not permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower ending during a period set forth below to exceed the ratio set forth below opposite such period:

Period	Consolidated Leverage Ratio
Effective Date through December 31, 2011	5.00:1.00
January 1, 2012 through September 30, 2012	4.50:1.00
~~October 1, 2012 through September 30, 2013~~	~~4.00:1.00~~
October 1, ~~2013~~2012 and thereafter	~~3.75~~4.00:1.00

8.10                           Consolidated Interest Coverage Ratio.

The Borrower will not permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower ending with the last day of any fiscal quarter ending during a period set forth below to be less than the ratio set forth below opposite such period:

Period	Consolidated Interest Coverage Ratio
Effective Date through September 30, 2011	3.00:1.00
October 1, 2011 through September 30, 2012	3.25:1.00
October 1, 2012 and thereafter	3.50:1.00

8.11                           Capital Expenditures.  The Borrower shall not make or become legally obligated to make any Capital Expenditure, except for (a) Capital Expenditures not exceeding, in the aggregate for the Borrower and its Subsidiaries during each fiscal year, an amount equal to 7.5% of the consolidated net revenues of the Borrower for the preceding fiscal year; provided, however, that up to $15,000,000 of the maximum amount permitted as described above may, if not expended in the fiscal year for which it is permitted above, be carried over for expenditure in the next following fiscal year; and provided, further, if any such amount is so carried over, it will be deemed used in the applicable subsequent fiscal year before the amount permitted based on the amount determined without giving effect to this proviso or the preceding proviso; and (b) Capital Expenditures made as reinvestments of the proceeds of Dispositions and Recovery Events as contemplated by the definition of “Net Cash Proceeds~~”~~.”

8.12                           Swap Contracts.  The Borrower shall not, and shall not permit any Subsidiary to, enter into any Swap Contract, other than Swap Contracts incurred to hedge bona fide business risks and not for speculative purposes.

8.13                           Change in Nature of Business.  The Borrower shall not, and shall not permit any Subsidiary to, engage in any material line of business outside of the healthcare industry or substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business reasonably related or incidental thereto.

8.14                           Amendments of Organization Documents.  The Borrower shall not amend any of its Organization Documents in any manner that would be reasonably likely to result in a Material Adverse Effect.

8.15                           Accounting Changes.  The Borrower shall not make any change in its fiscal year.

8.16                           Amendment, Etc. of Related Documents. The Borrower shall not (a) amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, (b) waive any default under or any breach of any term or condition of any Related Document or (c) take any other action in connection with any Related Document that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of the Agent or any Lender or (d) amend, modify or change in any manner any term or condition of any Specified Indebtedness, except for any refinancing, refunding, renewal or extension thereof permitted by Section 8.05, and except, in the case of each of clauses (a) through (d), as would not be materially adverse to the Lenders (it being understood that changes to interest rates and payments of consent fees shall not be deemed to be materially adverse to the Lenders).

ARTICLE IX

EVENTS OF DEFAULT

9.01                           Event of Default.  Any of the following shall constitute an “Event of Default”:

(a)                                  Non-Payment.  The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

(b)                                 Representation or Warranty.  Any representation or warranty by any Loan Party made or deemed made herein or in any other Loan Document, or contained in any certificate, document or financial or other statement by any Loan Party or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

(c)                                  Specific Defaults.  The Borrower fails to perform or observe any term, covenant or agreement contained in Section 7.03(a), 7.04 (with respect to the Borrower), 7.11 or in any provision of Article VIII; or

(d)                                 Other Defaults.  The Borrower or any other Loan Party fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document to which such Person is a party, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Borrower by the Agent or any Lender; or

(e)                                  Cross-Default.  Any Loan Party (i) fails to make any payment in respect of any Indebtedness or Guaranty Obligation (including Indebtedness in respect of Swap Contracts but excluding intercompany Indebtedness), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) in excess of the Threshold Amount when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Guaranty Obligation (excluding intercompany Indebtedness), and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable, or to be required to be repurchased, prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; or

(f)                                    Insolvency; Voluntary Proceedings.  Any Loan Party (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(g)                                 Involuntary Proceedings.  (i) Any involuntary Insolvency Proceeding is commenced or filed against any Loan Party, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Loan Party’s properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) any Loan Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Loan Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

(h)                                 ERISA.  (i) An ERISA Event shall occur with respect to a Pension Plan or, to the knowledge of the Borrower, Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate under Title IV of ERISA to such Pension Plan or Multiemployer Plan or to the PBGC in an aggregate amount for all such Pension Plans and Multiemployer Plans in excess of the Threshold Amount; or (ii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(i)                                     Judgments.  (i) One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Borrower or any Subsidiary thereof and known to a Responsible Officer involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, in excess of the Threshold Amount, or (ii) one or more non-monetary final judgments is entered against the Borrower or any Subsidiary that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case the same shall remain unsatisfied, unvacated and unstayed pending appeal or otherwise for a period of 30 days after the entry thereof; or

(j)                                     Change of Control.  There occurs any Change of Control; or

(k)                                  Invalidity of Loan Documents.  Any Loan Document is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect (other than in accordance with its terms); any Loan Party (or any Person acting on behalf of any Loan Party) contests in any manner the validity or enforceability of any Loan Document to which it is a party or denies that it has any further liability or obligation thereunder; any Loan Party (or any Person acting on behalf of any Loan Party) contests in any manner the validity, perfection or priority of any Lien on a material portion of the Collateral purported to be covered thereby; or any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 8.01) on a material portion of the Collateral purported to be covered thereby.

9.02                           Remedies.  If any Event of Default has occurred and is continuing, the Agent shall, at the request of, or may, with the consent of, the Required Lenders:

(a)                                  declare the Commitments of the applicable Lenders to make Loans and any obligation of the Issuers to Issue Letters of Credit to be terminated, whereupon such Commitments and obligation shall be terminated;

(b)                                 declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)                                  require that the Borrower Cash Collateralize the L/C Obligations and the Swing Line Loans (in an amount equal to the then outstanding amount thereof); and

(d)                                 exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided that upon the occurrence of any event specified in subsection (f) or (g) of Section 9.01 with respect to the Borrower (or, in the case of clause (i) of subsection (g), upon the expiration of the 60-day period mentioned therein), any obligation of each Lender to make Loans and any obligation of each Issuer to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, any Issuer or any Lender.

9.03                           Rights Not Exclusive.  The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE X

THE AGENT

10.01                     Appointment and Authority.  Each of the Lenders and the Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Agent, the Lenders and the Issuers, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

10.02                     Rights as a Lender.  The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

10.03                     Exculpatory Provisions.  The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Agent:

(a)                                  shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)                                  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.02 and 11.01) or (ii) in the absence of its own gross negligence or willful misconduct.  The Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Agent by the Borrower, a Lender or an Issuer.

The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document; (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith; (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default; (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document; or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

10.04                     Reliance by Agent.  The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuer, the Agent may presume that such condition is satisfactory to such Lender or such Issuer unless the Agent shall have received notice to the contrary from such Lender or such Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05                     Delegation of Duties.  The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Agent.  The Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

10.06                     Resignation of Agent.  The Agent may at any time give notice of its resignation to the Lenders, the Issuers and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed and which consent shall not be required during the existence of an Event of Default), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and consented to by the Borrower (such consent not to be unreasonably withheld or delayed) and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the Issuers, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender and each Issuer directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

Any resignation by Bank of America as Agent pursuant to this Section shall also constitute its resignation as an Issuer and Swing Line Lender.  Upon the acceptance of a successor’s appointment as Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuer and Swing Line Lender, (b) the retiring Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuer to effectively assume the obligations of the retiring Issuer with respect to such Letters of Credit.

10.07                     Non-Reliance on Agent and Other Lenders.  Each Lender and each Issuer acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and each Issuer also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08                     No Other Duties, Etc.  Anything herein to the contrary notwithstanding, no Person listed on the cover page hereof or elsewhere herein as a Joint Lead Arranger, a Joint Bookrunner, the

Syndication Agent or a Co-Documentation Agent shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as a Lender or an Issuer hereunder.

10.09                     Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)                                  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuers and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuers and the Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuers and the Agent under Sections 2.12, 3.08 and 11.04) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuer to make such payments to the Agent and, if the Agent shall consent to the making of such payments directly to the Lenders and the Issuers, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.12 and 11.04.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding.

10.10                     Collateral and Guaranty Matters.  The Agent shall, and the Lenders and the Issuers irrevocably authorize the Agent to, at the sole cost and expense of the Borrower:

(a)                                  release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon termination of the Revolving Commitments and payment in full in cash of all Obligations (other than contingent indemnification obligations, and any Obligations arising under any Rate Swap Document or Cash Management Agreement) and the expiration or termination of all Letters of Credit (other than Supported Letters of Credit), (ii) that is Disposed of or to be Disposed of as part of or in connection with any Disposition or Investment permitted hereunder or under any other Loan Document or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders;

(b)                                 subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(i); and

(c)                                  release any Guarantor from its obligations under the Security Agreement if, after giving effect to such release, the Borrower is in compliance with Section 7.12.

Upon request by the Agent at any time, the Required Lenders will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Security Agreement pursuant to this Section 10.10.

10.11                     Withholding Tax.

(a)                                  (i)  If any Lender is a “foreign corporation, partnership or trust” within the meaning of the Code (a “Foreign Lender”) and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent and the Borrower, to deliver to the Agent and the Borrower:

(A)                              if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form W-8BEN before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

(B)                                if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement; and

(C)                                such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Each such Lender agrees to promptly notify the Agent and the Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(ii)                                  If any Foreign Lender claims exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, such Lender agrees with and in favor of the Agent and the Borrower to deliver to the Agent and the Borrower a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Lender delivers a Form W-8, a certificate representing that such Lender is not a “bank” for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)).

(b)                                 If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of such Obligations.  To the extent of such percentage amount, the Agent will treat such Lender’s IRS Form W-8BEN as no longer valid.

(c)                                  If any Lender claiming exemption from United States withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

(d)                                 If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction.  However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

(e)                                  If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs).  The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

10.12                     Cash Management Agreements and Rate Swap Documents.  No Secured Creditor (in its capacity as a party to a Cash Management Agreement and/or Rate Swap Document) that obtains the benefits of the remedies and application of proceeds provisions contained in any Loan Document by virtue of the provisions hereof shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article X to the contrary, the Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Cash Management Agreements and Rate Swap Documents unless the Agent has received written notice of such Obligations, together with such supporting documentation as the Agent may request, from the applicable Lender (or Affiliate thereof) that is party to such Cash Management Agreement or Rate Swap Document, as applicable and as the case may be.

ARTICLE XI

MISCELLANEOUS

11.01                     Amendments and Waivers.  Except as expressly provided elsewhere in any Loan Document, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Borrower and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

(a)                                  no such waiver, amendment, or consent shall, unless in writing and signed by each Lender directly affected thereby and the Borrower and acknowledged by the Agent, do any of the following:

(i)                                     increase or extend the Commitment of such Lender (or reinstate any Commitment of such Lender terminated pursuant to Section 9.02), except as otherwise provided in Sections 2.17 and 2.18 with respect to increases or extensions of the Commitments;

(ii)                                  postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, reimbursement obligations with respect to Letters of Credit or other amounts due to such Lender hereunder or under any other Loan Document, including any mandatory prepayment required pursuant to Section 2.09(a), or reduce any scheduled or mandatory payment of principal of any Loan;

(iii)                               reduce or forgive the principal of, or the rate of interest specified herein on any Loan, any reimbursement obligations with respect to Letters of Credit or (subject to clause (viii) of the proviso following clause (vii) below) any fees or other amounts payable hereunder or under any other Loan Document;

(iv)                              reduce the percentage specified in the definition of “Required Lenders” or the definition of “Total Percentage”;

(v)                                 amend this Section, Section 2.16 or any provision herein providing for consent or other action by all Lenders;

(vi)                              release all or substantially all of the Guarantors from their obligations under the Security Agreement (other than pursuant to a transaction expressly permitted hereunder) or amend or consent to any waiver of Section 7.12 in a manner that would adversely affect any Lender; or

(vii)                           release all or substantially all of the collateral subject to the Collateral Documents;

and, provided, further, that (i) no amendment, waiver or consent shall affect the rights or duties of any Issuer under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it without the written consent of such Issuer; (ii) no amendment, waiver or consent shall affect the rights or duties of the Agent under this Agreement or any other Loan Document without the written consent of the Agent; (iii) no amendment, waiver or consent shall affect the rights or duties of the Swing Line Lender under this Agreement or any other Loan Document without the written consent of the Swing Line Lender; (iv) no amendment, waiver or consent shall (A) change the definition of “Supported Letter of Credit” or (B) change the provisions of Section 3.07 without, in each case, the written consent of the Required Revolving Lenders; (v) no amendment, waiver or consent shall obligate any Revolving Lender to make a Revolving Loan during the existence of an Event of Default without the written consent of the Required Revolving Lenders; (vi) no change, directly or indirectly, in the definition of “Required Revolving Lenders”, “Required Term Lenders”, “Required Term ~~B~~C Lenders” or “Required Incremental Term Lenders” shall be effective unless in writing and signed by each Revolving Lender, each Term Lender (in the case of any amendment to “Required Term Lenders”) or each Term Lender under the applicable Term Facility (in the case of any amendment to either “Required Term ~~B~~C Lenders” or “Required Incremental Term Lenders”), respectively; (vii) no amendment, waiver or consent shall modify the allocation of any payment between the Classes of Term Loans without the consent of the Required Term Lenders (in making such calculation, disregarding for purposes of this clause (vii) any Term Loans other than any Class which is to receive a lesser payment); and (viii) any Rate Swap Document, any Cash Management Agreement and the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.  Notwithstanding the foregoing, upon the execution and delivery of all documentation required by Section 2.17 or 2.18, as applicable, to be delivered in connection with an Extension Amendment or an increase to the Term Commitments, as the case may be, this Agreement and each other applicable Loan Document (if any) shall be deemed amended without further action by any party to reflect, as applicable, the new Lenders and their new Commitments and any increase or extension in the Commitment or Loans of any existing Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely (other than as a result of the relative size of its Commitment) than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, and in each case subject to Section 2.18, this Agreement may be amended with the written consent of the Agent and the Borrower (in each case, such consent not to be unreasonably withheld or delayed) (i) to add one or more additional term loan facilities to this Agreement (and to make any necessary or desirable changes to implement such additional term loan facilities) and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Agent and approved by the Borrower, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or each Lender directly affected thereby and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 11.07.

11.02                     Notices.

(a)                                  Except as otherwise provided herein, all notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by (i) facsimile transmission, provided that any matter transmitted by the Borrower by facsimile (A) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.02 (or, in the case of a Lender other than Bank of America, in such Lender’s Administrative Questionnaire), and (B) shall be followed promptly by delivery of a hard copy original thereof, and (ii) electronic transmission, as more fully set forth in clause (c) below) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02 (or, in the case of a Lender other than Bank of America, in such Lender’s Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower); or, as directed to the Borrower or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent.

(b)                                 All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed or delivered, upon delivery; provided that notices pursuant to Article II, III or X to the Agent shall not be effective until actually received by the Agent, and notices pursuant to Article III to any Issuer shall not be effective until actually received by such Issuer at the address specified on Schedule 11.02 (or, in the case of an Issuer other than Bank of America, in such

Issuer’s Administrative Questionnaire); and provided, further, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)                                  Notices and other communications to the Lenders and the Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, but only by e-mail as to any electronic communications to any Issuer) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender or Issuer pursuant to Article II if such Lender or Issuer, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic communication.  The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d)                                 Any agreement of the Agent and the Lenders herein to receive certain notices by telephone, facsimile or electronic transmission is solely for the convenience and at the request of the Borrower.  The Agent and the Lenders shall be entitled to rely on the authority of any Person identifying himself or herself as, and reasonably appearing to be, a Person authorized by the Borrower to give such notice and the Agent and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Agent or the Lenders in good faith in reliance upon such telephonic, facsimile or electronic notice.  The obligation of the Borrower to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic, facsimile or electronic notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic, facsimile or electronic notice.

11.03                     No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof;  nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

11.04                     Costs and Expenses; Indemnification.

(a)                                  The Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by the Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, due diligence, negotiation, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); (ii) all reasonable out of pocket expenses incurred by the Issuers in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (iii) all out of pocket expenses incurred by the Agent, any Lender or any Issuer (including the fees, charges and disbursements of one counsel for the Agent, the Lenders and the Issuers in the aggregate), in connection with the enforcement or protection of their respective rights during the existence of any Default or Event of Default (A) in connection with this Agreement and the other Loan Documents, including their rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 The Borrower shall indemnify the Agent, each Agent-Related Person, each Joint Lead Arranger, each Lender, each Issuing Bank and each of the Related Parties of such Person (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of one counsel for all Indemnitees (except to the extent that separate counsel would be required as the result of any conflict of interest)), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, or awarded against any Indemnitee, promptly following written demand therefor setting forth in reasonable detail a description of such claims, damages, losses, liabilities and expenses, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, including the Transaction (including, without limitation, any litigation or proceeding brought by the Acquired Business, its stockholders or Affiliates) or, in the case of the Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents); (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit but excluding, solely as between the Borrower and such Issuer and without affecting the liability of the Borrower to any other Indemnitee, any action or omission for which such Issuer has agreed in writing it is not entitled to indemnification hereunder); (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Claim related in any way to the Borrower or any of its Subsidiaries; or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) arise from disputes between Indemnitees not in the Indemnitees’ capacities as Joint Lead Arrangers or Agent, that does not arise or result from any act or omission by the Borrower or any Subsidiary thereof; (B) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee; or (C) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  In the case of any claim, litigation, investigation or proceeding (any of the foregoing, a “Proceeding”) to which the indemnity in this Section applies, such indemnity shall be effective whether or not such Proceeding is brought by the Borrower, its equity holders or creditors, whether or not an Indemnitee is otherwise a party thereto and whether or not any aspect of the Transaction is consummated.  The Borrower shall not, without the prior written consent of an Indemnitee (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceeding against an Indemnitee in respect of which indemnity could have been sought under this Section 11.04(b) by such Indemnitee unless such settlement (i) includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such Proceeding and (ii) does not include any statement as to any admission.

(c)                                  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) to be paid by it to any Agent-Related Person or any Related Party of such Agent-Related Person, each Lender severally agrees to pay to such Agent-Related Person such Lender’s Total Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such, or against any Related Party acting for such Agent-Related Person in connection with such capacity.  The obligations of the Lenders under this subsection (c) (i) are subject to the provisions of Section 2.16 and (ii) shall not in any way limit the obligations of the Borrower under this Section 11.04.

(d)                                 To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by third parties of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than for direct, actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(e)                                  The obligations in this Section shall survive payment of all other Obligations.  At the election of any Indemnitee, the Borrower shall defend such Indemnitee using legal counsel satisfactory to such Indemnitee in such Person’s sole discretion, at the sole cost and expense of the Borrower.  All amounts owing under this Section shall be paid within 30 days after demand (which demand shall be accompanied by a statement from the applicable Indemnitee setting forth such amounts in reasonable detail).

11.05                     Marshalling; Payments Set Aside.  Neither the Agent nor the Lenders shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations.  To the extent that the Borrower makes a payment to the Agent or the Lenders, or the Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its applicable Percentage of any amount so recovered from or repaid by the Agent.

11.06                     Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the

Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

11.07                     Assignments, Participations, Etc.

(a)                                  Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.07(a), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                              in the case of (1) an assignment of the entire remaining amount of the assigning Lender’s Loans of a particular Class at the time owing to it and the related Commitment (if any) or (2) an assignment to an Affiliate of a Lender, no minimum amount need be assigned; and

(B)                                in any case not described in clause (A) above, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than (1) $5,000,000, in the case of any assignment of Revolving Loans and/or Revolving Commitments or (2) $1,000,000, in the case of any assignment in respect of Term Loans and/or Term Commitments, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among the separate credit facilities hereunder on a non-pro rata basis;

(iii)                               Required Consents.  No consent shall be required for any assignment except to the extent required by clause (i)(B) above and, in addition:

(A)                              the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender or an Affiliate of the assigning Lender or an Approved Fund; provided, that if the Borrower fails to respond to a request for a consent to the assignment within ten Business Days following the date such request is received by the Borrower, then the Borrower shall be deemed to have consented to such assignment;

(B)                                the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Term Commitment or Revolving

Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)                                the consent of each Issuer and the Swing Line Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment in respect of Revolving Loans and/or Revolving Commitments to an Assignee other than a Revolving Lender.

(iv)                              Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The Assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire.

(v)                                 No Assignment to Certain Persons.  No such assignment shall be made (A) to the Borrower or any Affiliate (other than an Affiliated Debt Fund) or Subsidiary of the Borrower or (B) to any Defaulting Lender or any of its Subsidiaries (except by the Defaulting Lender itself), or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)                              No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

(vii)                           Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Agent pursuant to subsection (b) below, from and after the effective date specified in each Assignment and Assumption, the Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.01, 4.03, 4.04 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the Assignee.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (c) below.

(b)                                 Register.  The Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Agent’s Payment Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c)                                  Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural person, a Defaulting Lender, the Borrower or any Affiliate or Subsidiary of the Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrower, the Agent, the Lenders and the Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant.  Subject to subsection (d) below, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.01 and 4.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.07(a).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16 as though it were a Lender.  Each Lender that sells a participating interest under this clause (c) shall, as agent of the Borrower solely for the purposes of this clause (c), record in book entries maintained by such Lender the name and the amount of the participating interest of each Participant entitled to receive payments in respect of such participating interests.

(d)                                 Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 4.01 or 4.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.11 as though it were a Lender.

(e)                                  Certain Pledges.  Any Lender may, without the consent of the Agent or the Borrower, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement

(including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(f)                                    Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g)                                 Resignation as an Issuer or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time any Revolving Lender acting as an Issuer or the Swing Line Lender assigns all of its Revolving Commitment and Revolving Loans pursuant to subsection (a) above, such Person may, as applicable, (i) upon 30 days’ notice to the Borrower, the Lenders and the Agent, resign as an Issuer and/or (ii) upon 30 days’ notice to the Borrower and the Agent, resign as the Swing Line Lender.  In the event of any such resignation of an Issuer or the Swing Line Lender, the Borrower shall be entitled to appoint from among the Revolving Lenders (with the consent of such appointee) a successor Issuer or Swing Line Lender hereunder, as applicable; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of such Person as an Issuer or as the Swing Line Lender, as the case may be.  If a Person resigns as an Issuer, it shall retain all the rights, powers, privileges and duties of an Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in unreimbursed amounts under Letters of Credit pursuant to Section 3.03).  If a Person resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.06(c).  Upon the appointment of a successor Issuer, (a) such successor Issuer shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuer and (b) such successor Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuer to effectively assume the obligations of such retiring Issuer with respect to such Letters of Credit.  Upon the appointment of a successor Swing Line Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender.

(h)                                 Special Purpose Funding Vehicles.  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender is obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof; provided that nothing contained ~~hereing~~herein shall make any SPC a “Lender” for purposes of this Agreement, obligate the Borrower or any other Loan Party to deal with such SPC directly, obligate the Borrower or any other Loan Party to any greater extent than they were obligated to the Granting Lender or increase costs or expenses of the Borrower or any other Loan Party.  Each party hereto hereby agrees that (i) each SPC shall be entitled to the benefits of Sections 4.01 and 4.03 to the same extent as a

Participant (as set forth above), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.

11.08                     Confidentiality.  Each Lender agrees to maintain the confidentiality of all information provided to it by or on behalf of the Borrower or any Subsidiary thereof, or by the Agent on the Borrower’s or such Subsidiary’s behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Borrower or any Subsidiary thereof; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender or its Affiliates, or (ii) was or becomes available on a  non-confidential basis from a source other than the Borrower or a Subsidiary thereof, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Lender; provided that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding involving the Borrower to which the Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender’s independent auditors, trustees and other professional advisors; (G) to any Participant or Assignee, actual or potential, any Eligible Assignee invited to be a Lender pursuant to Section 2.18 or to any direct, indirect, actual or prospective counterparty to any swap, derivative or securitization transaction related to the Obligations, provided that, in each case, such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or any Subsidiary thereof is party with such Lender or such Affiliate; (I) to its Affiliates, provided that such Affiliate is advised of the confidentiality requirements set forth herein and agrees in writing (for the benefit of the Borrower) to keep such information confidential to the same extent required hereunder (it being understood that each Lender shall be liable for the breach by any of its Affiliates of any such confidentiality requirement); and (J) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about such Lender’s investment portfolio in connection with ratings issued with respect to such Lender.  Each Lender will, so long as not prohibited from doing so by any Requirement of Law, notify the Borrower of any request for information of the type referred to in clause (B) or (C) above prior to disclosing such information so that the Borrower may seek appropriate relief from any applicable court or other Governmental Authority.

11.09                     Set-off.  In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender and each of its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all Obligations and/or Guaranteed Obligations owing to such Lender or such Affiliate, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations and/or Guaranteed Obligations may be denominated in a different currency, contingent or unmatured.  Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender or such Affiliate; provided that the failure to give such notice shall not affect the validity of such set-off and application; and provided, further, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 3.11 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations and/or Guaranteed Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

11.10                     Automatic Debits of Fees.  With respect to any commitment fee, arrangement fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, any Issuer or Bank of America under the Loan Documents, the Borrower hereby irrevocably authorizes Bank of America to debit any deposit account of the Borrower with Bank of America in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense (it being understood and agreed that the Agent may from time to time in its sole discretion agree to any other methods of payment); provided that so long as no Event of Default has occurred and is continuing, Bank of America has given notice to the Borrower thereof not later than the date prior to the date of such debit.  If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed so as not to create an overdraft (in whole or in part, in Bank of America’s sole discretion) and such amount not debited shall be deemed to be unpaid.  No such debit under this Section shall be deemed a set-off.

11.11                     Notification of Addresses, Lending Offices, Etc.  Each Lender shall notify the Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

11.12                     Counterparts.  This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

11.13                     Severability.  The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.  Without limiting the foregoing provisions of this Section 11.13, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by

Debtor Relief Laws, as determined in good faith by the Agent or any Issuer or Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.14                     No Third Parties Benefited.  This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, the Joint Lead Arrangers, the Syndication Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

11.15                     Governing Law and Jurisdiction.

(a)                                  THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT THE BORROWER, THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)                                 ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE AGENT AND THE LENDERS CONSENT, FOR THEMSELVES AND IN RESPECT OF THEIR RESPECTIVE PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS.  THE BORROWER, THE AGENT AND THE LENDERS IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.  THE BORROWER, THE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

11.16                     WAIVER OF JURY TRIAL.  THE BORROWER, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  THE BORROWER, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

11.17                     Entire Agreement.  This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrower, the Lenders and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

11.18                     USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the Act.

11.19                     No Fiduciary or Implied Duties.  The Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that in acting as a Lead Agent, no Lead Agent will have responsibility except as set forth in this Agreement and shall in no event be subject to any fiduciary or other implied duties.  The Borrower waives and releases, to the fullest extent permitted by law, any claims that it may have against any Lead Agent with respect to any breach or alleged breach of agency or fiduciary duty.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

HANGER ORTHOPEDIC GROUP, INC.

By:
Name:
Title:

BANK OF AMERICA, N.A., as Agent

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender, as an
Issuer and as Swing Line Lender

By:
Name:
Title:

[LENDERS, as a Lender]

By:
Name:
Title: